      As filed with the Securities and Exchange Commission on June 29, 1999
                                                      Registration No. 333-76103

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                          PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO

                                    Form S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Wave Systems Corp.
             (Exact name of registrant as specified in its charter)

          Delaware                          7379                 13-3477246
(State or other jurisdiction of (Primary standard industrial  (I.R.S. Employer
Incorporation or organization)   classification code number) Identification No.)

                               480 Pleasant Street
                            Lee, Massachusetts 01238
                                 (413) 243-1600
                             (Address, including zip
                               code, and telephone
                             number, including area
                              code, of registrant's
                               principal executive
                                    offices)


                                 Steven Sprague
                      President and Chief Operating Officer
                               Wave Systems Corp.
                               480 Pleasant Street
                            Lee, Massachusetts 01238

                              (413) 243-1600 (Name,
                             address, including zip
                               code, and telephone
                             number, including area
                               code, of agent for
                                    service)

                                    Copy to:
                             Neil W. Townsend, Esq.
                                Bingham Dana LLP
                                 399 Park Avenue
                          New York, New York 10022-4689
                                 (212) 318 7700

         Approximate date of commencement of proposed sale to public: At such time or times after the Registration Statement becomes effective as the Selling Holders may determine.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. /_/




         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The Registrant is hereby amending this Registration Statement on Form S-1 (Registration No. 333-76103) solely to revise the subsection entitled "Recent Developments" included in the "Business" section, on page 33 of the Prospectus, immediately before the "Employees" subsection.

                   SUBJECT TO COMPLETION, DATED JUNE 10, 1999


PROSPECTUS


The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                4,738,703 Shares


                               WAVE SYSTEMS CORP.

                              Class A Common Stock


  This prospectus relates to 4,738,703 shares of Class A Common Stock, par value $.01 per share, of Wave Systems Corp. We are registering these shares on behalf of certain stockholders, to be offered and sold by them from time to time. We are not selling any of these shares and will not receive any proceeds from the sale of these shares. Our Class A common stock trades on the Nasdaq National Market under the symbol "WAVX". The last reported sales price of our Stock on June 4, 1999 was $17.69 per share.


                            ------------------------

      Investing in our Class A Common Stock involves a high degree of risk.
                     See "Risk Factors" beginning on page 7


                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities or determined if this prospectus is accurate or complete. It is illegal for anyone to tell you otherwise.

                            -------------------------


                  The date of this prospectus is June 10, 1999.

                                Table Of Contents

Prospectus Summary..................................................................................      3
Risk Factors........................................................................................      7
Price Range of Common Stock.........................................................................      16
Use of Proceeds.....................................................................................      16
Selected Consolidated Financial Data................................................................      16
Management's Discussion and Analysis of Financial Condition and Results of Operations...............      19
Business............................................................................................      25
Management............................................................................................    35
Security Ownership of Certain Beneficial Owners and Management......................................      38
Certain Relationships and Related Transactions......................................................      39
Description of Securities...........................................................................      41
Selling Security Holders............................................................................      45
Plan of Distribution................................................................................      48
Legal Matters.......................................................................................      49
Experts.............................................................................................      49
Financial Statements................................................................................      F-1




         You should rely only upon the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with additional information or information that is different. This prospectus is not an offer to sell or an invitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to do so. The information contained in this prospectus is accurate as of its date, regardless of the time of the delivery of this prospectus or of any sale of the Class A common stock; changes may have occurred since.

         We own or have rights to trademarks or tradenames that we use in conjunction with the sale of our products. Embassy(TM), WaveMeter(R), WaveNet(R), Great Stuff Network(TM), Second Shift(TM) (the Wave juggler logo), WaveCommerce(TM), Wave Interactive Network(TM), WINPublish(TM), WINPurchase(TM) and CablePC(TM) are trademarks or registered trademarks used by us. All other trademarks and tradenames referred to in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

         The following is a summary, and should be read as such. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial information and statements incorporated by reference in this prospectus. You should carefully consider the factors set forth under the caption "Risk Factors".




Our Business....... Wave Systems Corp. offers powerful, next-generation solutions for electronic commerce , making the process easier, versatile, and more secure for consumers as well as business-to-business applications. We are involved in the research, development, and market testing of the Wave System, which performs the buying transactions in a range of consumer electronic devices, including computers, personal digital assistants, and interactive televisions, for the use of electronic content and services. Electronic content and services refers to any data, graphic, software, video or audio sequence that can be digitally transmitted or stored, as well as access to services such as broadcast or telecommunications services. Examples include archived newspaper and magazine articles, on-line books, music selections, clip-art, photographs and video games. Under our model, electronic content and service providers use the Wave System to allow consumers to purchase one-time, multiple or permanent use of their content or service, using a wide range of payment models including rental, pay-for-use , or outright purchase, much like a phone card or a pay-per-view cable system. We believe that the Wave System can fundamentally change today's centralized e-commerce model by creating a de-centralized distribution and security system under which consumers will be able to make individual purchases of images, text, music or video, or make use of software, all from the consumer's computer or other interactive device. This means that content and services can be consumed with more efficient and flexible pricing, broader distribution opportunities, greater protection against unauthorized usage and with better privacy protection of the consumer's sensitive information.


Our Market......... Our long-term strategy is to achieve broad market acceptance of the Wave System as a standard platform for the delivery of electronic content and services and to build a network of services for this platform. The growth of e-commerce is creating consumer demand for a powerful merchandising interface at the point of purchase, whether in the office or at home. The business world is creating new customer and supplier value chains which require new approaches to the protection of information and content which flows over public, shared networks. Content providers seek a system that will allow consumers to pay royalties easily and quickly for usage while allowing both customized and broad, inexpensive distribution. Consumers in turn seek enhanced control of their individual privacy and secure storage of sensitive information. Our creation of the trusted client model allows important new approaches to addressing issues regarding the authentication of identities, the protection of content and services, and the distribution of electronic commerce transactions. These three capabilities are key to building a network of end-users and conducting e-commerce transactions.

Our Product........ The Wave System consists of an EMBedded Application Security
                    SYstem in consumer devices that provides a core hardware and software foundation for consumers to purchase electronic content and access services on a flexible purchase basis. The EMBASSY platform is a programmable, low cost "system within a system" that can perform independent transactions such as meter pay-per-use of electronic content, store sensitive information such as identities, credit information and account balances, and run secure applications for pay-per-use access to software. The EMBASSY platform is an open model based on security hardware originally designed for use with "smart cards" that can be integrated into personal computers and peripherals, interactive televisions or used as independent components. The WaveMeter application running in the EMBASSY platform allows e-commerce transactions to occur without the expense of a real-time network connection for every transaction. We have started production of a software version of the WaveMeter application that offers many of the features of the hardware version. The WaveMeter server enables electronic content owners to securely sell usage of their intellectual property from a Web site. This secure electronic content delivery service, offered through the WaveMeter server, does not require either the consumer or the publisher to install any additional hardware or software. The EMBASSY securely stores electronic funds and transaction information about the usage of electronic content to be transmitted securely to a WaveNet central transaction processing center periodically. The WaveNet application manages electronic codes for scrambling and unscrambling electronic content, processes credit and usage charges, automatically obtains credit authorization, calculates royalty distributions, and provide user and usage data to electronic content owners. The Wave System is designed to be compatible with existing content delivery systems, such as CD- ROMs and the Internet. Using these Wave-enabled distribution systems, electronic content providers can distribute their products in a secure format and offer them for sale through the EMBASSY platform, which in turn allows consumers to purchase and access the electronic content when desired .


Our Partners........We are pursuing strategic relationships to build new ways of distributing electronic content and services with electronic content providers, network companies, and hardware manufacturers . We have attracted other companies to port their applications and services to the Wave System and its EMBASSY platform, which we believe will in turn increase the value of the system to other potential partners. During 1998 and early 1999, we established relationships with RSA Data Security, NEC Technologies, Pollex Technology, Hewlett-Packard's VerSecure division, Sun Microsystems, SMSC, ITE, IGST, Sarnoff Corp., Hauppauge Computer Systems and WavePhore. In 1999, we hope to expand the number of commitments from hardware manufacturers, including personal computer manufacturers, peripheral companies and other companies involved in e-commerce.

         We are incorporated in Delaware, and we were known previously as Indata Corp. and Cryptologics International, Inc. We changed our name to Wave Systems Corp. in January 1993. Our principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238, and our telephone number is (413) 243-1600.

                                  THE OFFERING


Issuer........................................................... Wave Systems Corp.

Shares of Class A common stock
  offered by the selling stockholders............................ 4,738,703

Class A  common stock outstanding
  as of March 31, 1999........................................... 32,030,921

Voting Rights.................................................... One vote per share

Use of Proceeds.................................................. Wave will not receive any proceeds from sales made hereunder

Listing.......................................................... Nasdaq  National Market

Trading Symbol................................................... WAVX


    Summary Consolidated Financial Information




Statement of operations data:


                            Three Months                                      Year Ended December 31
                               Ended          --------------------------------------------------------------------------
                             March 31,
                               1999            1998             1997              1996             1995              1994
                               ----            ----             ----              ----             ----              ----
                            (unaudited)
Net revenues               $       2,398  $       10,193     $     10,712    $        1,458    $         --    $       --

Operating expenses:            3,487,456      13,383,134       14,788,164         8,869,642       7,404,920     4,193,649
License Fee                      625,000       2,750,000        1,000,000                --               --           --
License Warrant Cost
                                      --      (1,100,000)              --                --               --           --
Net loss                      (3,673,911)    (11,895,944)     (13,897,794)       (8,683,815)      (6,832,866)  (4,271,501)
Accrued dividends on
 preferred stock                   5,400         858,863        2,482,982           870,579           40,600       39,484
 (including accretion of
 assured incremental
 yield on preferred
 stock of $0 in 1999,
 $750,000 in 1998,
 $1,673,000 in 1997 and
 $670,965 in 1996 and
 $3,093,965 since
 inception)
Net loss to common
 stockholders               $(3,679,311)   $(12,754,807)     $(16,380,776)      $(9,554,394)     $(6,873,466)       $(4,310,985)
                            -----------    ------------      ------------       -----------      -----------        -----------
                            -----------    ------------      ------------       -----------      -----------        -----------
Weighted average number
 of common shares
 outstanding during the
 period                      32,148,271      29,299,844        20,943,748        14,956,584       13,794,373         10,503,621

Loss per common share       $      (.11)   $       (.44)     $       (.78)      $      (.64)     $      (.50)       $      (.41)
                            -----------    ------------      ------------       -----------      -----------        -----------
                            -----------    ------------      ------------       -----------      -----------        -----------








                                Period from
                                February 12,
                              1988 (inception)
                                  through
                                  March 31
                                    1999
                                    ----
                                 (unaudited)
                                 -----------

Net revenues                    $     24,761

Operating expenses:               63,711,795
License Fee                        4,375,000
License Warrant Cost
                                  (1,100,000)
Net  loss                        (60,894,318)
                                ------------
Accrued dividends on
 preferred stock                   4,342,758
 (including accretion of
 assured incremental
 yield on preferred
 stock of $0 in 1999,
 $750,000 in 1998,
 $1,673,000 in 1997 and
 $670,965 in 1996 and
 $3,093,965 since
 inception)
Net loss to common
 stockholders                   $(65,237,076)
                                ------------
                                ------------
Weighted average number
 of common shares
 outstanding during the
 period                           12,024,013

Loss per common share           $      (5.43)
                                ------------
                                ------------







         Balance sheet data:                                                       March 31, 1999
                                                                                   --------------
                                                                                      (unaudited)
                                                                                      -----------
         Working Capital                                                            $ 18,246,984
         Total Assets                                                               $ 22,719,922
         Series  A Cumulative Redeemable Preferred  Stock                               $498,601
         Deficit Accumulated During Development                                     $(60,894,318)
                                                                                    ------------
         Total Stockholders' Equity                                                 $ 18,961,888
                                                                                    ------------
                                                                                    ------------


                                  Risk Factors

     We have a history of net losses and expect net losses to continue. If we continue to lose money, our operations will not be financially viable.


          We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations. As of March 31, 1999, we had a deficit accumulated during the development stage of approximately $61 million and working capital of approximately $18.3 million. Our limited operating history offers little information to serve as a basis for evaluating us and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their earlier stage of development encounter, particularly companies in new and rapidly evolving markets, such as online commerce.

         To achieve profitability we must, among other things:

- Convince personal computer manufacturers and distributors of movies, games, financial information and other digital data and electronic content over the Internet to modify their offerings to be used with our products and services;

- Convince consumers to choose to order, purchase and accept products using our products and services;

- Assemble and maintain the necessary resources, especially talented software programmers;

- Develop partnerships to maximize acceptance of our products and services; and

-        Raise additional capital if necessary to support our operations.

         If we do not succeed in these objectives, our business likely will be materially and adversely affected. We may never achieve, or be able to sustain, profitability.



         We may not be able to fund our operations.

         Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. Based on our current operating plan, we believe we have adequate cash to fund our operations through at least September 2000. However, our actual cash requirements may exceed what we have anticipated and we may run out of money. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders' ownership may be diluted, or the shares issued may have rights, preferences or privileges senior to those of our common stock. If we do not have enough money, we may be unable to continue our operations, develop or enhance our products, take advantage of future opportunities or respond to competitive pressures.



         If we are unable to develop a market for our products and services, our business will suffer.

         The market for our services is still immature and is evolving rapidly. Our business will suffer if the market does not accept our products and services. Demand for our products and serviced could drop if:

- providers of products or information in electronic form over the Internet or personal computer manufacturers refuse to modify their offerings so that they may be used with our products and service;

- providers of products or information in electronic form over the Internet refuse to change their business model to allow end-users to use our technology;

-        consumers don't choose to use our technology; or

-        competitors develop superior products or services.

          To be successful, we must, among other things, prove that our technology works and complete its development, respond to any competitive developments, continue to attract, retain and motivate qualified personnel, and market our technology effectively. We have only recently begun introducing our technology to the market.

          Our technologies have not been accepted as standards. To be successful, we must obtain widespread acceptance of our technologies, or modify our products and services to meet whatever industry standards ultimately develop. If we fail to do either, our business will suffer.

         An increasing number of market entrants have introduced or are developing competing products and services to for delivering and receiving payment for products or information in electronic form over the Internet. Critical issues concerning the Internet remain unresolved and may limit the growth of this type of commerce. Delays in the deployment of improvements to the infrastructure for Internet access, including higher speed modems and other access devices, also could hinder the development of the Internet.

         For all of these reasons, it remains uncertain whether commerce over the Internet will continue to grow, our technologies will be generally accepted as a standard model of this type of commerce, or a significant market for our products and services will emerge.



         Our business will not grow if we do not keep pace with rapidly changing technologies.

         Because the market in which we operate is characterized by rapidly changing technology and frequent new product introductions, our success will depend, among other things, upon our ability to improve our products, to develop and introduce new products and services that keep pace with technological developments, to respond to evolving customer requirements and to achieve market acceptance. If we do not identify, develop, manufacture, market and support new products and deploy new services successfully, our business will not grow and our financial results will suffer.



         Our business will suffer if our technologies are not compatible with popular modes of delivery of products and information in electronic form.

         We believe that our system is adaptable to most present modes for the delivery of products and information in electronic form, such as on CD-ROMs, over the Internet and through telecommunications devices. However, these modes of delivery of products and information in electronic form may be replaced by other distribution technologies that are not compatible with our technology.

         The Internet, and online commerce over the Internet, are at an early stage of development and are rapidly evolving. While the Internet is expected to experience substantial growth in the number of users and amount of traffic, Internet infrastructure may not continue to support the increasing demands placed on it by this growth. Break-downs and slow-downs in Internet traffic may slow expansion of its use. Further, the costs of use of the Internet could increase to a degree that reduces its attraction as a platform for electronic commerce.

         Adequate Internet infrastructure and increased online commerce are necessary for us to succeed. If the Internet infrastructure and complementary services are unable to support growth, our business will not grow.

         Problems relating to security, system disruptions and computer infrastructure could negatively affect our business and the business of our customers.

         Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by Internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security, or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.

         The security, piracy and privacy concerns of existing and potential customers and electronic content providers, as well as concerns related to computer viruses, may inhibit the growth of the Internet marketplace generally, and our customer base and revenues in particular. A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts which limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks.



         Competition could reduce our market share and harm our business.

         Our competitors may be able to develop products and services that are more attractive to customers than our products and services . Many of our competitors and potential competitors have substantially greater financial and technical resources, greater name recognition and more extensive customer bases that could be used to gain market share or product acceptance .

         The Wave System competes with conventional information delivery systems, such as on-line services, subscription services on CD-ROM, and services on the Internet. We are also aware of other metering systems which compete directly with the Wave System, and other current and evolving technologies that provide some of its functionality. The Wave System is subject to competition from producers of hardware-based controllers . We compete with producers of software unlocking systems such as Rainbow Technologies, Inc. and Portland Software. In addition to small companies dedicated to specific solutions, many large information industry players are forming alliances and attempting to take advantage of the information delivery options offered by the Internet. The Wave System also competes with electronic commerce payment technologies developed and offered by IBM infoMarket Service, Broadvision Inc., Connect, Inc., CyberCash, Inc., DigiCash and Open Market, Inc.

         Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours.


          If we do not successfully develop and maintain our relationships with strategic partners, our revenues could grow more slowly than expected.

         We depend upon strategic partners in our efforts to establish an installed base of WaveMeters sufficient to convince content providers to use the Wave System for delivery of their content. We are dependent upon semiconductor companies to manufacture functioning WaveMeters in sufficient numbers and at a low enough cost to enable us to convince manufacturers of personal computers to incorporate WaveMeters . We are dependent upon electronic content owners to modify their products to be used with the WaveMeters . These partners may choose not to use our technology and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could have a material adverse impact on the commercial acceptance of our systems. We have no binding commitments from many of our strategic partners, and there can be no assurance that we will enter into definitive agreements or that the terms of such agreements will be satisfactory.



          Software defects or development delays may harm our business.

         We may experience delays in the development of our software products or the software and computing systems underlying our services. In addition, despite testing by us and potential customers, it is possible that our software may nevertheless contain errors. These development delays or errors could have a material adverse effect on our business.

          If we lose our key personnel, or fail to attract and retain additional personnel, our business and growth may suffer.

         We believe that our future success depends upon the continued service of our key technical and management personnel and on our ability to attract and retain highly skilled technical, management, sales and marketing personnel. We are particularly dependent on the skills and contributions of several key individuals, including Peter J. Sprague and Steven Sprague, each of whom may voluntarily terminate their employment with Wave at any time and whose departure would have a material adverse effect on our business. We do not have "key person" life insurance policies on any of our employees. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees is intense and increasing. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.



          We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

         Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets . We cannot assure you that issued patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.

         We rely on trade secrets and proprietary know-how, which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached and we may not have adequate remedies for these breaches. Our trade secrets may also otherwise become known or be independently discovered by competitors. We also rely on copyright to prevent the unauthorized duplication of our software and hardware products. While we have and will continue to protect our software and our copyright interests, copyright laws may not adequately protect our technology. We have submitted three trademark registrations and intend to apply for additional name and logo marks in the United States and foreign jurisdictions, as appropriate, but we cannot assure you that federal registration of any of these trademarks will be granted.



         Claims that our technology may infringe proprietary rights of third parties could have a material adverse effect on our business.

         We are aware of four United States patents, each of which has some claim that is similar to some of the claims we have licensed under the patent discussed above. Based upon what we currently know, some of the claims of each of these patents cover certain material aspects of our technology. Therefore, the commercialization of our technology is subject to the rights of the holder of these patents unless we are able to invalidate or license such claims. Also, the holder of these patents or its licensees could seek to invalidate the claims of the patent which we have licensed and therefore be able to commercialize a technology similar to our technology. We can give no assurance that we would be successful in invalidating such claims or, in turn, avoid having our claims invalidated. Any proceeding involving the validity of these patents would be protracted and costly. If these other four patents are not invalid insofar as their claims relate to our technology, then we would require a license from the holder of these patents to commercialize our technology. Due to the uncertainty as to whether these other patents could be proved to be invalid, we have engaged in preliminary negotiations with the patents holder to obtain a license thereunder. The negotiations have so far not produced any agreement and we cannot assure you that we will be able to obtain a license on acceptable terms, if at all. Our inability to obtain a license, if needed, on commercially reasonable terms or to invalidate the claims would have a material adverse effect on our business and our future operations.

         In January 1996, we received notice from a third party that claimed that our technology infringes upon U.S. and foreign patents it owned. These patents are also currently being litigated by third parties. We are not involved in these proceedings. This company offered to license its patents to us. We are currently obtaining information needed to investigate the merits of this claim. While we believe that there is a viable argument for non-infringement, if we are not able to show non-infringement, then we would require a license from this company to commercialize our technology. We cannot assure you that we would be able to obtain a license on acceptable terms, if at all. Our inability to obtain a license, if needed, on commercially reasonable terms would have a material adverse effect on our business and our future operations.



         Regulation of international transactions may adversely affect our business overseas.

         A variety of U.S. export control laws apply to our technology. We will require export licenses to export certain of our technology outside North America. We cannot assure you that we will be able to obtain licenses for our products. In addition, the regulation of electronic monitoring, transmitting payment instructions or audited usage and financial information varies from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions. Our technology may not be permitted in foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could hurt our business.



          Our stock price is volatile.

         The price of our Class A common stock has been and likely will continue to be subject to wide fluctuations in response to a number of events and factors, such as:

-        quarterly variations in operating results;

- variances of our quarterly results of operations from securities analyst estimates;

- announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

- changes in financial estimates and recommendations by securities analysts;

- the operating and stock price performance of other companies that investors may deem comparable to us; and

-        news reports relating to trends in our markets.

         In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced significant price and volume fluctuations that often have been unrelated to the operating performance of the companies affected by these fluctuations. These broad market fluctuations may adversely affect the market price of our Class A common stock, regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. If we were to become the target of this kind of litigation, the cost in dollars and management attention could be substantial, and the diversion of management's attention and resources could have a material adverse affect on our business.



         We May Be Subject to Conflicts of Interest.

         Our Board of Directors has included, and is likely to include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters where there could be conflicts of interest. Even if such a director does abstain, his presence on the Board could affect the process or the results of the Board's deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.



          Disproportionate voting rights may affect our stock price.

         Our common stock is divided into two classes, Class A common stock and Class B common stock. Each class has different voting rights. Voting rights of Class B common stock permit the holders of Class B common stock to block mergers or similar transactions that are not approved by our Board of Directors and other transactions submitted to stockholders if any person has acquired more than 20% of our outstanding Series A common stock. The disproportionate voting power enjoyed by the Class B common stock holders when voting on questions of control may dissuade a potential merger partner or acquirer, even if the majority of the Class A common stock holders wanted the merger or acquisition to occur, and could depress the market price of the Common Stock.



          Governmental regulation may slow our growth and decrease our profitability.

          There are currently few laws or regulations that apply directly to the Internet. Because our business is dependent in significant respect on the Internet the adoption of new local, state, national or international laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.

          Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.



         Our anti-takeover provisions may discourage future acquisitions and depress our stock price.

         In addition to the anti-takeover effect of the voting rights granted to the holders of Class B common stock, a change of control may be delayed, deferred or prevented by certain provisions of our charter documents, as well as the Board's ability to issue shares of preferred stock without further vote or action by the stockholders. In addition, Delaware law restricts certain business combinations with any "interested stockholder", as defined. This statute may delay, defer, or prevent a change in control of our company. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of our Board of Directors. Certain of these provisions may discourage a future acquisition not approved by our Board in which you might receive an attractive value for your shares or that a substantial number or even a majority of our stockholders might believe to be in their best interest. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so. All of these factors may depress the market price of our Class A common stock.



         Our dividend policies may depress our stock price.

         We have never declared or paid any cash dividends on our common stock. We currently anticipate retaining all future cash earnings, if any, to fund the development and growth of our business and we do not anticipate paying dividends on our common stock for the foreseeable future.



         Year 2000 problems may disrupt our business.

         The Year 2000 issue results from computer programs written using two digits rather than four to define the applicable year. Any of our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. Any failure of our products or systems to operate properly due to Year 2000 problems could require us to incur unanticipated expenses to address associated problems, which could have a material adverse effect on our business.


         We have no plan to ascertain whether the internal systems and products of our potential future customers are Year 2000 compliant. We may in the future be subject to claims based on Year 2000 problems in others' products or issues arising from the integration of multiple products within an overall system. We cannot assure you that we will not in the future be required to defend our products or services or to negotiate resolutions of claims based on Year 2000 issues. The costs of defending and resolving Year 2000-related disputes, and any of our liabilities for Year 2000-related damages, including consequential damages, could have a material adverse effect on our business, operating results and financial condition.

         We do not have any specific contingency plans if any Year 2000 problems develop with respect to our embedded systems or systems acquired from vendors. We will develop contingency plans if we identify instances of noncompliance, and we expect such noncompliance to have a material adverse impact on our operations. The cost of developing and implementing such plans may itself be material.

         Year 2000 issues may affect the purchasing patterns of customers and potential customers in a variety of ways. Many companies are expending significant resources to replace or remedy their current hardware and software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products such as those offered by us. We do not believe that there is any practical way to ascertain the extent of, and have no plan to address problems associated with such a reduction in purchasing resources of its customers. Any such reduction could, however, result in a material adverse effect on our business, operating results and financial condition. The Year 2000 problem is pervasive and complex, as virtually every computer operation will be affected in some way. Consequently, no assurance can be given that Year 2000 compliance can be achieved without significant additional costs.

 Where you can find more information

         We are subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to our obligations under the Exchange Act, we file reports, proxy and information statements and other information with the Securities and Exchange Commission. These reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Securities and Exchange Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials also can be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Securities and Exchange Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (including Wave systems). The address of this site is http://www.sec.gov.

         We have filed a registration statement on Form S-1 with the Securities and Exchange Commission to register under the Securities Act of 1933 the securities that this prospectus offers. In accordance with the rules and regulations of the Securities and Exchange Commission, portions of the registration statement have been omitted from this prospectus. Therefore, this prospectus contains only some of the information in the registration statement. If you would like more information about Wave Systems and the securities this prospectus offers, please refer to the registration statement, which is on file at the offices of the Commission. You may obtain copies of these documents upon payment of the fee, or you may examine them without charge at the offices or via the Web site. When we discuss other documents in this prospectus, we may not provide all of the information about or contained in those other documents. You should not rely upon this prospectus to provide a complete discussion of the contents of other documents. You should refer to those other documents yourself. Whenever we discuss the contents of other documents, we qualify our statements in all respects by reference to the applicable documents on file with the Commission.

         In addition to historical information, this prospectus and the registration statement contain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. These statements and projections about the future involve risks and uncertainties. As a result, we may not be able to accurately predict the future and our actual results may turn out to be materially different from what we anticipate and discuss in this prospectus. In addition, we operate in an industry segment where securities prices may fluctuate dramatically and may be influenced by regulatory and other factors beyond our control. We discuss some of the factors which we believe to be important in the cautionary statements that accompany the forward-looking statements and in the risk factors section of this prospectus, as well as in the risk factors detailed in the other filings we have made with the Securities and Exchange Commission during the past 12 months. Whenever you assess a forward-looking statement in this prospectus, we urge you to read carefully all of the risk factors and cautionary statements in this prospectus, as well as those in our other filings with the Securities and Exchange Commission.

                           Price Range of Common Stock

         The Class A common stock trades on the Nasdaq National Market under the symbol "WAVX". The following table sets forth, for the periods indicated, the high and low closing sales prices per share for the Class A common stock. There is no established trading market for our Class B common stock.






                                                                         HIGH                     LOW
                                                                         ----                     ---
Three Months Ended March 31, 1999
  First Quarter (January 1, 1999-March 31, 1999)                        $27.50                   $3.72

                                                                         HIGH                     LOW
                                                                         ----                     ---
Year Ended December 31, 1998
  First Quarter (January 1, 1998-March 31, 1998)                         $1.68                   $0.97
  Second Quarter (April 1, 1998-June 30, 1998)                            4.75                    1.56
  Third Quarter (July 1, 1998-September 30, 1998)                         4.56                    2.25
  Fourth Quarter (October 1, 1998-December 31, 1998)                      5.63                    2.44

                                                                         HIGH                     LOW
                                                                         ----                     ---
Year Ended December 31, 1997
  First Quarter (January 1, 1997-March 31, 1997)                         $3.00                    1.56
  Second Quarter (April 1, 1997-June 30, 1997)                            1.81                    1.25
  Third Quarter (July 1, 1997-September 30, 1997)                         2.00                    0.94
  Fourth Quarter (October 1, 1997-October 23, 1997)                       1.94                    1.06
Fourth Quarter (October 24, 1997-December 31, 1997)                       2.00                    0.63







         As of June 8, 1999, there were approximately 602 holders of our Class A common stock. As of such date, there were 40 holders of our Class B common stock.

         On June 4, 1999, the last sale price reported on the Nasdaq National Market for the Class A common stock was $17.69.


         We have never declared or paid any cash dividends on our capital stock. We currently anticipate that we will retain all future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

                                 Use Of Proceeds

          The selling stockholders will receive all of the net proceeds from sales of the Class A common stock sold pursuant to this prospectus.

                      Selected Consolidated Financial Data

         The following table sets forth our selected consolidated financial data for the three months ended March 31,1999 and as of the end of, and for each of the years in the five-year period ended December 31, 1998, and for the period from February 12, 1988 (inception) through March 31, 1999. The selected consolidated financial data as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been derived from and should be read in conjunction with the consolidated financial statements of the Company which have been audited by KPMG LLP, independent certified public accountants, whose report appears elsewhere in this prospectus.

Statement of operations data






                          Three months
                             ended                                    Year Ended December 31
                            March 31      ---------------------------------------------------------------------------
                              1999            1998             1997           1996            1995           1994
                          -------------   ------------    ------------    ------------    ------------    -----------
                               (unaudited)
Net revenues              $      2,398    $     10,193    $     10,712    $      1,458    $       --      $        --

Operating expenses:
Selling, general and
 administrative              2,401,046       9,874,166       7,983,151       5,560,620       4,080,185       2,432,283

Write-off of Goodwill             --              --           769,886            --              --              --

Aladdin Technology
 License Expense                  --              --         3,889,000            --              --              --

Research and
 development                 1,086,410       3,508,968       2,146,127       3,309,022       3,324,735       1,761,366
                          ------------    ------------    ------------    ------------     -----------    ------------
                             3,487,456      13,383,134      14,788,164       8,869,642       7,404,920       4,193,649
                          ------------    ------------    ------------    ------------     -----------    ------------

Other income (expense):
License  Fee                   625,000       2,750,000       1,000,000            --              --              --

License Warrant Cost
                                            (1,100,000)            --             --              --              --

Net interest and other
 income (expense)             (813,853)       (173,003)       (120,342)        184,369         572,054         (77,852)
                          ------------    ------------    ------------    ------------     -----------    ------------

Net loss                    (3,673,911)    (11,895,944)    (13,897,794)     (8,683,815)     (6,832,866)     (4,271,501)

Accrued dividends on
 preferred stock                 5,400         108,863         809,982         199,614          40,600          39,484
                          ------------    ------------    ------------    ------------     -----------    ------------

Assured incremental
 yield                            --           750,000       1,673,000         670,965            --              --
                          ------------    ------------    ------------    ------------     -----------    ------------

Net loss to common
 stockholders             $ (3,679,311)   $(12,754,807)   $(16,380,776)   $ (9,554,394)   $ (6,873,466)   $ (4,310,985)
                          ------------    ------------    ------------    ------------     -----------    ------------
                          ------------    ------------    ------------    ------------     -----------    ------------

Weighted average
 number of common
 shares outstanding
 during the period          32,148,271      29,299,844      20,943,748      14,956,584      13,794,373      10,503,621

Loss per common share     $       (.11)   $       (.44)   $       (.78)   $       (.64)   $       (.50)   $       (.41)
                          ------------    ------------    ------------    ------------     -----------    ------------
                          ------------    ------------    ------------    ------------     -----------    ------------







                          Period from
                          February 12,
                              1988
                           (inception)
                             through
                             March 31
                              1999
                           (unaudited)
Net revenues              $     24,761

Operating expenses:
Selling, general and
 administrative             39,711,718

Write-off of Goodwill          769,886

Aladdin Technology
 License Expense             3,889,000

Research and
 development                19,341,191
                          ------------
                            63,711,795
                          ------------
Other income (expense):

License  Fee                 4,375,000

License Warrant Cost        (1,100,000)

Net interest and other
 income (expense)             (482,284)
                          ------------
Net loss                    60,894,318)

Accrued dividends on
 preferred stock             1,248,793
                          ------------
Assured incremental
 yield                       3,093,965
                          ------------
Net loss to common
 stockholders             $(65,237,076)
                          ------------
                          ------------
Weighted average
 number of common
 shares outstanding
 during the period          12,024,013

Loss per common share     $      (5.43)
                          ------------
                          ------------



Balance sheet data

                                March 31                                     December 31
                                --------        ---------------------------------------------------------------------
                                 1999           1998            1997             1996            1995            1994
                                 ----           ----            ----             ----            ----            ----
                              (unaudited)
Working capital (deficiency)   $ 18,246,984    $ (3,778,895)   $   (669,041)   $  3,197,519    $  5,458,512    $ 12,463,502

Total assets                     22,719,922       2,057,812       1,678,213       6,237,219       7,754,042      13,766,864

Current liabilities               3,259,433       4,840,989       1,949,886         937,163       1,210,778         867,145

Long-term liabilities                  --              --           522,124         465,500            --              --


Series A Cumulative
   Redeemable Preferred
   Stock                            498,601         493,201         471,601         432,334         390,534         349,934

Series B Cumulative
   Convertible Preferred
   Stock                               --              --              --           195,520            --              --

Series C Cumulative
   Convertible Preferred
   Stock                               --              --              --         2,647,742            --              --

Deficit accumulated during
   the development stage        (60,894,318)    (57,220,407)    (45,324,463)    (31,426,669)    (22,742,854)    (15,909,988)


Total stockholders' equity
   (deficiency)                $ 18,961,888    $ (3,276,378)   $   (743,274)   $  1,558,960    $  6,152,730    $ 12,549,785


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Overview



         Wave is creating a new electronic commerce model for digital information and services based on client-side security, transactions and trust. Since our inception in February of 1988, we have devoted substantially all of our efforts and resources to research, feasibility studies, design, development, and market testing of a distributed trust system that enables client based transactions, including the metered usage of electronic content and services (the "Wave System"). Electronic content and services refers to any data, graphic software, video or audio sequence that can be digitally transmitted and/or stored. As our research and development activities matured, we were able to devote increased resources to the creation of content distribution services, market development and the application of the Wave System to end-user services. During 1998 we established relationships with RSA Data Security, NEC Technologies, Pollex Technology, Hewlett-Packard's VerSecure division, Sun Microsystems, SMSC, ITE, IGST, Sarnoff, Hauppauge Computer Systems and WavePhore. We received payments of $1 million and $4 million pursuant to a joint venture agreement with Internet Technology Group, PLC ("ITG"), a United Kingdom company, and have recognized $3.75 million to date as license fees. We also recorded a net cost of $1.1 million for an exchange of warrants between us and ITG for 1,000,000 shares of common stock in each of the companies, which is to occur upon attainment of the final milestones and payment of the final installment of the license fee. From inception through March 31, 1999, we have realized only minimal operating revenues, and do not anticipate significant revenues in the near future. There are numerous risks that could adversely affect our efforts to achieve profitability.

Results of operations


         Three Months Ended March 31, 1999 and 1998

         For the three months ended March 31, 1999, we had only minimal operating revenues.

         Research and development expenses for the three months ended March 31, 1999 were $1,086,410, as compared to $538,821 for the comparable period of 1998, an increase of 102%. This increase is primarily attributable to an increase in headcount and consulting-related expenses during the first three months of 1999.

         Selling, general and administrative expense for the three months ended March 31, 1999 were $2,401,046, as compared to $1,420,875 for the comparable period of 1998, an increase of 69%. This substantial increase is primarily attributable to an increase in personnel, trade shows, equipment and other related costs associated with the development and marketing of new applications and new markets for our technology.

         Interest expense for the three months ended March 31, 1999 was $830,465, as compared to interest expense of $11,400 for the comparable period of 1998. This increase in interest expense is primarily attributable to a non-cash expense of approximately $666,000 for the value of warrants to acquire 275,000 shares of Common Stock issued as part of the bridge loan financing, and a non-cash interest charge of approximately $151,000 on a note to Southeast Interactive Technologies Fund I. On October 18, 1998, we amended the Southeast Interactive Technologies note so that it was convertible at any time from April 1, 1999 to April 18, 1999, reducing the conversion price to $0.95 per share. Additional warrants for 75,000 shares were issued as part of this amendment, and the fair value of these warrants was $106,000. Additionally, the fair value of the reduced conversion price was $274,000. We amortized such amounts as additional interest expense from the date that the note was amended and the warrant issued through the earliest conversion date of April 1, 1999. For the three months ended March 31, 1999, approximately $151,000 of the value of the reduced conversion rate was recorded as interest expense.

         We recognized $625,000 of license fees from the Internet Technology Group, PLC, pursuant to a licensing technology agreement executed in 1997.

         Due to the reasons set forth above, our net loss for the three months ended March 31, 1999 was $3,673,911. We did not receive any cash license fee payments in the three months ended March 31, 1999 and the net loss for this period to common stockholders was $3,679,311.



         Years ended December 31, 1998 and 1997

         For the years ended December 31, 1998 and December 31, 1997 we had only minimal operating revenues.

         Selling, general and administrative expenses for the year ended December 31, 1998 were $9,874,166 as compared with $7,983,151 for 1997. The increase in selling, general and administrative expenses was primarily attributable to increased headcount, as well as trade-show related expenses.

         In the third quarter of 1997 we wrote off approximately $770,000 of Goodwill recorded for the Win acquisition because we were uncertain as to whether the anticipated future operations of the business would be sufficient to justify the carrying value.

         Research and development expenses for the year ended December 31, 1998 were $3,508,968 as compared with $2,146,127 for 1997. The increase in research and development expenses is attributable to increased headcount and consulting-related expenses.

         License fee income for the year ended December 31, 1998 was $2,750,000, as compared with $1,000,000 for 1997. The $2,750,000 for the year ended December 31, 1998 is before a charge of $1.1 million related to our net cost of a warrant we are obligated to issue to ITG as part of the technology licensing agreement. The $1.1 million charge includes the estimated fair value of the ITG warrant that we will receive as part of the warrant exchange. The license fee for both 1998 and 1997 were portions of a $5 million fee paid by ITG to us as part of a joint venture agreement under which ITG receives the right to market the Wave technology in European and Middle Eastern markets.

         Net interest expense for the year ended December 31, 1998 was $173,003 as compared with net interest expense of $120,342 for 1997. The increase in interest expense for the year ended December 31, 1998 was primarily attributable to the restated and amended note for Southeast Interactive Technologies Fund I (see Note 5), offset by an increase in interest-bearing assets. Interest income of $55,282 for the year ended December 31, 1997 was attributable to the interest earned on marketable securities purchased with proceeds from the issuance our convertible preferred stock in May 1996. We held no marketable securities at December 31, 1998.

         Due to the reasons set forth above, our net loss was $11,895,944 for the year ended December 31, 1998, as compared with $13,897,794 for 1997.



        Years ended December 31, 1997 and 1996

        For the years ended December 31, 1997 and December 31, 1996 we had only minimal operating revenues.

        Selling, general and administrative expenses for the year ended December 31, 1997 were $7,983,151 as compared with $5,560,620 for 1996. The increase in selling, general and administrative expenses was primarily attributable to development and marketing of new applications of our technology as well as accrued expenses related to the ITG Joint Venture Agreement, and bonuses and salary increases.

        In the third quarter of 1997 we wrote off approximately $770,000 of Goodwill recorded for the Win acquisition because we were uncertain as to whether the anticipated future operations of the business would be sufficient to justify the carrying value.

        Research and development expenses for the year ended December 31, 1997 were $2,146,127 as compared with $3,309,022 for 1996. The decrease in research and development expenses is attributable in part to a license agreement with Aladdin Knowledge System, whereby we licensed Aladdin's Hasp technology for a share in content revenues as well as cash and warrants totaling $3,889,600. More generally, the decrease in research and development is attributable to the shift in our focus from research and development to commercialization and marketing and personnel adjustments consequent thereto.

        In July of 1997, we entered into a joint-venture with Internet Technology Group, PLC (ITG), a United Kingdom Internet service provider. Pursuant to the joint venture agreement, we will receive a license fee of up to $5 million in exchange for the joint venture's right to market our technology in European and Middle Eastern markets. During the third quarter of 1997, we received $1.0 million from the joint-venture representing partial payment of the license fee, with the remaining payment to be made upon our attaining certain milestones related to the number of Wave Meters distributed. The amount received was recorded as deferred license fee income in the third quarter as it was uncertain whether we had met the contractual requirements required in order to have earned the first payment. During the fourth quarter of 1997, we met these requirements and recorded the $1 million as a license fee. Also, we accrued $490,000 in the fourth quarter for expenses related to our obligation to assist the joint-venture in setting up the Wave system in the designated markets. These costs are included in selling, general and administrative expense. Additionally, upon attainment of the final milestones and final cash payment by ITG, we and ITG will exchange warrants for 1 million shares of the other company.

        Net interest expense for the year ended December 31, 1997 was $120,342 as compared with net interest income of $184,369 for 1996. Interest income of $55,282 for the year ended December 31, 1997 was attributable to the interest earned on proceeds from the issuance of our convertible preferred stock in May of 1996. Interest income of $194,766 for the year ended December 31, 1996 was attributable to the interest earned on proceeds from the issuance of our convertible preferred stock in May of 1996. We held no marketable securities at December 31, 1997.

        Due to the reasons set forth above, our net loss was $13,897,794 for the year ended December 31, 1997, as compared with $8,683,815 for 1996.



Liquidity and capital resources

         We have experienced net losses and negative cash flow from operations since our inception, and, as of March 31, 1999, had a $60,894,318 deficit accumulated during the development stage, and stockholders' equity of $18,961,888. We have financed our operations through March 31, 1999 principally through:

- the private placement of Class A and B Common Stock for an aggregate amount of $31,201,931 before expenses ;


- the issuance of $2,873,250 in aggregate principal amount of our 10% Convertible Notes and 15% Notes (of which $2,098,250 was converted into Class B Common Stock);

- the sale of 3,728,200 shares of our Class A Common Stock in an initial public offering raising approximately $15,711,000 after expenses;

- the private placement of 800,000 shares of Class A Common Stock raising $800,000 before expenses ; and

- the private placements of convertible preferred stock for an aggregate amount of $13,350,000 before expenses .

          At March 31, 1999, we had $21,354,954 in cash and cash equivalents. At December 31, 1998, we had $1,057,094 in cash and cash equivalents. We did not hold any marketable securities at March 31, 1999 or December 31, 1998. The increase in cash and cash equivalents is primarily attributable to cash proceeds from private placements during the first quarter of 1999. In January 1999, we issued a $2 million convertible promissory note , which was subsequently converted into Class A common stock in March 1999. We also completed a $23 million private placement with institutional, strategic and accredited investors in March 1999. On March 6, 1998, we sold 150,000 shares of newly created Series G Convertible Preferred Stock to one accredited investor at a price of $20 per share, for an aggregate purchase price of $3,000,000, which was converted into 2,771,596 shares of Class A Common Stock. We also issued warrants to purchase a total of 225,000 shares of Class A Common Stock at an exercise price of $1.38 per share, exercisable until October 9, 2002. On October 19, 1997, the Company's Series A Cumulative Redeemable Preferred Stock became redeemable for a total amount of $468,000, for which demand for redemption has been made.

         As of December 31, 1998, we had available net operating loss carryforwards for Federal income tax purposes of approximately $47.6 million. Because of the "change in ownership" provisions of the Tax Reform Act of 1986, our net operating loss carryforwards may be subject to an annual limitation on the utilization of these carryforwards against taxable income in future periods if a cumulative change in ownership of more than 50 percent of Wave occurs within any three-year period. We have made no determination concerning whether there has been such a cumulative change in ownership. However, we believe that it is likely that such a change in ownership occurred prior to or following the completion of our initial public offering in September 1994.

         At March 31, 1999, we had working capital of $18,246,984. We expect we may incur substantial additional expenses resulting in significant losses at least through the period ending December 31, 1999, due to minimal revenues and increased sales and marketing expenses associated with initial market entry, and continued research and development costs.

         We anticipate that our existing capital resources will be adequate, however, to satisfy our capital requirements into the third quarter of 2000. In order to continue operations beyond the third quarter of 2000, we will need to raise additional funds through public or private financings. We have no current commitment to obtain additional funds, nor can we state the amount or source of such additional funds.

         In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Under this concept, all revenues, expenses, gains and losses recognized during the period are included in income, regardless of whether they are considered to be results of operations of the period. SFAS 130, which we adopted effective January 1, 1998, did not impact our consolidated financial statements.

         In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report selected information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131, which we adopted effective January 1, 1998, did not impact our consolidated financial statements and footnote disclosures, as we operate in one segment.

         The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Standards Number 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and hedging, requiring recognition of all derivatives as either assets or liabilities in the statement of financial position measured at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. We do not expect the effects of adopting SFAS 133 to have a material impact on our financial condition, results of operations or cash flows.

         The AICPA Accounting Standards Executive Committee recently issued Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software, and is effective for fiscal years beginning after December 15, 1998. The statement also requires that costs related to the preliminary project stage and post implementation/operations stage in an internal-use computer software development project can be expensed as incurred. We will comply with the provisions of SOP 98-1 in fiscal 1999. We do not expect that the adoption of this SOP to have a material impact on our financial position or results of operations.

         The AICPA Accounting Standards Executive Committee recently issued SOP 98-5, Reporting on the Costs of Start-Up Activities. This Statement requires that costs incurred during start-up activities, including organization costs, be expensed as incurred, and is effective for fiscal years beginning after December 15, 1998. We will comply with the provisions of SOP 98-5 in fiscal 1999. We do not expect the adoption of this SOP to have an impact on our financial position or results of operations.



Impact of Year 2000 issue



         The Year 2000 issue results from computer programs written using two digits rather than four to define the applicable year. Any of our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.



         We have made an assessment with regard to whether our own internal information systems are Year 2000 compliant. Since January 1998, in addition to updating employee computers and workstations, we have upgraded various accounting, telecommunications, customer care systems and transaction systems at an aggregate cost of approximately $620,000, with systems that are warranted by the vendors to be Year 2000 compliant. To the extent we purchase additional systems, we require that such systems are warranted by the vendors to be Year 2000 compliant. We continue to seek assurances from our existing vendors whose systems are not warranted to be Year 2000 compliant that such systems will be Year 2000 compliant. We employ a manager of management information systems, whose responsibilities include oversight of Year 2000 compliance. We do not separately track the internal costs incurred for Year 2000 projects, which are principally the related payroll costs for our information systems personnel. Although we do not believe that any additional Year 2000 compliance-related costs will be significant, we cannot assure you that costs incurred to address unanticipated issues would not have a material adverse effect on our business, operating results and financial conditions. Any failure of third-party equipment or software comprising any part of our systems to operate properly with regard to Year 2000 and thereafter could require us to incur unanticipated expenses to address associated problems, which could have a material adverse effect on our business, operating results and financial condition.



         We believe, based on an internal assessment, that the current versions of our software products are Year 2000 compliant. We have no plan to ascertain whether the internal systems and products of our potential future customers are Year 2000 compliant. We may in the future be subject to claims based on Year 2000 problems in others' products or issues arising from the integration of multiple products within an overall system. Although we have not been involved in any litigation or proceeding to date involving our products or services related to Year 2000 issues, we cannot assure you that we will not in the future be required to defend our products or services or to negotiate resolutions of claims based on Year 2000 issues. The costs of defending and resolving Year 2000-related disputes, and any of our liabilities for Year 2000-related damages, including consequential damages, could have a material adverse effect on our business, operating results and financial condition.

         We do not have any specific contingency plans if any Year 2000 problems develop with respect to our embedded systems or systems acquired from vendors. Contingency plans will be developed if we identify instances of noncompliance, and such noncompliance is expected to have a material adverse impact on our operations. The cost of developing and implementing such plans may itself be material.

         Year 2000 issues may affect the purchasing patterns of customers and potential customers in a variety of ways. Many companies are expending significant resources to replace or remedy their current hardware and software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products such as those offered by us. We do not believe that there is any practical way to ascertain the extent of, and have no plan to address problems associated with such a reduction in purchasing resources of our customers. Any such reduction could, however, result in a material adverse effect on our business, operating results and financial condition. The Year 2000 problem is pervasive and complex, as virtually every computer operation will be affected in some way. Consequently, you should understand that Year 2000 compliance may not be achieved without significant additional costs to us.

                                    Business



         Wave Systems Corp. offers powerful, next-generation solutions for electronic commerce , making the process easier, versatile, and more secure for consumers as well as business-to-business applications. We are involved in the research, development, and market testing of the Wave System, which performs the buying transactions in a range of consumer electronic devices, including computers, personal digital assistants, and interactive televisions, for the use of electronic content and services. Electronic content and services refers to any data, graphic, software, video or audio sequence that can be digitally transmitted or stored, as well as access to services such as broadcast or telecommunications services. Examples include archived newspaper and magazine articles, on-line books, music selections, clip-art, photographs and video games. Under our model, electronic content and service providers use the Wave System to allow consumers to purchase one-time, multiple or permanent use of their content or service, using a wide range of payment models including rental, pay-for-use, or outright purchase, much like a phone card or a pay-per-view cable system. We believe that the Wave System can fundamentally change today's centralized e-commerce model by creating a de-centralized distribution and security system under which consumers will be able to make individual purchases of images, text, music or video, or make use of software, all from the consumer's computer or other interactive device. This means that content and services can be consumed with more efficient and flexible pricing, broader distribution opportunities, greater protection against unauthorized usage and with better privacy protection of the consumer's sensitive information.



         We believe that the Wave System can fundamentally change today's centralized e-commerce model by creating a distributed trust and security system, where transactions are executed and recorded in the consumer's devices, at the consumer's location. This means that electronic content and services can be consumed with more efficient and flexible pricing, broader distribution opportunities, greater protection against unauthorized usage and secure, low-cost, and accurate data on the usage of the products and services.



         The Wave System consists of an EMBedded Application Security SYstem in consumer devices that provides a core hardware and software foundation for consumers to purchase electronic content and access services on a flexible purchase basis. The EMBASSY platform is a programmable, low cost "system within a system" that can perform independent transactions such as meter pay-per-use of electronic content , store sensitive information such as identities, credit information and account balances, and run secure applications for pay-per-use access to software. The EMBASSY platform is an open model based on security hardware originally designed for use with "smart cards" that can be integrated into personal computers and peripherals, interactive televisions or used as independent components. The WaveMeter application running in the EMBASSY platform allows e-commerce transactions to occur without the expense of a real-time network connection for every transaction.

         The EMBASSY securely stores electronic funds and transaction information about the usage of electronic content to be transmitted securely to a WaveNet central transaction processing center periodically. The WaveNet application manages electronic codes for scrambling and unscrambling electronic content, processes credit and usage charges, automatically obtains credit authorization, calculates royalty distributions, and provide user and usage data to electronic content owners. The Wave System is designed to be compatible with existing content delivery system, such as CD- ROMs and the Internet. Using these Wave-enabled distribution systems, electronic content providers can distribute their products in a secure format and offered them for sale through the EMBASSY platform, which in turn allows consumers to purchase and access the electronic content on an as-desired basis.

         In order to achieve broad market acceptance of the Wave System, we pursue strategic relationships with major computer manufacturers and technology suppliers, and promote the use of the

EMBASSY platform to electronic content owners, particularly developers and distributors of entertainment, audio, broadcast and educational software. We believe that the EMBASSY platform can manage subscribers and usage of electronic content independent of the type of content or network on which it is delivered. This means that electronic content can be delivered on CD-ROM, high-speed wired and wireless broadcasting, and other forms of transmission.

         We believe that the Wave System provides a powerful merchandising interface for electronic content and services at the point of purchase. This is an enticement to consumers to sample electronic content that they are considering purchasing. The Wave System provides the consumer with enhanced control of their individual privacy and secure storage of sensitive information. The Wave System facilitates the payment of royalties to content providers and service partners while allowing both customized and broad, inexpensive distribution to customers.

          We recently enhanced the Wave System to make it acceptable as an open industry standard for a broad range of security and e-commerce functions in end user-devices. We have been successful in attracting other companies to port their applications and services to the Wave System and our EMBASSY platform, which we believe will increase the value of the system to potential deployment partners. These strategic relationships have generated what we believe to be significant joint marketing benefits in our efforts to promote the Wave System to manufacturers of computers and electronic consumer goods and the electronic content industry.



         During 1998, we established relationships with RSA Data Security, NEC Technologies, Pollex Technology, Hewlett-Packard's VerSecure division, Sun Microsystems, SMSC, ITE, IGST, Sarnoff, Hauppauge Computer Systems and WavePhore. We also received a payment of $4 million pursuant to a joint venture agreement with Internet Technology Group, PLC ("ITG"), a United Kingdom company.


         In 1999, we will seek to continue to expand our commitments from additional hardware manufacturers, including personal computer manufacturers, peripheral companies and companies involved in the commerce of electronic content and services, both in North America and overseas.


         Additionally, we have also developed the WaveMeter server, a production software version of the WaveMeter application that offers some of the features of the hardware version and has been implemented as part of our Internet commerce server. The WaveMeter server enables content owners to secure and sell their intellectual property from a web site. The e-commerce services offered through the Wave Meter server do not require the consumer or publisher to install any additional hardware or software.



         Significant uncertainty currently exists with respect to the adequacy of current funds to support our activities. This uncertainty will continue until a positive cash flow from operations can be achieved. Additionally, we are uncertain as to the availability of financing from other sources to fund any cash deficiencies.

         In order to reduce these uncertainties, we are currently evaluating additional financing options and may therefore elect to raise capital, from time to time, through equity or debt financings in order to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. In January, 1999, we issued a convertible promissory note in aggregate principal amount of $2 million, which was subsequently converted into Class A Common Stock in March, 1999, in addition to and following our completion of an additional $23 million private placement with institutional, strategic and accredited investors. We cannot assure you, however, that we can raise additional financing in the future.

         As of October 19, 1997, we became obligated to redeem for approximately $465,000 all of the outstanding shares of the Series A Redeemable Preferred Stock issued to a certain individual pursuant to the terms of the Restated Certificate of Incorporation. As of March 31, 1999, our total obligation (principal plus interest) under the Series A redemption was $498,601 and it continues to accrue dividends and interest. We have not redeemed such shares as of March 31, 1999, but as of April 28, 1999, a demand for redemption has been made.



         We presently have no material commitments for capital expenditures. However, in order to bring the Wave System to market, we anticipate spending additional amounts on contracting for software development, licensing key technologies, and inventory items such as computer chips and boards, additional hardware, and related materials. Such spending will vary based on our performance.



         Our Class A common stock was traded on the Nasdaq National Market from the inception of public trading until October 3, 1997, when we became listed on the Nasdaq SmallCap Market, due to our inability to meet certain listing criteria. Later that month we were delisted from the Nasdaq SmallCap Market, and our stock was traded on the Over-the-Counter Bulletin Board until May 27, 1999, when it was again listed on the Nasdaq National Market . We cannot assure you, however, that we will not in the future be unable again to satisfy Nasdaq's listing criteria. In order for us to maintain a listing on the Nasdaq National Market , we must continue to meet the Nasdaq continuing listing criteria on an ongoing basis. The future removal of our Class A common stock from listing on the Nasdaq National Market may have a negative effect on the market price of our common stock and on the ability of stockholders and investors to buy and sell shares of the Class A common stock in the public markets, and consequently our ability to raise capital in the future.

         We were incorporated in Delaware under the name Indata Corp. on August 12, 1988. We changed our name to Cryptologics International, Inc. on December 4, 1989. We changed our name again to Wave Systems Corp. on January 22, 1993. Our principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238 and our telephone number are (413) 243-1600.



         We are a development stage company and have realized minimal operating revenues since our inception. At December 31, 1998 we had an accumulated deficit of approximately $57.2 million. There can be no assurance that we will be successful in achieving commercial acceptance of the Wave System.

The Wave System



         The Wave System is designed to create new revenue streams for owners of electronic content by improving upon existing distribution systems for electronic content. Using existing distribution systems such as CD-ROM and the Internet, electronic content owners distribute their products to customers in the encrypted Wave-enabled form so it can be offered for sale through the EMBASSY E-Commerce System. Customers are then able to purchase and access the electronic content on an as-desired basis. We believe that the Wave System allows electronic content owners to deliver their products to a larger market because the efficient and secure metering technology facilitates greater flexibility in content distribution and pricing. We believe that greater flexibility in electronic distribution and pricing makes the Wave System particularly attractive to developers, distributors and consumers of entertainment and educational software. Currently, the two primary mechanisms of delivery of electronic content to the end user are the Internet and CD-ROM. The Wave System, however, will work with point-to-multi-point data broadcasting via satellite, broadcast TV, FM radio, floppy disc, DVD and cable modem and similar high-speed networking.

         In addition, the programmable EMBASSY platform is capable of supporting multiple secure applications from a range of service providers, applications vendors, and security companies. We believe that our expansion of the EMBASSY platform has provided a source of increased interest in Wave's technology as a general-purpose solution for adoption by a wide range of companies in their platforms and as a mechanism for the secure delivery of electronic content.

         The Wave System consists of the EMBASSY E-Commerce System, the WaveMeter application, a subsystem that records and communicates the usage of electronic content, and WaveNet, a central transaction processing network. The EMBASSY platform controls the simultaneous loading and execution of multiple applications, all on a secure basis. The WaveMeter controls and monitors the customer's access to encrypted electronic information and software. The Wave System is well suited to low-cost processing of very-low-priced, rental and rent-to-own electronic content transactions. We have completed a prototype incorporating the rental and rent-to-own functionality into the Wave System using Wave's current chip technology. This is currently being integrated into a WinTV tuner card from Hauppauge Computer Systems. This product is planned for introduction into the market in 1999. With this version of the WaveMeter, application transactions are executed within the electronic device itself, against a source of funds stored in the WaveMeter secure memory. The WaveMeter retains this pricing and licensing information, downloaded from WaveNet, for use in the execution of these transactions. Transactions are securely stored in the usage log of the WaveMeter for eventual uploading and reporting to WaveNet. The WaveMeters and WaveNet communicate using Wave's secure communications protocol.



         WaveNet consists of the WaveNet Transaction Processing System ("TXP") and the WaveNet Information Clearing House ("ICH"). TXP acts as the principal interface with the EMBASSY. Every EMBASSY-equipped device will contact TXP on a periodic basis. During this secure communication, all stored event information, such as purchase logs, are uploaded to TXP, additional credit may be requested, pending events are delivered to the device, and a routine audit check is performed. There may be a number of TXP systems to distribute access around the globe. TXP routes all event logs to ICH where they are processed against Wave's royalty contracts. ICH calculates royalties due to each partner and handles the billing and reporting services, ensuring that all Wave partners are properly compensated. WaveNet is presently in operation.



         The Wave System is installed into the customer's computer or integrated into an attached peripheral device. It is based on a semiconductor device that uses secure certified integrated circuit technology to unscramble data and to store credit and usage data. At present, the WaveMeter, based on our own silicon chip, is packaged on an accessory board to be installed in a personal computer. In 1999 , we plan to deliver a new version of the EMBASSY hardware with a USB interface, which should easily integrate into a broad range of products, including separate attachments for portable interactive devices. We also offer a production software version of the WaveMeter application , which is compatible with the use of the hardware version .

         We believe that the hardware version of the Wave System with EMBASSY is the most secure form of content licensing management and metering technology available today. The EMBASSY hardware and software contain a wide range of security features . Tampering results in the device automatically locking out users, and is readily detected . The codes used to unscramble data are loaded at the time we manufacture the EMBASSY device, and are unique and specific to each device. Every piece of electronic content is protected using a unique code key. Services are controlled by secure applications running in the EMBASSY platform. We believe we have designed a security architecture where the value of breaking into an individual computer system to ascertain the code keys is low, since there are no common keys that allow the use of such code keys on other systems.

Markets and Business Strategy



         Our long-term strategy is to achieve broad market acceptance of the Wave System as a distributed trust platform for commerce performed in user devices. To achieve this goal, we pursue strategic relationships with hardware manufacturers and companies involved in the development of commerce in electronic content and services. In addition, we believe that, since the Wave System permits greater flexibility in pricing and distribution of electronic content, it is particularly well-suited for merchandising consumer content, entertainment and educational software. Therefore we are vigorously targeting this market segment as a means of rapidly achieving the broad installed base of the Wave System. We believe that once there is a broad installed base of the Wave System and EMBASSY, electronic content owners from other market segments are likely to be attracted to the Wave System. However, we cannot assure you that the Wave System will achieve any significant market acceptance.



         We have focused on forming agreements with strategic partners that will help us promote the broad-based acceptance of the Wave System as a platform for commerce in electronic content. We are currently in discussion with original equipment manufacturers regarding the incorporation of the Wave System and EMBASSY into their products. We have also focused on pursuing strategic relationships with companies seeking to distribute electronic content via the Internet. The compatibility of the Wave System with the Web has provided us with a product that has already attracted the attention of leaders in the development of electronic commerce solutions and particularly commerce in electronic content. We will continue to focus on developing other strategic relationships to seek to achieve the broad acceptance of the Wave System as a platform for electronic commerce.

         We have focused on promoting the acceptance of the Wave System by electronic content owners. The initial target market is entertainment and educational software developers and distributors. We believe that the Wave System will provide the home consumer with a new way of acquiring interactive content and can offer electronic content developers and distributors benefits similar to those provided by video rental in the film industry. We have invested heavily in developing relationships with entertainment and educational software providers. Today, we have over 50 titles functional for demonstration and are actively preparing others to be launched in 1999.

Competition



         We operate in a highly competitive and fragmented environment that is characterized by rapidly evolving technology. Many of our competitors and potential competitors have substantially greater financial and technical resources than us. Also, many current and potential competitors have greater name recognition and more extensive customer bases that could be leveraged, thereby gaining market share or product acceptance to our detriment. The Wave System competes with conventional information delivery systems, such as on-line services like AOL, subscription services on CD-ROM, and services on the Internet. However, we believe that its metering capability is competitive with other electronic content delivery systems in a number of applications due to its superior protection against unauthorized usage, accurate and detailed information on content usage, and transparent operation. Further, we believe that it will be competitive with existing distribution systems, including traditional retail outlets for entertainment and educational software, due to its ability to offer these innovative merchandising mechanisms.



         We are aware of other metering systems that compete directly with the Wave System, and other current and evolving technologies that provide some of the functionality of the Wave System. There are other companies that have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products in the field of electronic content distribution. Some of those technologies may have an entirely different approach or means of accomplishing the desired effects of the products being developed by us. We cannot assure you that either existing or new competitors will not develop products that are superior to or that otherwise achieve greater market acceptance than our products.



         The Wave System is subject to competition from producers of hardware-based controllers such as hardware-based key systems and software unlocking systems. We will compete with well-established producers of hardware-based unlocking systems such as Rainbow Technologies, Inc. We also compete with developers of software unlocking systems such as Portland Software. We also provides basic security services that compete with companies such as QPass and PrivaSeek in providing electronic wallets and certain e-commerce capabilities. We believe that the Wave System is superior to existing hardware-based and software unlocking systems in several ways. These systems primarily operate as "on/off switches" to control the use of electronic content and services, but are very limited in their ability to measure and record usage information. We believe that the Wave System offers superior protection from unauthorized usage, low operating costs (because it does not require constant communication with and authorization from a centralized processor), and fast operation that is convenient and essentially transparent to the end user. Both hardware controllers and software unlocking systems offer only part of the functionality of the Wave System. Our products also provides a superior solution for the broadcasting and multicasting of data. Distinct from the existing software unlocking systems, WaveNet provides centralized back-office support to owners of electronic content.



         Many large information industry players are forming alliances and attempting to capitalize on the information delivery options offered by the Internet. In electronic content delivery via the Internet, the Wave System competes with electronic commerce payment technologies developed and offered by IBM Micropayment Service, Broadvision, Connect, CyberCash, and Open Market. However, we believe that many of the electronic commerce payment technologies may be used as acceptable currency through the Wave System and may be complementary to, rather than competitive with, the Wave System. We are also aware of other companies, such as TestDrive, Release Software and InterTrust that provide electronic content encryption and license management functionality for transmission of electronic content over the Internet. We believe that the Wave System is superior to currently available electronic content encryption technologies due to the high level of persistent security and usage reporting capabilities of the WaveMeter.



         We believe that the interoperability of the Wave System with currently available and developing distribution media makes the Wave System attractive to both distributors and consumers of electronic content. A consumer with an installed EMBASSY platform will be able to purchase Wave-enabled electronic content from sources on CD-ROM and/or the Internet, as well as from sources distributing electronic content via other developing media. In addition, with the incorporation of the rental and rent-to-own functionality, the Wave System will offer greater merchandising flexibility than is possible using currently available electronic commerce solutions. We caution you, however, that the Wave System may never achieve the broad-based acceptance necessary to make it a viable competitor with existing and developing electronic commerce solutions.



International Market

         Our technologies are controlled under various United States export control laws and regulations and will require export licenses for certain exports outside of the United States and Canada. We have received full export license from the U.S. Department of Commerce for the sale and export of our single-key DES products. We have also received an export license for our triple-key data encryption standard products under the provisions of a License Exception KMI, granted by the Bureau of Export Administration of the U.S. Department of Commerce. We cannot assure you that that we will have patent protection or that it will not infringe patents of third parties in foreign jurisdictions. Because electronic monitoring and the transmission of audited usage and financial information on end users or payment instructions may be subject to varying statutory or regulatory controls in foreign jurisdictions, the use of all portions of the Wave System may not be permitted in any particular foreign jurisdiction.



         Wave Systems formed a strategic alliance in 1998 with HP VerSecure in the development of the underlying architecture of the EMBASSY platform. HP VerSecure provides a security management framework for EMBASSY that controls security functions in the device . The primary function of the VerSecure system is to provide a management system that enables the EMBASSY hardware to have strong security features that can be selectively enabled or disabled in order to comply with the regulations of various countries. This capability is intended to allow computer manufacturers to build a single, consistent product which can be shipped worldwide, regardless of local restrictions.



Proprietary Rights and Licenses and Intellectual Property

         Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. Any issued patent owned or licensed by us may not, however, afford adequate protection to us and may be challenged, invalidated, infringed or circumvented. Furthermore, you should understand that our activities may infringe patents owned by others.

         In addition, we may be required to obtain licenses to patents or other proprietary rights of third parties. Licenses required under any such patents or proprietary rights may not be made available on terms acceptable to us, if at all. If we are required to and do not obtain such licenses, we would be prevented from, or encounter delays in the development and marketing of, our products and technologies while we attempted to design around such patents or other rights. Such attempts may not be successful. Failure to obtain such licenses or to design around such patents or other rights would have a material adverse effect on us.



         We hold non-exclusive patent rights relating to the metered use of encrypted data in local memory under a limited license from Titan Corporation to a patent jointly held by Titan and a third party. This license agreement restricts us from metering information produced and used solely by a government entity or producing products that meter this information. In addition, this license agreement is subject to the rights of the joint owner of this patent, who has the right to exploit, or to license to third parties, this patent, including in a manner competitive with us. The joint owner of this patent may compete with us or license this patent to a competitor of ours, and our business may exceed the scope of this license agreement. Pursuant to this license agreement, we are obligated to pay certain royalties to Titan. Pursuant to this license agreement, we have granted to Titan the exclusive right to use our patents for products distributed to government entities. On February 28, 1997 we and Titan executed an addendum to this license agreement whereby we received a sole license to this patent to develop and distribute products to the in-home consumer microcomputer market segment. Under this addendum to this license agreement, Titan waived any and all defaults by us under this license agreement occurring prior to February 28, 1997.



         We are aware of four United States patents (the "Third Party Patents") each having some claims that are similar to some of the claims in the Licensed Patent. Based upon information currently known to us, some of the claims of both the Licensed Patent and the Third Party Patents cover certain material aspects of our technology. Therefore, the commercialization of our technology would be subject to the rights of the holder of the Third Party Patents unless we are able to invalidate or license such claims. Also, the holder of the Third Party Patents or a licensee of the Third Party Patents could seek to invalidate such claims of the Licensed Patent and therefore be able to commercialize a technology similar to our technology. In either case, in order to invalidate the other party's patent rights, the party claiming invalidity might need to prove that it invented the claimed subject matter prior to the other party. We cannot assure you that we would be successful in invalidating such claims of the Third Party Patents or that the holder of the Third Party Patents or a licensee of the Third Party Patents would not be successful in invalidating the claims of the Licensed Patent. Furthermore, we cannot assure you that the Third Party Patents could be proven to be invalid on any other basis. Any proceeding involving the validity of the Licensed Patent and the Third Party Patents would be protracted and costly. In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of such patent by clear and convincing evidence.

         If the Third Party Patents are not invalid insofar as their claims relate to our technology, then we would require a license from the holder of the Third Party Patents to commercialize our technology and make, use, or sell products or practice methods, or license others to sell products or use methods, utilizing this technology in the United States. Due to the uncertainty as to whether the Third Party Patents could be proved to be invalid, we have engaged in preliminary negotiations with the holder of the Third Party Patents to obtain a license under the Third Party Patents. The negotiations have so far not produced any agreement and a license may not be obtainable on acceptable terms, if at all. The inability to obtain a license, if needed, on commercially reasonable terms would have a material adverse effect on our business and our future operations.



         We have been issued three United States patents relating to encryption and to our proprietary WaveMeter and WaveNet technology. We also have one patent pending before the United States Patent Office and three corresponding foreign patent applications pending before the European Patent Office. Our patents are material to protecting some of our technology. Our patent rights derive from a license from Mr. Peter J. Sprague, our Chairman and Chief Executive Officer, of his rights in these patents, and several agreements with former officers regarding their rights in these patents. The license agreement with Mr. Sprague requires us to make royalty payments to him and Dr. John R. Michener, a former officer, in a total amount equal to two percent of gross revenues less certain adjustments. This royalty payment is apportioned 75 percent to Mr. Sprague and 25 percent to Dr. Michener. The payment of royalties is secured by a security interest in and to our patents. We believe that these agreements as a whole provide us with exclusive rights under our patents. We cannot assure you, however, that we will enjoy exclusive rights to these patents under such agreements.



         On January 26, 1996, we received notice from E-Data Corporation (formerly Interactive Gift Express, Inc.), claiming that our practice of our technology infringes U.S. and foreign patents owned by E-Data Corporation, and offering to license such patents to us. We are currently obtaining information needed to investigate the merits of this claim. We believe that there is a viable argument for non-infringement. The patents owned by E-Data Corporation are currently being litigated by third parties. We are not involved in these proceedings.



         We rely on trade secrets and proprietary know-how, which we protect, in part, by confidentiality agreements with our employees and contract partners. However, we caution you that our confidentiality agreements may be breached and we may not have adequate remedies is such a breach occurs. Furthermore, we cannot assure you that our trade secrets will not otherwise become known or be independently discovered by competitors.



         We also rely on copyright to prevent the unauthorized duplication of our software and hardware products. We have and will continue to protect our software and our copyright interest therein through agreements with our consultants. We cannot assure you that copyright laws will adequately protect our technology.

         We have registered trademark and service mark registrations with the United States Patent and Trademark Office for the marks WaveMeter and WaveNet, Great Stuff Network, Second Shift (the Wave juggler logo), WaveCommerce, Wave Interactive Network, WINPublish, WINPurchase and CablePC. We have submitted trademark registrations for EMBASSY, EMBASSY System and EMBASSY E-Commerce System and intend to apply for additional name and logo marks in the United States and foreign jurisdictions as appropriate. No assurance can be given that federal registration of any of these trademarks in the United States will be granted. We have abandoned our prior applications for DataWave, InfoWave, and WaveTrac.


Research and Development



         The Wave System incorporates semiconductor, encryption/decryption, software transaction processing and other technologies in which we have made a substantial investment in research and development. We expect that we will be required to continue to make substantial investments in the design of the Wave System, including EMBASSY, the WaveMeter, WaveNet and software interfaces. For the three months ended March 31, 1999 and the years ended December 31, 1998, 1997, and 1996, we expended approximately $1.1 million, $3.5 million, $2.1 million and $3.3 million respectively, on research and development activities (which amounts include the value of stock issued). In addition to our ongoing research and development activities, in July 1997 we licensed technology and in-process research and development from Aladdin Knowledge Systems for cash and warrants valued at $3.9 million. From our inception in February 1988 through March 1999, we expended approximately $19.3 million on research and development activities.



         The success of the Wave System depends to a large extent on our ability to adapt the Wave System for use with various methods for the distribution of electronic content, the ability of the Wave technology to interface with various platform environments, and the ability of the Wave System to work in many application environments. Incorporation of Aladdin's Hasp technology furthered these efforts and illustrates the adaptive capabilities of the Wave System. We believe that a significant portion of our future research and development expenditures will be used to adapt the Wave System accordingly.

         We will also continue to expend a significant amount of resources on the development of new iterations of the EMBASSY and the WaveMeter application. We believe that by providing various means of linking the EMBASSY to the customer's computer or network, we will be more likely to achieve broad acceptance of the Wave System. We are currently developing other forms of the EMBASSY to target other market needs.

         We are now focusing increased resources on developing our operational infrastructure. We are placing greater emphasis on developing internal production and fulfillment systems and marketing infrastructure to distribute the Wave System. We will also increase the resources available to WaveNet to adapt to changing market requirements. We plan to expand WaveNet to handle more end users, to implement more sophisticated pricing methodologies and to add greater financial system flexibility.


RECENT DEVELOPMENT

         As part of our strategy to accelerate the widespread use of a flexible and comprehensive security solution for personal computers and other consumer electronic devices, we announced on June 14, 1999 that we signed a preliminary, non-binding letter of intent to acquire N*Able Technologies Incorporated. N*Able is a developer of hardware security solutions based in Danvers, Massachusetts. Under the terms of the letter of intent, we would acquire N*Able in a tax-free pooling of interests transaction by merging N*Able with one of our subsidiaries. Based on our current stock price, we would issue, or reserve for issuance, approximately 2,500,000 shares of our Class A common stock (which would represent an increase of approximately 7.2% in the number of shares of Class A common stock outstanding) in exchange for, or for issuance upon conversion of, outstanding shares of N*Able capital stock and convertible securities.

         This proposed transaction is subject to a variety of conditions, including:

         o definitive documentation satisfactory to both us and N*Able (only preliminary drafts of which have been distributed between the parties, as of the date of this Prospectus);

         o qualification of the proposed transaction as a tax-free pooling of interests transaction(as of the date of this Prospectus, our legal and accounting experts are unable to provide us with any assurance that this qualification is possible, much less probable);

         o satisfactory results from our legal, accounting and business due diligence (as of the date of this Prospectus, we have not undertaken or completed substantial portions of our due diligence);

         o the execution of arrangements with employees satisfactory to us; and

         o approval by the boards of directors of both parties, and shareholder approval by N*Able. Because price negotiations are continuing, we are unable to evaluate whether the Board or stockholders of N*Able will approve this transaction. Our own Board of Directors is also continuing to evaluate the information provided by our legal and accounting experts with regard to the risks and benefits of this transaction. No meetings to seek such board or shareholder approval have been scheduled.

         In addition, the preliminary letter does not have any provisions requiring the payment of a fee by either party thereto, should this proposed transaction not occur. After a thorough review of the facts and conditions surrounding this proposed transaction, and because of the significant amount of additional due diligence, legal and accounting analysis, and document and price negotiation that must be completed prior to entering into any commitments to complete this transaction, we have reached the conclusion that the financial statements of N*Able are not necessary at this time for an investor to make an investment decision with respect to Wave common stock. The importance of our due diligence review of materials provided by N*Able is especially highlighted, as we have not had any commercial dealing with N*Able prior to May 1999, and because N*Able is a development stage company with no historical track record of significant revenues or earnings. We have reviewed the facts regarding the proposed transaction, and we do not deem this transaction to be "probable" within the meaning of applicable rules of the Securities and Exchange Commission, again for the reasons stated above.


Employees

         As of March 31, 1999, we employed 83 full-time employees, 44 of whom were involved in sales, marketing and administration and 39 of whom were involved in research and development. As of March 31, 1999, we employed 9 full-time consultants, who are reflected in the foregoing figures. We believe our employee relations are satisfactory.

Properties



         We lease a 10,748 square foot facility for our executive offices and to house the WaveNet installation, administration, and customer support operations in Lee, Massachusetts at a monthly rent of $5,598, with a monthly charge of $2,123 for common costs. The Lee, Massachusetts lease will expire during February 2001. We lease offices in New York, New York, at a monthly rent of $12,000, which is scheduled to expire in May 2001. We lease a 6,400 square foot facility in Princeton, New Jersey at a monthly base rent of $4,214 with a monthly payment for taxes, insurance and maintenance reimbursements and improvements which currently totals approximately $1,653 per month. This lease is scheduled to expire during January 2001. Our principal research and development activities are conducted at the Princeton facility. We lease a 2,728 square foot facility in San Jose, California for $6,138 per month, which is scheduled to expire in December 2001.



Legal Proceedings

         From time to time, we are party to litigation arising in the ordinary course of business. We believe that no pending legal proceeding will have a material adverse effect on our business, financial condition or results of operations.

                                   Management





Directors

                                  Business Experience and Principal Occupation or Employment During Past 5     Director
Name                      Age           Years; Positions held with Wave Systems; Other Directorships             Since
----                      ---           ------------------------------------------------------------             -----
Peter J. Sprague(1)(4)     59    Chairman of since 1988 and Chief Executive Officer Company since July           1988
                                 1991; Chairman of National Semiconductor Corporation from 1965 until May
                                 1995; Director of EnLighten Software, Inc. and Imagek, Inc.; Trustee of
                                 the Strang Clinic; Member of Academy of Distinguished Entrepreneurs,
                                 Babson College.

John E. Bagalay, Jr.,      65    Senior Advisor to Chancellor, Boston University from January 1998;              1993
Ph.D.(1)(2)(4)                   Managing Director of Community Technology Fund, a venture capital affiliate of Boston University, from September 1989 until
                                 January 1, 1998; Chief Operating Officer, Chief Financial
                                 Officer and Director of Eurus Technologies, inc. since January
                                 15, 1999; General Counsel of Lower Colorado River Authority from
                                 October 1984 to September 1988; former General Counsel of Texas
                                 Commerce Bancshares, Inc. and Houston First Financial Group;
                                 Director of Seragen, Inc., Cytogen, Inc., AES, Inc. and several privately-held corporations; President and CEO of Cytogen
                                 Corporation from January 1998, CFO since October 1997; Managing
                                 Director of Boston University Venture Capital Fund from
                                 1989-1997.

Philippe Bertin(3)         49    Manager of Financiere Wagram Poncelet (direct marketing; media) since           1993
                                 December 1991; Manager of Midial S.A. (consumer goods) from 1984 until
                                 1991; Manager of FINOVELEC since October 1997.

George Gilder(4)           59    Chairman of the Executive Committee since 1996; Senior Fellow at the            1993
                                 Discovery Institute in Seattle, Washington; author of nine books, including LIFE AFTER TELEVISION, MICROCOSM, THE SPIRIT OF ENTERPRISE AND
                                 WEALTH AND POVERTY; contributing editor to Forbes Magazine; Director and
                                 President of Gilder Technology Group, Inc. (publisher of monthly technology reports); former chairman of the Lehrman Institute Economic
                                 Roundtable; former Program Director for the Manhattan Institute; recipient of White House award for Entrepreneurial Excellence from President Reagan.

John E. McConnaughy,       69    Chairman and Chief Executive Officer of JEMC Corporation (private               1988
Jr. (1)(2)(3)(4)                 investments); Chairman and Chief Executive Officer of Peabody
                                 International Corporation (an environmental services company) from 1969 through 1985; Chairman and Chief Executive Officer of GEO International
                                 Corporation (a nondestructive testing, screen printing and oil field services company which was spun off from Peabody) from February 1981 to
                                 October 1992; Director of Riddell Sports Inc., Levcor International, Inc.,
                                 Transact International, Inc., De-Vlieg Bullard, Inc. and Mego Financial
                                 Corp.  Mr. McConnaughy is also a member of the Board of Trustees of the
                                 Strang Clinic and the Chairman of the Board of the Harlem School of the
                                 Arts.

Steven Sprague             34    President and Chief Operating Officer since May 1996; President of Wave         1997
                                 Interactive Network from June 1995 to December 30, 1996; Vice President of
                                 Operations from April 1994 to June 1995; Wave employee in the areas of operations and strategic planning from November 1992 to April 1994;
                                 consultant to us from March 1992 to November 1992; President of Tech
                                 Support, Incorporated (hardware technical support information on CD-ROM)
                                 from June 1992 to November 1992; sole proprietor of SKS Environmental
                                 Sales (manufacturers' representative for water treatment companies) from
                                 June 1991 to November 1992.




(1) Member of Nominating Committee.
(2) Member of Compensation Committee.
(3) Member of Audit Committee.
(4) Member of Executive Committee.

Involvement in certain legal proceedings



         Mr. McConnaughy is the Chairman of the Board of the Excellence Group, LLC, which filed a petition for bankruptcy under Chapter 11 on January 13, 1999. The Excellence Group's subsidiaries produced labels for a variety of customers.



Executive officers of the registrant



         Our executive officers are Mr. Peter J. Sprague, Chairman and Chief Executive Officer, Mr. Steven Sprague, President and Chief Operating Officer and Mr. Gerard T. Feeney, Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary. Prior to joining us in June 1998, Mr. Feeney, 40, served for five years as the Vice President of Finance, Chief Financial Officer and Treasurer of Xionics Document Technologies, Inc.

         All officers are elected annually at the first meeting of the Board of Directors following the annual meeting of the stockholders, and are subject to removal at any time by the Board of Directors.



Executive compensation



         Summary Compensation Table

         The following table sets forth information with respect to the compensation we paid or awarded to the Chief Executive Officer and the other executive officers whose cash compensation exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities during 1998, 1997 and 1996.


                                                                                              Long-Term
                                                                                            Compensation
                                                                                                Awards
                                                       Annual Compensation                 Number of Shares
Name and Principal Position                                                                   Underlying
                                        Year        Salary($)         Bonus($)                Options(#)
Peter J. Sprague(1)                     1998        $  182,917        $  150,000                895,395
   Chairman and Chief                   1997        $  160,000        $  100,000                 10,000
   Executive Officer                    1996        $  160,000        $   50,000                  -0-

Steven Sprague(2)                       1998        $  177,500        $  150,000                954,505
   President and                        1997        $  150,000        $  117,500                  -0-
   Chief Operating Officer              1996        $  131,666        $     -0-                 150,000

Gerard T. Feeney(3)                     1998        $   90,359        $    65,000               450,000
   Senior Vice President, Chief
   Financial Officer and
   Secretary



(1) Mr. Peter Sprague received a bonus of $150,000 for 1998; $75,000 was received in cash and $75,000 was applied to reduce his debt to Wave (see Item 13).

(2) Mr. Steven Sprague was elected President and Chief Operating Officer on May 23, 1996 and was not previously an executive officer during 1996. Prior to that, Mr. Steven Sprague was Vice President of Operations from April 1994 to June 1995 and a Wave employee in the areas of operations and strategic planning from November 1992 to April 1994.

(3) Mr. Gerard T. Feeney was hired as Senior Vice President, Finance and Administration and Chief Financial Officer on June 8, 1998 and was elected Secretary on February 25, 1999.

Option Grants Table



         The following table sets forth certain information regarding options we granted during the fiscal year ended December 31, 1998 to the Named Executive Officers. The potential realizable values of the options reported in this table were calculated by assuming 5% and 10% compounded annual rates of appreciation from the date of grant until expiration, based upon the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock.





                           Number of      % of Total                                Potential Realizable Value
                            Shares        Options                                  at Assumed Annual Rates of
                          Underlying      Granted to     Exercise                  Stock Price Appreciation for
                           Options        Employees        Price      Expiration            Option Term
Name                      Granted (#)     Fiscal Year    ($/Share)       Date          5% ($)           10% ($)
----                      -----------     -----------    ---------   ------------      ------           -------
Peter J. Sprague (1)         300,000           5.7%        $ 1.15        2/6/08         216,900        548,400
                              50,005           0.1           1.10       3/11/08          37,854         74,657
                             545,500          10.4           3.66       5/20/08       1,990,529      4,347,090

Steven Sprague (2)           193,200           3.7           1.15        2/6/08         139,684        353,170
                             250,005           4.8           1.10       3/11/08         189,254        373,257
                             511,300           9.7           3.66       5/20/08       1,865,734      4,074,550

Gerard T. Feeney             450,000           8.6           3.50        6/8/08       1,265,400      2,941,200



(1)      Includes an aggregate of 300,000 options repriced on February 6, 1998.



(2)      Includes an aggregate of 193,200 options repriced on February 6, 1998.





         Fiscal Year End Option Value Table



         The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as at December 31, 1998, and the aggregate number and value of options exercised by the Named Executive Officers during 1998. The last reported bid price for our Class A common stock on the OTC Bulletin Board on December 31, 1998 was $3.719 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $3.719, multiplied by the number of shares of common stock underlying the respective options.




                                                         Number of Shares                    Value of Unexercised
                          Shares                     Underlying Unexercised Options          In-The-Money Options
                         Acquired on    Value             at December 31, 1998(#)            at December 31, 1998($)
Name                     Exercise      Received       Exercisable      Unexercisable      Exercisable      Unexercisable
----                     --------      --------       -----------      -------------      -----------      -------------
Peter J. Sprague           - 0 -         - 0 -          31,995            895,505            $ 67 ,715    $  933,848

Steven Sprague             - 0 -         - 0 -           1,995            954,505                5,245     1,181,261

Gerard T. Feeney           - 0 -         - 0 -            - 0 -           450,000              - 0 -        98,550


         Compensation of Directors



         Directors presently receive no cash compensation for serving on the Board of Directors. Under our Non-Employee Directors Stock Option Plan, each director who is one of our employees receives an annual grant of options to purchase 20,000 shares of Class A common stock at fair market value. The options are granted upon re-election after the annual meeting of the stockholders and vest the day following the grant. Options terminate upon the earliest to occur of (i) subject to (ii) below, three months after the optionee ceases to be a director, (ii) one year after the death or disability of the optionee, and (iii) ten years after the date of grant. If there is a change of control of Wave, all outstanding stock options will become immediately exercisable.


         Security Ownership Of Certain Beneficial Owners And Management

         The following table sets forth certain information concerning the beneficial ownership of our Class A and Class B common stock as of March 31, 1999 (except as otherwise noted) by

- each stockholder who is known by us to own beneficially more than five percent of the outstanding Class A or Class B common stock;

-        each of our directors;

- each of the executive officers named in the Summary Compensation Table above, and

-        all of our directors and executive officers as a group.



         Each individual or entity listed below has sole voting and investment power, except as otherwise indicated. Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. The number of shares of our Class A common stock shown in the table below does not include the number of shares of our Class A common stock issuable upon conversion of our Class B common stock.

         Holders of Class B common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share in cases where one or more directors are nominated for election by persons other than our Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by our Board of Directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of our outstanding voting securities. Shares of Class B common stock are convertible into shares of Class A common stock on a one-for-one basis at the option of the holder. In circumstances where our Class B common stock has five votes per share, the percentages of total voting power reflected in the table below would be as follows: Peter J. Sprague, 16.8%; Steven Sprague, 3.0%; John E. Bagalay, Jr. less than 1%; Phillipe Bertin, less than 1%; George Gilder, less than 1%; John
E. McConnaughy, Jr., 4.0%; Aladdin Knowledge Systems, 5.9%; and all Executive officers and directors as a group, 24.1%.


                                      Number of                      Number of                       Percent
                                        shares                        shares                          of all
                                      of Class A       Percent       of Class B         Percent    outstanding
                                        common           of            common             of          common
Beneficial Owner                     stock owned        class        stock owned         class         stock
Peter J. Sprague(1)                    364,486            1.2          1,372,899          49.5         5.4

Steven Sprague(2)                      332,163            1.1            189,659           6.8         1.6

John E. Bagalay, Jr.(3)                 38,000             *                   0           *           *

Philippe  Bertin(4)                     38,000             *                   0           *           *

George  Gilder(5)                       67,333             *               2,000           *           *

John E. McConnaughy,  Jr.(6)            38,000             *             335,000          12.1         1.5

Aladdin Knowledge Sys. (7)           2,531,307            8.0                  0           *           7.3

Gerard T. Feeney                             0             *                   0           *           *

All executive officers and
directors as a group
(7  persons)(8)                        877,982            2.9          1,899,558          68.6         8.5



*Less than one percent.

(1) Includes 330,496 shares which are subject to options presently exercisable or exercisable within 60 days. Also includes 320,000 shares held in trust for the benefit of Mr. Sprague's adult children, and for which Mr. Sprague is a trustee.
(2) Includes 320,163 shares which are subject to options presently exercisable or exercisable within 60 days. Also includes 37,102 shares held in trust for the benefit of Mr. Sprague's family, and for which Mr. Sprague is a trustee.
(3) Includes 34,000 shares which are subject to options presently exercisable or exercisable within 60 days.
(4) Includes 34,000 shares which are subject to options presently exercisable or exercisable within 60 days.
(5) Includes 67,333 shares which are subject to options presently exercisable or exercisable within 60 days.
(6) Includes 34,000 shares which are subject to options presently exercisable or exercisable within 60 days.
(7) Includes 2,531,307 shares which are subject to warrants presently exercisable or exercisable within 60 days.
(8) Includes 681,043 shares which are subject to options presently exercisable or exercisable within 60 days.

                 Certain Relationships And Related Transactions

         Note receivable from director/officer

         On November 16, 1992, we made a personal loan to Mr. Peter J. Sprague, our Chairman and Chief Executive Officer, as evidenced by a note for $150,000, which sum was due and payable to us on January 16, 1993 and which bore interest at the rate of ten percent per annum. On the due date, the note was canceled and the total amount owed was "rolled-over" into a new note, dated May 12, 1993 for $150,000, plus accrued interest. The note is due on demand by us and accrues interest at the rate of ten percent per annum. On April 22, 1993, we made an additional loan to Mr. Peter Sprague for $23,175 as evidenced by a promissory note, which is due on demand by us and which bears interest at a rate of ten percent per annum. All of these loans were made to Mr. Sprague for personal reasons. As part of Mr. Sprague's $150,000 bonus for 1998, $75,000 was applied against his indebtedness to us.

As of March 31, 1999, Mr. Sprague's aggregate indebtedness (including accrued interest) to us under the notes totaled $ 150,546. No demand for payment has been made as of the date hereof. The notes are secured by a pledge of 67,000 shares of Class B common stock.

Compensation to Steven Sprague

         Steven Sprague received aggregate compensation of $327,500, $267,500 and $131,666 for services rendered to us in 1998, 1997 and 1996, respectively. Steven Sprague is the son of Mr. Peter J. Sprague, our Chairman and Chief Executive Officer.



Compensation to Michael Sprague



         Michael Sprague received aggregate compensation of $112,500 and $27,500 for services rendered to us in 1998 and 1997, respectively. Michael Sprague is the son of Mr. Peter J. Sprague, our Chairman and Chief Executive Officer.


Amended and restated license agreement and assignment

         Pursuant to an Amended and Restated License Agreement, dated February 14, 1994, and related Patent Assignment and Security Agreement, Mr. Peter J. Sprague assigned his interest in a patent for the metering and usage of serial data information to us in exchange for a non-terminable royalty interest. We have agreed to pay royalties to Mr. Sprague in an amount equal to 2% of the gross revenues (less actual amounts paid to information, database and content providers, hardware manufacturers and suppliers, search and retrieval software suppliers, consolidators of information and network providers) derived from our technology based on the patent. The royalty payments are allocated 75% to Mr. Sprague and 25% to one of our former officers, and are secured by a security interest in the patent.

License and cross-license agreement

         On May 1, 1992, we entered into a Joint Technology Development Agreement and License and Cross-License Agreement with The Titan Corporation whereby Titan granted to us license rights to the use of certain patents which are co-owned by Titan. Dr. Gene W. Ray, one of our directors, is a director, President and Chief Executive Officer of Titan. We granted to Titan the exclusive right to make for, sell in, and lease in a "Retained Market," as defined in the agreement, the subject matter described in any patents held by us. The Retained Market is defined generally as the market for "Government Information," as defined in the agreement, used solely by a government entity, and the market for products used to access that information. On February 28, 1997 we and Titan executed an addendum to the License and Cross-License Agreement whereby we received a sole license to the licensed patent to develop and distribute products to the in-home consumer microcomputer market segment. Under this addendum to the License and Cross-License Agreement, Titan waived any and all defaults by us under the License and Cross-License Agreement occurring prior to February 28, 1997.

                            Description Of Securities

         Our authorized capital stock consists of 75,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value.

         The following summary description of our capital stock is a summary only and is not intended to be complete. You should refer to our Restated Certificate of Incorporation, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Delaware General Corporation Law. For a more detailed description of the provisions highlighted below, please refer to that exhibit and the Delaware General Corporation Law.

Common stock



         Our Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.



Voting rights



         The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of our stockholders. Holders of Class B common stock have one vote per share on all matters submitted to a vote of our stockholders, except that holders of Class B common stock will have five votes per share on the following matters:



- Any election of directors where one or more directors has been nominated by any person or persons other than our Board of Directors or in the event of any solicitation of proxies or consents by or on behalf of any person or persons other than our Board of Directors for the purpose of electing directors;

- Any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave Systems, if the particular business combination or other transaction has not been recommended by our Board of Directors; and

- All matters submitted to a vote of our stockholders in the event that any person or group acquires beneficial ownership of 20% or more of our outstanding voting securities. This provision will not apply to any person or group who beneficially owns 3% or more of our outstanding voting securities at the time of the closing of this offering or any group including any such person.


         No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors. Under our Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to our Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect that class adversely.



Dividends



         Holders of the Class A common stock and the Class B common stock are entitled to receive ratably any dividends that are declared by our Board of Directors out of funds legally available for that purpose. However, dividends paid shares of Class A common stock will be paid only to holders of Class A common stock , and dividends paid in shares of Class B common stock will be paid only to holders of Class B common stock. Our Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.

Conversion; limitation on transferability of Class B common stock

         The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock. In the event of the transfer or attempted transfer of shares of Class B common stock, except to related persons and other permitted transferees, the shares of Class B common stock will automatically convert into an equal number of shares of Class A common stock.

Other rights

         Our stockholders have no preemptive or other rights to subscribe for additional shares. In the event of our liquidation, dissolution or winding up, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to a redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, validly issued, fully paid and nonassessable.

Transfer agent and registrar



         American Stock Transfer & Trust Company is our transfer agent and registrar for the Class A common stock.

Preferred stock


         We are authorized to issue 2,000,000 shares of preferred stock. The Board of Directors is authorized, without any further action by the stockholders, to determine the voting rights, dividend rights, dividend rates, liquidation preferences, redemption provisions, sinking fund terms, conversion or exchange rights and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, shares of preferred stock could have other rights, including economic rights, senior to the Class A common stock, so that the issuance of shares of preferred stock could adversely effect the market value of the Class A common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of Wave Systems.

         We have issued and outstanding 360 shares of preferred stock designated as Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, all of which is held by one person. The holder of the Series A preferred stock is entitled to a cumulative annual dividend of $60 per share.

Dividends on the Series A preferred stock must be declared and paid prior to any dividend being declared or paid upon our common stock or any other stock of Wave Systems ranking junior to, or on a parity with, the Series A preferred stock as to dividends or liquidation rights. In the event of any liquidation, dissolution or winding up of Wave Systems, whether voluntary or involuntary, the holder of the Series A preferred stock is entitled to receive a liquidation preference of $1,000 per share plus accrued dividends . The Series A preferred stock is redeemable, in whole or in part, at any time at our option , at a price of $1,000 per share and is subject to mandatory redemption five years from the date of issuance. The holder of these shares made demand for redemption as of April 28, 1999. We plan to redeem these shares prior to June 30, 1999.



Certain Provisions of our Restated Certificate of Incorporation and Bylaws

         Certain provisions of our Restated Certificate of Incorporation and Bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder may consider in its best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.



No stockholder action by written consent; special meetings

          Our Restated Certificate of Incorporation generally provides that stockholder action may be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Restated Certificate of Incorporation and Bylaws also provide that, subject to the rights of the holders of any class or series of preferred stock, special meetings of the stockholders may only be called pursuant to a resolution adopted by a majority our the board of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting of stockholders. Any call for a meeting must specify the matters to be acted upon at the meeting. Stockholders are not permitted to submit additional matters or proposals for consideration at any special meeting.

Stockholder proposals

          Our Bylaws establish an advance notice procedure for nominations (other than by or at the direction of our board of directors) of candidates for election as directors at, and for proposals to be brought before, an annual meeting of stockholders . Subject to any other applicable requirements, business may be conducted at an annual meeting only if it has been brought before the meeting by, or at the direction of, our board of directors or by a stockholder who has given to the Secretary of Wave Systems timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected, will be eligible for election to our board of directors .

Amendment of provisions of restated certificate of incorporation

          Our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock generally entitled to vote to amend the provisions of the Restated Certificate of Incorporation and the Bylaws described in the preceding two paragraphs.

Section 203 of the Delaware General Corporation Law



         We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held corporation organized under the laws of Delaware from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

- prior to such date our board of directors approved either the business combination or the transaction in which the person became an interested stockholder;

- upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock, excluding shares owned by our directors who are also officers of Wave Systems and by certain employee stock plans; or

- the business combination is approved by our board of directors and by the affirmative vote of holders of at least 662/3% of our outstanding voting stock that is not owned by the interested stockholder. A "business combination" generally includes mergers, asset sales and similar transactions between Wave Systems and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of our voting stock or who is an affiliate or associate of Wave Systems and, together with his affiliates and associates, has owned 15% or more of our voting stock within three years.

                            Selling Security Holders

         An aggregate of 4,738,703 shares of Class A common stock are being registered in this offering for the account of the selling stockholders. Of these shares, 2,090,954 shares were originally issued in a private placement completed in March 1999. We granted registration rights with respect to these shares. We agreed to bear expenses, other than fees and expenses of counsel to the selling stockholders, in connection with the registration and sale of these shares. See "Plan of Distribution."

         The following table sets forth the names of the selling stockholders, the number of shares of Class A common stock each of the selling stockholders beneficially owns, the number of shares which may be offered for resale pursuant to this prospectus, and the number of shares that will be owned by each selling stockholders after the completion of this offering.

         As of March 31, 1999, there were 32,030,921 shares of Class A common stock outstanding. The shares offered by this prospectus may be offered from time to time, in whole or in part, by the selling stockholders or their transferees. No selling stockholders has held any position nor had any material relationship with us or our affiliates during the past three years, except where noted.

         The information included below is based upon information provided by the selling stockholders. Because the selling stockholders may offer all, some or none of their shares, we cannot provide a definitive estimate as to the number of shares that the selling stockholders will hold after the offering.

         Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following April 30, 1999 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.






                                                                                                         Shares Beneficially
                                                                                                           Owned After the
                                                                                                                Offering
                                                                                                          ------------------
                                                                   Shares Beneficially
                                                                      Owned Prior to     Shares Being
                      Selling Security Holder                          the Offering        Offered        Number     Percent
Aladdin Knowledge Systems, Ltd. (1)...........................           2,531,307        1,216,136      1,315,171     4.2%
Carriage Partners LLC (2).....................................             456,818          456,818           -          -
Craig Mudge (3)...............................................               3,093            3,093           -          -
Bruce Schneier (4)............................................               1,031            1,031           -          -
Lora Lee Professional Recruiters, Inc. (5)....................              15,000           15,000           -          -
Jaffoni & Collins Incorporated (6)............................              17,500           17,500           -          -
William Morris Agency, Inc. (7)...............................             150,000          150,000           -          -
Carl A. Artopoeus/Artopoeus Capital Management (8)............              56,667           56,667           -          -
Barry Eskanos (9).............................................              28,333           28,333           -          -
Combination, Inc. (10)........................................             150,000          150,000           -          -
Southeast Interactive Technology Fund, LLC (11)...............             330,671          330,671           -          -
Barrant V. Merrill (12).......................................               3,000            3,000           -          -
Balestra Capital Partners LP (12) (13)........................             655,000           20,000        635,000      2.0
Endeavor Asset Management, LP (12)............................              15,000           15,000           -          -
Clarion Capital Corporation (12) (14).........................              31,818           31,818           -          -
Clarion Offshore Fund Ltd. (12) (14)..........................              13,000           13,000           -          -
Clarion Partners, L.P. (12) (14)..............................              46,091           46,091           -          -
Fidelity National Title Insurance Company Of New York (12)....             125,000          125,000           -          -


Bogner Regis, Inc. (12).......................................            10,000            10,000           -          -
Stuart G. Gauld (12)..........................................            11,000            11,000           -          -
Cascade Capital Partners, L.P. (12)...........................           165,200           165,200           -          -
Job & Co. (12)................................................            12,800            12,800           -          -
Gryphon Offshore Fund (12)....................................            22,000            22,000           -          -
Anthony Kamin (12)............................................             5,000             5,000           -          -
Lancaster Investment Partners, L.P. (12)......................            50,000            50,000           -          -
Loy D. Martin (12)............................................            10,000            10,000           -          -
Gary Rosenbach (12)...........................................            65,000            65,000           -          -
Gary W. Ross (12).............................................             9,000             9,000           -          -
Trellus Partners, L.P. (12)...................................           100,000           100,000           -          -
V/F Skagen Global (12)........................................            50,000            50,000           -          -
The Brooks Revocable Trust, Evan Brooks & Violet Brooks,                                                     -          -
  Trustees (12)...............................................            25,000            25,000
David C. Brown (12)...........................................           100,000           100,000           -          -
M. Jay Walkingshaw (12).......................................            10,000            10,000           -          -
Whitney Partners, LP (12).....................................           150,000           150,000           -          -
Huey Lewis SSB Keogh Custodian AKA Hugh Cregg (12)............             3,500             3,500           -          -
Cregg Conroy Revocable Trust, Hugh Cregg and                                                                 -          -
  Sidney Conroy, Trustees (12)................................               500               500
Security Trust Co FBO:  Paul Dragul, MD (12) (15).............            15,000            13,000         2,000        *
Security Trust Co FBO:  J. Glen McLeod (12) (16)..............            10,000             7,000         3,000        *
Todd Kenck (12) (17)..........................................             2,000             2,000           -          -
K.C. Stone (12) (17)..........................................             3,000             3,000           -          -
John C. Coleman, Jr. (12) (17)................................            10,000            10,000           -          -
Donald Padou (12) (17)........................................            10,000            10,000           -          -
Richard H. Osgood (12) (17)...................................            10,000            10,000           -          -
Stephen J. Massocca (12) (17).................................            70,000            70,000           -          -
Stephen Olson (12) (17).......................................             3,500             3,500           -          -
Apodaca Investment Group (12) (18)............................            50,000            50,000           -          -
Special Situations Private Equity Fund, LP (12)...............            50,000            50,000           -          -
Commerzbank AG (12)...........................................           454,545           454,545           -          -
Marcuard Cook & Cie S.A. (12).................................            50,000            50,000           -          -
Paul Burrowes (12)............................................            25,000            25,000           -          -
Security Trend Partners (12)..................................            25,000            25,000           -          -
Veritas SG Investment Trust GMBH (12).........................           100,000           100,000           -          -
Gruber & Mcbaine International (12)...........................            11,000            11,000           -          -
Jon D. Gruber (12)............................................             6,500             6,500           -          -
Donaghy Inc. (12).............................................             2,000             2,000           -          -
Hare & Co. for Trustees of Hamilton College (12)..............             2,000             2,000           -          -
Karl Matthies & Deborah Matthies Community Properties (12)....             1,500             1,500           -          -
Lagunitas Partners, LP (12)...................................            27,000            27,000           -          -
Edgar L. Ball (12)............................................            20,000            20,000           -          -
Thomas J. Niedermeyer, Jr. (12)...............................             5,000             5,000           -          -
Hollis Capital (12)...........................................            50,000            50,000           -          -
Porter Partners, LP (12)......................................            30,000            30,000           -          -
 Internet Technology Group PLC (19)...........................           200,000           200,000           -          -
Weeden Brothers (20)                                                      22,500            22,500           -          -

     TOTAL....................................................         6,693,874         4,738,703      1,955,171




--------------
* less than 1%



(1) Includes shares held and (i) 1,216,136 shares issuable, at an exercise price of $1.70 per share, upon exercise of a warrant issued to Aladdin on July 18, 1997 in connection with a technology license agreement; and
         (ii) shares issuable upon exercise of a warrant granted to Aladdin on July 18, 1997 in connection with a technology license agreement. The second warrant provides Aladdin with the right to acquire 7% of the Class A common stock on a fully diluted basis for the average closing price for the 15 trading days prior to exercise. During June of 1998, Aladdin exercised a portion of the second warrant to purchase 1,000,000 shares and still has the right to acquire shares approximating 3.45% of the Class A common stock. During the third quarter of 1997, we entered into a license agreement with Aladdin, an Israeli company, for technology and in-process research and development related to Aladdin's proprietary persistent encryption system. Under the terms of the Aladdin license agreement, we are prohibited from using any other encryption technology for the first five years of the license.

(2) Includes (i) 181,818 shares held and (ii) 275,000 shares issued upon exercise of a warrant sold to Carriage Partners, LLC as full payment for a $2,000,000 promissory note.

(3) Includes 3,093 shares issued to Dr Mudge as partial payment for consulting services rendered during 1998, the balance of which was paid in cash.

(4) Includes 1,031 shares issued to Mr. Schneier as partial payment for consulting services rendered during 1998, the balance of which was paid in cash.

(5) Includes 15,000 shares issued to Lora Lee Professional Recruiters, Inc. as payment for professional placement and consulting services rendered during 1998.

(6) Includes 17,500 shares issued to Jaffoni & Collins Incorporated as payment for investor relations and consulting services rendered during 1998.

(7) Includes 150,000 shares issued to William Morris Agency, Inc. as payment for investor relations and consulting services rendered during 1998.

(8) Includes 56,667 shares issued to Carl A. Artopoeus and Artopoeus Capital Management as payment on January 25, 1999 for a legal settlement.

(9) Includes 28,333 shares issued to Barry Eskanos as payment on January 25, 1999 for a legal settlement.

(10) Includes 150,000 shares issued upon exercise of warrants at $1.38 per share, granted to Combination, Inc., associated with the placement of our Series G Preferred Stock on March 6, 1998.

(11) Includes 278,947 shares issued upon conversion of a warrant issued on October 18, 1998 to Southeast Interactive Technology Fund, LLC pursuant to a convertible note.

(12) These selling stockholders received all of these shares (except where otherwise indicated) from a private sale of a total of 2,090,954 shares on March 30, 1999, at a price of $11.00 per share, for the aggregate purchase price of $23,000,494. These shares were sold to a group of accredited investors pursuant to Regulation D promulgated under the Act.

(13) Of the 655,000 shares reported, Balestra Capital Partners LP beneficially owns 60,000 shares, including 20,000 shares purchased in the offering referenced in note 13 above. Also includes 595,000 shares over which Balestra Capital Partners LP has investment power.

(14) Morton A. Cohen has sole voting and investment power for each of Clarion Capital Corporation, Clarion Offshore Fund Ltd. and Clarion Partners, L.P. Mr. Cohen is Chairman of Clarion Capital Corporation and the investment manager for Clarion Offshore Fund Ltd. and Clarion Partners, L.P.

(15) Of the 15,000 shares reported, Dr. Dragul acquired 13,000 shares in the offering referenced in note 12 above.

(16) Of the 10,000 shares reported, Mr. McLeod acquired 7,000 shares in the offering referenced in note 12 above.

(17) Each of Todd Kenck, K.C. Stone, John C. Coleman, Jr., Donald Padou, Richard H. Osgood, Stephen J. Massocca and Stephen Olson are affiliates of Pacific Growth Equities, Inc., which acted as placement agent for the private placement referenced in note 12 above.

(18) Of the 50,000 shares reported, 28,000 shares are beneficially owned by Apodaca Investment Partners and 22,000 shares are beneficially owned by Apodaca Investment Offshore.

(19) Includes 200,000 shares issued upon the exercise of a warrant issued to Internet Technology Group PLC at an exercise price of $1.75 per share in connection with the formation of a joint venture to promote and commercialize the Wave technology in certain European and Middle Eastern markets.

(20) Includes 22,500 shares issued upon the exercise of a warrant issued to Weeden Brothers in connection with a private placement transaction in 1994.


                              Plan Of Distribution

         We are registering the shares of Class A common stock offered in this prospectus on behalf of the selling stockholders. As used in this prospectus, the term selling stockholder includes pledgees, donees, transferees or other successors-in-interest selling shares received from a selling stockholder as a gift, partnership or liquidating distribution or other non-sale related transfer after the date of this prospectus. We will pay all expenses of registration of the shares offered, except for taxes or underwriting fees, discounts, selling commissions and legal fees of selling stockholders. Each selling stockholder will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

          The selling stockholders may sell the shares from time to time in one or more types of transactions, including block transactions, on one or more exchanges, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of these methods of sale. The selling stockholders may sell their shares at market prices prevailing at the time of sale, or at negotiated prices.

         The selling stockholders may use brokers or dealers to sell their shares. As of the date of this prospectus, we have not been advised by any selling stockholders that he, she or it has made any arrangements as to the distribution of shares covered by this prospectus.

         The selling stockholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker- dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom broker-dealers may act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions.

          The selling stockholders and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" as the term is defined in Section 2(11) of the Securities Act of 1933. Consequently, any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         Because the selling stockholders may be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended.

          A selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that he, she or it meets the criteria and conforms to the requirements of that Rule.

         Upon being notified by a selling stockholders that he, she or it has entered into any material arrangement with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, regarding the plan of distribution.

         We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933, or to contribute to payments which these selling stockholders may be required to make in respect hereof. These selling stockholders have agreed to indemnify us against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.


                                  Legal Matters

  The validity of the securities offered hereby will be passed upon for Wave Systems by Bingham Dana LLP, New York, New York.

                                     Experts

  The consolidated financial statements of Wave Systems Corp. and Subsidiaries (a development stage corporation) as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 included herein and elsewhere in the Registration Statement have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein upon the authority of said firm as experts in accounting and auditing.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)







                   Index to Consolidated Financial Statements



                                                                                                     Page(s)
                                                                                                     -------

Independent Auditors' Report                                                                             F-2

Consolidated Balance Sheets as of December 31, 1998 and 1997                                             F-3
   and March 31, 1999 (unaudited)

Consolidated Statements of Operations for each of the years ended                                        F-4
   December 31, 1998, 1997 and 1996 and for the period from February 12, 1988
   (inception) through March 31, 1999 (unaudited), and for the three months ended March 31, 1999 (unaudited) and 1998 (unaudited)

Consolidated Statements of Stockholders' Equity (Deficiency) for each of the                             F-5
   years ended December 31, 1998, 1997 and 1996 and for the period from February
   12, 1988 (inception) through March 31, 1999 (unaudited)

Consolidated Statements of Cash Flows for each of the years ended                                       F-10
   December 31, 1998, 1997 and 1996 and for the period from February 12, 1988
   (inception) through March 31, 1999 (unaudited) , and for the three months ended March 31, 1999 (unaudited) and 1998 (unaudited)

Notes to Consolidated Financial Statements                                                              F-13


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Wave Systems Corp.:


We have audited the consolidated financial statements of Wave Systems Corp. and subsidiaries (a development stage corporation) as listed in the accompanying index and the consolidated statements of operations and cash flows for the period from February 12, 1988 (date of inception) through December 31, 1998 (not included herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wave Systems Corp. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 and for the period from February 12, 1988 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles.



                                                     KPMG  LLP




Boston, Massachusetts
March 26, 1999

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

                           Consolidated Balance Sheets




                                                                                                             December 31
          Assets                                                                      March 31,      ----------------------------
                                                                                        1999            1998           1997
                                                                                    -------------    ------------   -------------
Current assets:                                                                      (unaudited)
   Cash and cash equivalents                                                         $ 21,354,954    $  1,057,094    $    758,721
   Prepaid expenses and other receivables                                                 151,463           5,000            --
                                                                                     ------------    ------------    ------------
         Total current assets                                                          21,506,417       1,062,094         758,721

    Property and equipment, net                                                         1,106,048         888,261         849,276
Other assets                                                                              107,457         107,457          70,216
                                                                                     ------------    ------------    ------------
                                                                                       22,719,922       2,057,812       1,678,213
                                                                                     ------------    ------------    ------------
                                                                                     ------------    ------------    ------------

         Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
   Accounts payable and accrued expenses                                                2,058,287       3,029,158       1,427,762
   Deferred license fee                                                                   625,000       1,250,000            --
   Note payable                                                                           576,146         561,831         522,124
                                                                                     ------------    ------------    ------------
         Total current liabilities                                                      3,259,433       4,840,989       1,949,886
                                                                                     ------------    ------------    ------------

Series A Cumulative Redeemable Preferred Stock, $.01 par value
   360 shares issued and outstanding in 1998 and 1997; involuntary
   liquidation value, $498,601                                                        498,601         493,201         471,601
                                                                                     ------------    ------------    ------------
Stockholders' Equity (deficiency):
   Series G Convertible Preferred stock, $.01 par value. 150,000 shares authorized
     and 20,000 outstanding in 1998                                                            --         347,812              --
   Common stock, $.01 par value.  Authorized 75,000,000 shares as Class A; issued and outstanding 32,030,921 in March 31, 1999, 28,402,149 in 1998 and
     22,874,639 in 1997                                                                   320,309         284,022         228,747

   Common stock, $.01 par value.  Authorized 13,000,000 shares as Class B; issued and outstanding 2,545,932 in March 31, 1999, 3,140,665 in 1998 and 4,421,953
     in 1997                                                                               25,460          31,407          44,220
   Capital in excess of par value                                                      79,660,983      53,430,130      44,520,246
   Deficit accumulated during the development stage                                   (60,894,318)    (57,220,407)    (45,324,463)
   Less:  Note receivable from stockholder, including accrued interest
     of $102,371 in March 31, 1999, $101,167 in 1998 and $88,849 in 1997                 (150,546)       (149,342)       (212,024)
                                                                                     ------------    ------------    ------------

         Total stockholders' deficiency                                                18,961,888      (3,276,378)       (743,274)
                                                                                     ------------    ------------    ------------

Commitments and contingencies                                                        $ 22,719,922    $  2,057,812    $  1,678,213
                                                                                     ------------    ------------    ------------
                                                                                     ------------    ------------    ------------



          See accompanying notes to consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

                      Consolidated Statements of Operations




                                                      Three months ended, March 31               Year Ended December 31
                                                      ----------------------------    --------------------------------------------
                                                           1999             1998           1998           1997            1996
                                                      ------------    ------------    ------------    ------------    ------------

                                                        (unaudited)     (unaudited)
Net revenue                                           $      2,398    $      8,613    $     10,193    $     10,712    $      1,458
                                                      ------------    ------------    ------------    ------------    ------------

Operating expenses:

   Selling, general and administrative                   2,401,046       1,420,875       9,874,166       7,983,151       5,560,620
   Write-off of goodwill                                      --              --              --           769,886            --
   Aladdin license and in process
     research and development expense                         --              --              --         3,889,000            --
Research and development                                 1,086,410         538,821       3,508,968       2,146,127       3,309,022
                                                      ------------    ------------    ------------    ------------    ------------
                                                         3,487,456       1,959,696      13,383,134      14,788,164       8,869,642
                                                      ------------    ------------    ------------    ------------    ------------
Other income (expense):

   License fee                                             625,000            --         2,750,000       1,000,000            --
   License warrant cost                                       --              --        (1,100,000)           --              --
   Interest income                                          16,612           5,215         111,009          55,282         194,766
   Interest expense                                       (830,465)        (11,400)       (284,012)       (175,624)        (10,397)
   Other Income                                               --              --              --              --              --
                                                      ------------    ------------    ------------    ------------    ------------

                                                          (188,853)         (6,185)      1,476,997         879,658         184,369
                                                      ------------    ------------    ------------    ------------    ------------

          Net loss                                      (3,673,911)     (1,957,268)    (11,895,944)    (13,897,794)     (8,683,815)

Accrued dividends on preferred stock (including
   accretion of assured incremental yield on
   preferred stock of $0 in 1999, $750,000 in 1998,
   $1,673,000 in 1997 and $620,965 in 1996, and
   $3,093,965 since inception)                               5,400         137,792         858,863       2,482,982         870,579
                                                      ------------    ------------    ------------    ------------    ------------

       Net loss to common stockholders                $ (3,679,311)   $ (2,095,060)   $(12,754,807)   $(16,380,776)   $ (9,554,394)
                                                      ------------    ------------    ------------    ------------    ------------
                                                      ------------    ------------    ------------    ------------    ------------
Weighted average number of common
   shares outstanding during the period                 32,148,271      27,358,558      29,299,844      20,943,748      14,956,584
   Loss per common share                              $       (.11)   $       (.08)   $       (.44)   $       (.78)   $       (.64)
                                                      ------------    ------------    ------------    ------------    ------------
                                                      ------------    ------------    ------------    ------------    ------------








                                           Period from February 12, 1988
                                            (date of inception) through
                                                     March 31,1999
                                           -----------------------------
                                                      (unaudited)

Net revenue                                           $     24,761
                                                      ------------
Operating expenses:
   Selling, general and administrative                  39,711,718
   Write-off of goodwill                                   769,886
   Aladdin license and in process
     research and development expense                    3,889,000
Research and development                                19,341,191
                                                      ------------
                                                        63,711,795
                                                      ------------
Other income (expense):
   License fee                                           4,375,000
   License warrant cost                                 (1,100,000)
   Interest income                                       1,185,953
   Interest expense                                     (1,680,957)
   Other Income                                             12,720
                                                      ------------
                                                         2,792,716

          Net loss                                     (60,894,318)

Accrued dividends on preferred stock (including
   accretion of assured incremental yield on
   preferred stock of $0 in 1999, $750,000 in 1998,
   $1,673,000 in 1997 and $620,965 in 1996, and
   $3,093,965 since inception)                           4,342,758
                                                      ------------
       Net loss to common stockholders                $(65,237,076)
                                                      ------------
                                                      ------------
Weighted average number of common
   shares outstanding during the period                 12,024,013

   Loss per common share                              $      (5.43)
                                                      ------------
                                                      ------------




          See accompanying notes to consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

          Consolidated Statements of Stockholders' Equity (Deficiency)


 Period from February 12, 1988 (date of inception) to March 31, 1999




                                                                                                                      Deficit
                                                                                                                    accumulated
                                                             Class A                Class B              Capital    during the
                                                          common stock           common stock         in excess of  development
                                                        Shares   Amount       Shares     Amount        Par Value      Stage
                                                        ------   ------       ------     ------        ---------      -----
Shares issued to founders at $.003 per share                --     $-       4,680,000   $    46,800   $   (31,200)   $      --
Shares issued at $1.25 per share, net of expenses of
   $36,574 from September through November 1988             --     --         300,000         3,000       335,426           --
Net loss for period ended December 31, 1988                 --     --            --            --            --         (326,832)
                                                        --------   ----   -----------   -----------   -----------    -----------

Balance at December 31, 1988                                --     --       4,980,000        49,800       304,226       (326,832)

Shares issued at $1.25 per share, net of expenses of
   $68,750, from January through December 1989              --     --         270,000         2,700       266,050           --
Shares issued at $1.25 per share in July 1989 as
   compensation for services rendered                       --     --           1,920            19         2,381

Shares issued by principal stockholders at $1.25
   per share in December 1989 as compensation
   for services rendered                                    --     --            --            --         374,000           --
Net loss for year ended December 31, 1989                   --     --            --            --            --         (982,186)
                                                        --------   ----   -----------   -----------   -----------    -----------

Balance at December 31, 1989                                --     --       5,251,920        52,519       946,657     (1,309,018)

Shares issued by principal stockholder at $1.25
   per share in March 1990 as compensation for
   services rendered                                        --     --            --            --          56,250           --
Shares issued by principal stockholder at $.50 per
   share in March 1990 as compensation for
   services rendered                                        --     --            --            --          60,000           --
Shares issued at $1.67 per share in May 1990 as
   compensation for services rendered                       --     --           6,000            60         9,940

Shares issued at $1.67 per share, net of expenses of
   $5,000 in March, April, November and December 1990       --     --         390,000         3,900       641,100           --
Net loss for year ended December 31, 1990                   --     --            --            --            --       (1,178,129)
                                                        --------   ----   -----------   -----------   -----------    -----------

Balance at December 31, 1990                                --     --       5,647,920        56,479     1,713,947     (2,487,147)

Shares issued at $1.67 per share from March
   through November 1991                                    --     --         315,000         3,150       521,850           --
Shares issued at $1.67 per share in November
   1991 as compensation for services rendered               --     --          19,800           198        32,802           --
Net loss for year ended December 31, 1991                   --     --            --            --            --       (1,009,368)
                                                        --------   ----   -----------   -----------   -----------    -----------

Balance at December 31, 1991 (carried forward)              --     --       5,982,720        59,827     2,268,599     (3,496,515)







                                                                        Note
                                                                     receivable
                                                     Deferred           from
                                                   Compensation      Stockholder        Total
                                                   ------------      -----------        -----

Shares issued to founders at $.003 per share          $ --            $  --        $    15,600
Shares issued at $1.25 per share, net of expenses of
   $36,574 from September through November 1988         --               --            338,426
Net loss for period ended December 31, 1988             --               --           (326,832)
                                                   ------------      -----------   -----------

Balance at December 31, 1988                            --               --             27,194

Shares issued at $1.25 per share, net of expenses of
   $68,750, from January through December 1989          --               --            268,750
Shares issued at $1.25 per share in July 1989 as
   compensation for services rendered                   --               --              2,400

Shares issued by principal stockholders at $1.25
   per share in December 1989 as compensation
   for services rendered                                --               --            374,000
Net loss for year ended December 31, 1989               --               --           (982,186)
                                                   ------------      -----------   -----------


Balance at December 31, 1989                            --               --           (309,842)

Shares issued by principal stockholder at $1.25
   per share in March 1990 as compensation for
   services rendered                                    --               --             56,250
Shares issued by principal stockholder at
   share in March 1990 as compensation for
   services rendered                                    --               --             60,000
Shares issued at $1.67 per share in May 1990 as
   compensation for services rendered                   --               --             10,000

Shares issued at $1.67 per share, net of expenses of
   $5,000 in March, April, November and December 1990   --               --            645,000
Net loss for year ended December 31, 1990               --               --         (1,178,129)
                                                   ------------      -----------   -----------

Balance at December 31, 1990                            --               --           (716,721)

Shares issued at $1.67 per share from March
   through November 1991                                --               --            525,000
Shares issued at $1.67 per share in November
   1991 as compensation for services rendered           --               --             33,000
Net loss for year ended December 31, 1991               --               --         (1,009,368)
                                                   ------------      -----------   -----------

Balance at December 31, 1991 (carried forward)          --               --         (1,168,089)


                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

   Consolidated Statements of Stockholders' Equity (Deficiency) - (Continued)


                                                                                                                      Deficit
                                                                                                                    accumulated
                                                             Class A                Class B              Capital    during the
                                                          common stock           common stock         in excess of  development
                                                       Shares       Amount     Shares     Amount        Par Value      Stage
                                                       ------       ------     ------     ------        ---------      -----
Balance at December 31, 1991 (brought forward)            --           --    5,982,720        59,827     2,268,599    (3,496,515)

Shares issued at $1.67 per share from January through
  October 1992                                            --           --      708,000         7,080     1,172,920          --
Shares issued at $1.67 per share in May 1992 in connection
   with License and Cross-License Agreement               --           --      674,976         6,750     1,118,210          --
Shares issued at $1.67 per share in May 1992 as
   compensation for services rendered                     --           --       18,000           180        29,820          --

Shares issued at $2.50 per share in May and November
   1992 as compensation for services rendered             --           --      771,000         7,710     1,919,790          --
Shares issued at $2.50 per share, net of expenses
   of $7,500, in November and December 1992               --           --      323,001         3,230       796,773          --
Shares issued by principal stockholder in
   December 1992 at $2.50 per share as
   compensation for services rendered                     --           --         --            --          75,000

Shares canceled in October and December 1992              --           --      (75,000)         (750)          750          --
Issuance of stock options at $.003 exercise price
   per share in June 1992                                 --           --         --            --         798,400          --
Amortization of deferred compensation                     --           --         --            --            --            --

Accrued dividends on preferred stock                      --           --         --            --          (6,383)

Note received from stockholder and accrual of
   interest thereon                                       --           --         --            --            --            --
Net loss for year ended December 31, 1992                 --           --         --            --            --      (4,182,638)
                                                       ------       ------     ------     ----------     ---------    -----------


Balance at December 31, 1992 (carried forward)            --           --    8,402,697        84,027     8,173,879    (7,679,153)






                                                                             Note
                                                                          receivable
                                                          Deferred           from
                                                        Compensation      Stockholder        Total
                                                        ------------      -----------        -----
Balance at December 31, 1991 (brought forward)                     --            --      (1,168,089)

Shares issued at $1.67 per share from January through
  October 1992                                                     --            --       1,180,000
Shares issued at $1.67 per share in May 1992 in connection
   with License and Cross-License Agreement                        --            --       1,124,960
Shares issued at $1.67 per share in May 1992 as
   compensation for services rendered                              --            --          30,000

Shares issued at $2.50 per share in May and November
   1992 as compensation for services rendered                      --            --       1,927,500
Shares issued at $2.50 per share, net of expenses
   of $7,500, in November and December 1992                        --            --         800,003
Shares issued by principal stockholder in
   December 1992 at $2.50 per share as
   compensation for services rendered                              --            --          75,000
Shares canceled in October and December 1992                       --            --            --
Issuance of stock options at $.003 exercise price
   per share in June 1992                                      (398,660)         --         399,740

Amortization of deferred compensation                           155,455          --         155,455
Accrued dividends on preferred stock                               --            --          (6,383)

Note received from stockholder and accrual of
   interest thereon                                                --        (152,974)     (152,974)
Net loss for year ended December 31, 1992                          --            --      (4,182,638)
                                                             ----------    ----------    ----------

Balance at December 31, 1992 (carried forward)                 (243,205)     (152,974)      182,574


                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

   Consolidated Statements of Stockholders' Equity (Deficiency) - (Continued)



                                                                          Class A                    Class B             Capital
                                                                        common stock               common stock       in excess of
                                                                  Shares        Amount       Shares         Amount      par value
                                                               -----------   -----------   -----------   -----------   -----------
Balance at December 31, 1992 (brought forward)                        --            --       8,402,697        84,027     8,173,879

Shares issued at $1.67 per share in February 1993                     --            --          30,000           300        49,800
Shares issued at $3.50 per share, net of expenses of
   $82,427, from April through December 1993                          --            --         550,359         5,504     1,838,294
Shares issued at $3.50 per share from May to December
   1993 as compensation for services rendered, for the
   acquisition of property and equipment and as additional
   interest on borrowings                                             --            --          73,319           733       255,884
Issuance of warrants to purchase Class B common stock
   from September to December 1993 in conjunction with
   the issuance of convertible debt                                   --            --            --            --          72,893
Amortization of deferred compensation                                 --            --            --            --            --
Accrued dividends on preferred stock                                  --            --            --            --         (38,467)
Note received from stockholder and accrual of
   interest thereon                                                   --            --            --            --            --
Net loss for year ended December 31, 1993                             --            --            --            --            --
                                                               -----------   -----------   -----------   -----------   -----------
Balance at December 31, 1993                                          --            --       9,056,375        90,564    10,352,283

Shares issued at $3.50 per share in January and
   February 1994                                                      --            --          95,715           957       334,046
Shares issued at $3.50 per share in February 1994
   as additional interest on borrowings                               --            --           5,700            57        19,893
Issuance of warrants to purchase Class B common stock
   in January and February 1994 in conjunction with
   the issuance of convertible debt                                   --            --            --            --         115,234
Accrued dividends on preferred stock                                  --            --            --            --         (39,484)
Accrual of interest on note receivable from stockholder               --            --            --            --            --
Sale of warrants to underwriter in September 1994                     --            --            --            --               4
   Conversion of notes payable                                        --            --         599,507         5,995     2,079,131
Shares issued at $5.00 per share in initial public offering
   in September 1994, net of expenses of $2,929,835              3,728,200        37,282          --            --      15,673,883
Net loss for year ended December 31, 1994                             --            --            --            --            --
                                                               -----------   -----------   -----------   -----------   -----------

Balance at December 31, 1994 (carried forward)                   3,728,200        37,282     9,757,297        97,573    28,534,990


                                                                 Deficit
                                                               accumulated                     Note
                                                               during the                    receivable
                                                               development     Deferred         from
                                                                  stage      compensation    stockholder       Total
                                                               -----------    -----------    -----------    -----------
Balance at December 31, 1992 (brought forward)                  (7,679,153)      (243,205)      (152,974)       182,574

Shares issued at $1.67 per share in February 1993                     --             --             --           50,100
Shares issued at $3.50 per share, net of expenses of
   $82,427, from April through December 1993                          --             --             --        1,843,798
Shares issued at $3.50 per share from May to December
   1993 as compensation for services rendered, for the
   acquisition of property and equipment and as additional
   interest on borrowings                                             --             --             --          256,617
Issuance of warrants to purchase Class B common stock
   from September to December 1993 in conjunction with
   the issuance of convertible debt                                   --             --             --           72,893
Amortization of deferred compensation                                 --          243,205           --          243,205
Accrued dividends on preferred stock                                  --             --             --          (38,467)
Note received from stockholder and accrual of
   interest thereon                                                   --             --          (39,783)       (39,783)
Net loss for year ended December 31, 1993                       (3,959,334)          --             --       (3,959,334)
                                                               -----------    -----------    -----------    -----------
Balance at December 31, 1993                                   (11,638,487)          --         (192,757)    (1,388,397)

Shares issued at $3.50 per share in January and
   February 1994                                                      --             --             --          335,003
Shares issued at $3.50 per share in February 1994
   as additional interest on borrowings                               --             --             --           19,950
Issuance of warrants to purchase Class B common stock
   in January and February 1994 in conjunction with
   the issuance of convertible debt                                   --             --             --          115,234
Accrued dividends on preferred stock                                  --             --             --          (39,484)
Accrual of interest on note receivable from stockholder               --             --          (17,315)       (17,315)
Sale of warrants to underwriter in September 1994                     --             --             --                4
   Conversion of notes payable                                        --             --             --        2,085,126
Shares issued at $5.00 per share in initial public offering
   in September 1994, net of expenses of $2,929,835                   --             --             --       15,711,165
Net loss for year ended December 31, 1994                       (4,271,501)          --             --       (4,271,501)
                                                               -----------    -----------    -----------    -----------

Balance at December 31, 1994 (carried forward)                 (15,909,988)          --         (210,072)    12,549,785

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

   Consolidated Statements of Stockholders' Equity (Deficiency) - (Continued)



                                                                    Class A                      Class B                Capital
                                                                  common stock                 common stock           in excess of
                                                               Shares       Amount         Shares         Amount        par value
                                                            ------------  ------------  ------------   ------------   ------------
Balance at December 31, 1994 (brought forward)                 3,728,200        37,282     9,757,297         97,573     28,534,990

Shares issued at prices ranging from $1.00 per share to
   $3.13 per share as compensation for services rendered          31,559           315          --             --           57,184
Exercise of options to purchase Class B stock                       --            --         681,700          6,817        429,413
Accrued dividends on preferred stock                                --            --            --             --          (40,600)
Accrual of interest on note receivable from stockholder             --            --            --             --             --
Exchange of Class B stock for Class A stock                    2,855,859        28,559    (2,855,859)       (28,559)          --
Net loss for the year ended December 31, 1995                       --            --            --             --             --
                                                            ------------  ------------  ------------   ------------   ------------

Balance at December 31, 1995                                   6,615,618        66,156     7,583,138         75,831     28,980,987

Exercise of options to purchase Class A stock                    214,091         2,141          --             --          420,366
Shares issued at prices ranging from $2.06 per share to
   $3.44 per share as compensation for services rendered          42,077           421          --             --          123,029
Issuance of unregistered Class B common stock to acquire
   Wave Interactive Network valued at approximately
   $.98 per share                                                   --            --         375,000          3,750        364,688
Issuance of warrants to purchase unregistered shares of
   Class A common stock in conjunction with the issuance
   of convertible debt and preferred stock                          --            --            --          283,455           --
Conversion of Class B Preferred Stock                          2,960,303        29,603          --             --        3,078,921
Accrual of interest on note receivable                              --            --            --             --             --
Accrued dividends on preferred stock                                --            --            --             --         (199,014)
Exchange of Class B stock for Class A stock                    1,749,997        17,500    (1,749,997)       (17,500)          --
Net loss for the year ended December 31, 1996                       --            --            --             --             --
                                                            ------------  ------------  ------------   ------------   ------------

Balance at December 31, 1996                                  11,582,086       115,821     6,208,141         62,081     33,052,432
                                                            ------------  ------------  ------------   ------------   ------------

Exercise of options to purchase Class A and B common stock        70,326           703        10,330            104        139,081
Shares issued at prices ranging from $1.00 per share
   to $3.00 per share as compensation for services
   rendered                                                      126,885         1,269          --             --          304,227
Conversion of preferred stock into common stock                7,998,860        79,989          --             --        6,703,028
Issuance of Class A common stock and warrants to
   purchase Class A common stock to Aladdin                      500,000         5,000          --             --        3,834,000
Issuance of Class A common stock and warrants to
   purchase Class A common stock                                 799,964         8,000          --             --          792,000
Reduction in note receivable                                        --            --            --             --             --
Accrual of interest on note receivable                              --            --            --             --             --
Issuance of warrants to purchase Class A common stock
   in conjunction with the issuance of preferred stock              --            --            --             --          386,462
Accrued dividend on preferred stock including accretion
   of assured incremental yield                                     --            --            --             --       (1,372,984)
Assured incremental yield on issuance of Series F
   convertible preferred stock and debt                             --            --            --             --          682,000
Net loss                                                            --            --            --             --             --
Exchange of Class B stock for Class A stock                    1,796,518        17,965    (1,796,518)       (17,965)          --
                                                            ------------  ------------  ------------   ------------   ------------

Balance at December 31, 1997 (carried forward)                22,874,639  $    228,747     4,421,953   $     44,220   $ 44,520,246



                                                             Deficit
                                                           accumulated                     Note
                                                            during the                   receivable
                                                            development      Deferred       from
                                                               stage       compensation  stockholder        Total
                                                            ------------   ------------  ------------   ------------
Balance at December 31, 1994 (brought forward)               (15,909,988)         --          (210,072)    12,549,785

Shares issued at prices ranging from $1.00 per share to
   $3.13 per share as compensation for services rendered            --            --              --           57,499
Exercise of options to purchase Class B stock                       --            --              --          436,230
Accrued dividends on preferred stock                                --            --              --          (40,600)
Accrual of interest on note receivable from stockholder             --            --           (17,318)       (17,318)
Exchange of Class B stock for Class A stock                         --            --              --             --
Net loss for the year ended December 31, 1995                 (6,832,866)         --              --       (6,832,866)
                                                            ------------         ---      ------------   ------------

Balance at December 31, 1995                                 (22,742,854)         --          (227,390)     6,152,730

Exercise of options to purchase Class A stock                       --            --              --          422,507
Shares issued at prices ranging from $2.06 per share to
   $3.44 per share as compensation for services rendered            --            --              --          123,450
Issuance of unregistered Class B common stock to acquire
   Wave Interactive Network valued at approximately
   $.98 per share                                                   --            --              --          368,438
Issuance of warrants to purchase unregistered shares of
   Class A common stock in conjunction with the issuance
   of convertible debt and preferred stock                          --            --           283,455           --
Conversion of Class B Preferred Stock                               --            --              --        3,108,524
Accrual of interest on note receivable                              --            --           (17,315)       (17,315)
Accrued dividends on preferred stock                                --            --              --         (199,014)
Exchange of Class B stock for Class A stock                         --            --              --             --
Net loss for the year ended December 31, 1996                 (8,683,815)         --              --       (8,683,815)
                                                            ------------         ---      ------------   ------------

Balance at December 31, 1996                                 (31,426,669)         --          (244,705)     1,558,960
                                                            ------------         ---      ------------   ------------

Exercise of options to purchase Class A and B common stock          --            --              --          139,888
Shares issued at prices ranging from $1.00 per share
   to $3.00 per share as compensation for services
   rendered                                                         --            --              --          305,496
Conversion of preferred stock into common stock                     --            --              --        6,783,017
Issuance of Class A common stock and warrants to
   purchase Class A common stock to Aladdin                         --            --              --        3,839,000
Issuance of Class A common stock and warrants to
   purchase Class A common stock                                    --            --              --          800,000
Reduction in note receivable                                        --            --            50,000         50,000
Accrual of interest on note receivable                              --            --           (17,319)       (17,319)
Issuance of warrants to purchase Class A common stock
   in conjunction with the issuance of preferred stock              --            --              --          386,462
Accrued dividend on preferred stock including accretion
   of assured incremental yield                                     --            --              --       (1,372,984)
Assured incremental yield on issuance of Series F
   convertible preferred stock and debt                             --            --              --          682,000
Net loss                                                     (13,897,794)         --              --      (13,897,794)
Exchange of Class B stock for Class A stock                         --            --              --             --
                                                            ------------         ---      ------------   ------------

Balance at December 31, 1997 (carried forward)              $(45,324,463)        $--      $   (212,024)  $   (743,274)




          See accompanying notes to consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

   Consolidated Statements of Stockholders' Equity (Deficiency) - (Continued)



                                                                      Class A                  Class B               Capital
                                                                    common stock             common stock          in excess of
                                                                  Shares      Amount      Shares       Amount       par value
                                                                ----------   --------   ----------    --------    ------------
Balance at December 31, 1997 (brought forward)                  22,874,639   $228,747    4,421,953    $ 44,220    $ 44,520,246
                                                                ----------   --------   ----------    --------    ------------
Exercise of options to purchase Class A common stock                77,558        775         --          --           151,180
Options issued to employees below fair market-value                   --         --           --          --           234,723
Exercise of warrants to purchase Class A common stock            1,652,770     16,528         --          --         3,945,740
Warrants to purchase Class A common stock
     to be issued as part of technology licensing
    agreement and issued to consultants for services-                 --         --           --          --         1,546,824
Shares issued at prices ranging from $1.00 per share
   to $5.00 per share as compensation for services
   rendered                                                        121,400      1,214         --          --           647,274
Reduction in note receivable                                          --         --           --          --              --
Issuance of Series G Convertible Preferred stock and
     Common stock warrants, net of issuance costs of $222,500         --         --           --          --           218,250
Assured incremental yield on issuance of Series G
   convertible preferred stock and debt                               --         --           --          --           750,000
Accrual of interest on note receivable                                --         --           --          --              --
Accrued dividend on preferred stock including accretion
   of assured incremental yield                                       --         --           --          --          (858,863)
Conversion of Series G Preferred Stock                           2,394,494     23,945         --          --         2,274,756
Net loss                                                              --         --           --          --              --
Exchange of Class B stock for Class A stock                      1,281,288     12,813   (1,281,288)    (12,813)           --
                                                                ----------   --------   ----------    --------    ------------
Balance at December 31, 1998 (carried forward)                  28,402,149   $284,022    3,140,665    $ 31,407    $ 53,430,130
                                                                ----------   --------   ----------    --------    ------------
                                                                ----------   --------   ----------    --------    ------------

                                                                  Deficit
                                                                accumulated      Series G       Note
                                                                during the      Convertible   receivable
                                                                development      Preferred       from
                                                                   stage           Stock      stockholder       Total
                                                                ------------    -----------    ---------    ------------
Balance at December 31, 1997 (brought forward)                  $(45,324,463)          --      $(212,024)   $   (743,274)
                                                                ------------    -----------    ---------    ------------
Exercise of options to purchase Class A common stock                    --             --           --           151,955
Options issued to employees below fair market-value                     --             --           --           234,723
Exercise of warrants to purchase Class A common stock                   --             --           --         3,962,268
Warrants to purchase Class A common stock
     to be issued as part of technology licensing
    agreement and issued to consultants for services-                   --             --           --         1,546,824
Shares issued at prices ranging from $1.00 per share
   to $5.00 per share as compensation for services
   rendered                                                             --             --           --           648,488
Reduction in note receivable                                            --             --         75,000          75,000
Issuance of Series G Convertible Preferred stock and
     Common stock warrants, net of issuance costs of $222,500           --        1,809,250         --         2,027,500
Assured incremental yield on issuance of Series G
   convertible preferred stock and debt                                 --             --           --           750,000
Accrual of interest on note receivable                                  --             --        (12,318)        (12,318)
Accrued dividend on preferred stock including accretion
   of assured incremental yield                                         --          837,263         --           (21,600)
Conversion of Series G Preferred Stock                                  --       (2,298,701)        --              --
Net loss                                                         (11,895,944)          --           --       (11,895,944)
Exchange of Class B stock for Class A stock                             --             --           --              --
                                                                ------------    -----------    ---------    ------------
Balance at December 31, 1998 (carried forward)                  $(57,220,407)   $   347,812    $(149,342)   $ (3,276,378)
                                                                ------------    -----------    ---------    ------------
                                                                ------------    -----------    ---------    ------------



          See accompanying notes to consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)


   Consolidated Statements of Stockholders' Equity (Deficiency) - (Continued)



                                                                    Class A                 Class B               Capital
                                                                  common stock            common stock          in excess of
                                                               Shares      Amount      Shares       Amount       par value
                                                             ----------   --------    ---------    --------    ------------
Balance at December 31, 1998 (brought forward)               28,402,149   $284,022    3,140,665    $ 31,407    $ 53,430,130
                                                             ----------   --------    ---------    --------    ------------
Exercise of options to purchase Class A
  common stock  (unaudited)                                     193,400      1,934         --          --           467,530
Shares issued at $11.00 per share,
  net of expenses  (unaudited)                                2,304,023     23,041         --          --        23,679,978
Exercise of warrants to purchase Class A
   common stock (unaudited)                                     145,679      1,456         --          --           535,482
Warrants to purchase Class A common stock
   to be issued to consultants for services (unaudited)            --         --           --          --         1,075,240
Shares issued at prices ranging from $5.00 per share
   to $15.00 per share as compensation for services
   rendered (unaudited)                                          13,835        138         --          --           133,982
Accrual of interest on note receivable (unaudited)                 --         --           --          --              --
Accrued dividend on preferred stock (unaudited)                    --         --           --          --            (5,400)
Conversion of Series G Preferred Stock (unaudited)              377,102      3,771         --          --           344,041
Net loss  (unaudited)                                              --         --           --          --              --
Exchange of Class B stock for Class A stock (unaudited)         594,733      5,947     (594,733)     (5,947)           --
                                                             ----------   --------    ---------    --------    ------------
Balance at March 31, 1999 (unaudited)                        32,030,921   $320,309    2,545,932    $ 25,460    $ 79,660,983
                                                             ----------   --------    ---------    --------    ------------
                                                             ----------   --------    ---------    --------    ------------


                                                               Deficit
                                                             accumulated     Series G       Note
                                                              during the    Convertible  receivable
                                                              development    Preferred     from
                                                                stage          Stock     stockholder      Total
                                                             ------------    ---------    ---------    ------------
Balance at December 31, 1998 (brought forward)               $(57,220,407)   $ 347,812    $(149,342)   $ (3,276,378)
                                                             ------------    ---------    ---------    ------------

Exercise of options to purchase Class A
  common stock  (unaudited)                                          --           --           --           469,464
Shares issued at $11.00 per share,
  net of expenses  (unaudited)                                       --           --           --        23,703,019
Exercise of warrants to purchase Class A
   common stock (unaudited)                                          --           --           --           536,938
Warrants to purchase Class A common stock
   to be issued to consultants for services (unaudited)              --           --           --         1,075,240
Shares issued at prices ranging from $5.00 per share
   to $15.00 per share as compensation for services
   rendered (unaudited)                                              --           --           --           134,120
Accrual of interest on note receivable (unaudited)                   --           --         (1,204)         (1,204)
Accrued dividend on preferred stock (unaudited)                      --           --           --            (5,400)
Conversion of Series G Preferred Stock (unaudited)                   --       (347,812)        --              --
Net loss  (unaudited)                                          (3,673,911)        --           --        (3,673,911)
Exchange of Class B stock for Class A stock (unaudited)              --           --           --              --
                                                             ------------    ---------    ---------    ------------
Balance at March 31, 1999 (unaudited)                        $(60,894,318)   $    --      $(150,546)   $ 18,961,888
                                                             ------------    ---------    ---------    ------------
                                                             ------------    ---------    ---------    ------------


          See accompanying notes to consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)


                      Consolidated Statements of Cash Flows


                                                                                    Three months ended,
                                                                                         March 31
                                                                                 -------------------------
                                                                                    1999           1998              1998
                                                                                 ----------     ----------      -------------
                                                                                 (unaudited)    (unaudited)
Cash flows from operating activities:
   Net loss                                                                      $(3,673,911)   $(1,957,268)   $(11,895,944)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Write-off of goodwill                                                              --             --              --
     Depreciation and amortization                                                    87,869         82,547         332,741
     Reserve for note from affiliate                                                    --             --              --
     Accrued interest on marketable securities                                          --             --              --
     Noncash expenses:
       Accretion of assured incremental yield on
          convertible debt                                                              --             --              --
       Common stock issued in connection with
          License and Cross-License Agreement                                           --             --              --
       Common stock issued for services rendered
          and additional interest on borrowings                                      134,120         15,000         648,488
       Warrants to be issued to ITG and warrants
          issued as compensation for services                                      1,075,240           --         1,546,824
       Issuance of warrants to Aladdin                                                  --             --              --
       Accrued interest on note payable                                               14,315         11,400          39,707
       Preferred stock issued for services rendered                                     --             --              --
       Compensation associated with issuance of
          stock options                                                                 --             --           234,723
       Amortization of deferred compensation                                            --             --              --
       Amortization of discount on notes payable                                        --             --              --
       Common stock issued by principal stockholder
          for services rendered                                                         --             --              --
     Changes in assets and liabilities:
       Increase (decrease) in deferred revenue                                      (625,000)       797,025       1,250,000
       Increase in accrued interest on note receivable                                (1,204)          --           (12,318)
       (Increase) decrease in prepaid expenses and
          other receivables                                                         (146,463)          --            (5,000)
       (Increase) decrease in other assets                                              --           (2,833)        (37,241)
       (Decrease) increase in accounts payable and
          accrued expenses                                                          (970,871)      (126,784)      1,601,396
                                                                                 ----------     ----------      -------------
          Net cash used in operating activities                                   (4,105,905)    (1,180,913)     (6,296,624)
                                                                                 ----------     ----------      -------------


                                                                                                      Period from February 12, 1988
                                                                                                        date of inception) through
                                                                            1997           1996                March 31,1999
                                                                         ------------    -----------  ------------------------------
                                                                                                                (unaudited)
Cash flows from operating activities:
   Net loss                                                              $(13,897,794)   $(8,683,815)           $(60,894,318)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Write-off of goodwill                                                    769,886           --                   769,886
     Depreciation and amortization                                            486,693        316,829               1,607,978
     Reserve for note from affiliate                                             --        1,004,934               1,672,934
     Accrued interest on marketable securities                                   --           48,617                (106,962)
     Noncash expenses:
       Accretion of assured incremental yield on
          convertible debt                                                    119,000           --                   119,000
       Common stock issued in connection with
          License and Cross-License Agreement                                    --             --                 1,124,960
       Common stock issued for services rendered
          and additional interest on borrowings                               305,496         40,938               3,459,666
       Warrants to be issued to ITG and warrants
          issued as compensation for services                                    --             --                 2,622,064
       Issuance of warrants to Aladdin                                      2,939,000           --                 2,939,000
       Accrued interest on note payable                                        56,624          9,500                 120,146
       Preferred stock issued for services rendered                              --             --                   265,600
       Compensation associated with issuance of
          stock options                                                          --             --                   634,463
       Amortization of deferred compensation                                     --             --                   398,660
       Amortization of discount on notes payable                                 --             --                   166,253
       Common stock issued by principal stockholder
          for services rendered                                                  --             --                   565,250
     Changes in assets and liabilities:
       Increase (decrease) in deferred revenue                                   --             --                   625,000
       Increase in accrued interest on note receivable                        (17,319)       (17,315)               (102,372)
       (Increase) decrease in prepaid expenses and
          other receivables                                                    70,358         64,413                (151,463)
       (Increase) decrease in other assets                                    184,771        (53,346)               (122,373)
       (Decrease) increase in accounts payable and
          accrued expenses                                                    490,599       (191,103)              2,195,799
                                                                         ------------    -----------             ------------
          Net cash used in operating activities                            (8,492,686)    (7,460,348)            (42,090,829)
                                                                         ------------    -----------             ------------


                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

                Consolidated Statements of Cash Flows, Continued


                                                                               Three months ended,
                                                                                    March 31
                                                                            --------------------------
                                                                               1999           1998              1998
                                                                            -----------    -----------      ----------
                                                                            (unaudited)    (unaudited)
Cash flows from investing activities:
   Acquisition of property and equipment                                      (305,656)       (87,400)      (371,726)
   Short-term loans to affiliate                                                  --             --             --
   Organizational costs                                                           --             --             --
   Purchase of marketable securities-held to maturity                             --             --             --
   Maturity of marketable securities-held to maturity                             --             --             --
          Net cash provided by (used in) investing activities                 (305,656)       (87,400)      (371,726)
                                                                          ------------    -----------    -----------
Cash flows from financing activities:
   Net proceeds from issuance of common stock                               22,709,421           --        4,114,223
   Net proceeds from issuance of preferred stock
     and warrants                                                                 --        2,777,500      2,777,500
   Sale of warrants                                                               --             --             --
   Note receivable from stockholder                                               --             --           75,000
   Proceeds from notes payable and warrants to
     stockholders                                                            2,000,000           --             --
   Repayments of notes payable to stockholders                                    --             --             --
   Proceeds from notes payable and warrants                                       --             --             --
   Repayments of note payable                                                     --             --             --
   Advances from stockholder                                                      --             --             --
   Repayments of advances from stockholder                                        --             --             --
   Increase in deferred offering costs                                            --             --             --
                                                                          ------------    -----------    -----------
          Net cash provided by financing activities                         24,709,421      2,777,500      6,966,723
                                                                          ------------    -----------    -----------
Net increase (decrease) in cash and cash equivalents                        20,297,860      1,509,187        298,373

Cash and cash equivalents at beginning of period                             1,057,094        758,721        758,721
                                                                          ------------    -----------    -----------
Cash and cash equivalents at end of period                                $ 21,354,954    $ 2,267,908    $ 1,057,094
                                                                          ------------    -----------    -----------
                                                                          ------------    -----------    -----------


                                                                                                   Period from February 12, 1988
                                                                                                   (date of inception) through
                                                                              1997            1996        March 31,1999
                                                                             --------      ---------  ------------------------
                                                                                                          (unaudited)
Cash flows from investing activities:
   Acquisition of property and equipment                                     (256,306)      (252,439)     (2,484,500)
   Short-term loans to affiliate                                                 --       (1,004,934)     (1,672,934)
   Organizational costs                                                          --             --           (14,966)
   Purchase of marketable securities-held to maturity                            --       (2,945,458)    (27,546,769)
   Maturity of marketable securities-held to maturity                            --        6,843,041      27,653,731
                                                                          ------------    -----------    -----------
          Net cash provided by (used in) investing activities                (305,656)     2,640,210     (4,065,438)
                                                                          ------------    -----------    -----------
Cash flows from financing activities:
   Net proceeds from issuance of common stock                               1,837,889        422,507      51,233,115
   Net proceeds from issuance of preferred stock
     and warrants                                                           3,555,500      5,950,027      12,283,027
   Sale of warrants                                                              --             --                 4
   Note receivable from stockholder                                            50,000           --           (48,175)
   Proceeds from notes payable and warrants to
     stockholders                                                                --             --         4,083,972
   Repayments of notes payable to stockholders                                   --             --        (1,069,972)
   Proceeds from notes payable and warrants                                      --             --         1,284,250
   Repayments of note payable                                                    --             --          (255,000)
   Advances from stockholder                                                     --             --           227,598
   Repayments of advances from stockholder                                       --             --          (227,598)
   Increase in deferred offering costs                                           --             --              --
                                                                          ------------    -----------    -----------
          Net cash provided by financing activities                         5,443,389      6,372,534      67,511,221
                                                                          ------------    -----------    -----------
Net increase (decrease) in cash and cash equivalents                       (3,305,603)     1,552,396      21,354,954
Cash and cash equivalents at beginning of period                            4,064,324      2,511,928            --
                                                                          ------------    -----------    -----------
Cash and cash equivalents at end of period                                $   758,721    $ 4,064,324    $ 21,354,954
                                                                          ------------    -----------    -----------
                                                                          ------------    -----------    -----------



          See accompanying notes to consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

                   Notes to Consolidated Financial Statements

      December 31, 1998, 1997, 1996 and The Period From February 12, 1988
                  (Date of Inception) Through March 31, 1999



(1) Organization and Basis of Preparation
   Wave Systems Corp. (the "Company" or "Wave") is engaged in the research and development of a proprietary system (the "Wave System") for use with a computer, that measures, controls, and records the use of electronic content. The Company is also engaged in various research, development and marketing efforts to commercialize the Wave System to provide more efficient and flexible pricing (e.g., pay per use or rent-to-own) and greater security on the usage of the electronic content. The Company is in the development stage and, accordingly, the accompanying consolidated financial statements are presented in a format prescribed for a development stage enterprise.

   The Company has incurred significant losses in current and prior periods.
     Management intends to continue to devote resources toward the research, development and marketing of its products in order to generate future revenues from licensing and product sales. In addition, the Company is actively pursuing additional short- and long-term financing sources, including debt and equity financing and on March 23, 1999 completed an offering of common stock for net proceeds of approximately $23 million, as discussed in Note 13. Management anticipates that the proceeds of this offering will be sufficient to fund operations through the end of the third quarter of 2000. However, while management believes that it can successfully research, develop and market its products and obtain additional financing to fund operations beyond 2000, there can be no assurance that it will be able to do so.

(2) Significant Accounting Policies
   (A) Principles of Consolidation and Interim Financial Information
     The consolidated financial statements include the financial statements of Wave; a wholly owned subsidiary, Harvard International Medical Library, Inc., doing business as MedWave; a majority owned inactive subsidiary, Network News Corp. ("NNC"); and a wholly owned inactive subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

     The consolidated financial statements as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for interim periods are not necessarily indicative of the results for the full year.

   (B) Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

   (C) Cash Equivalents
     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.

   (D) Property and Equipment
     Property and equipment, including computer software, are stated at cost.
       Depreciation is computed using the straight-line method over estimated useful lives of five years.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

            Notes to Consolidated Financial Statements - (Continued)


   (E) Goodwill
     Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over the period expected to be benefited of five years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the related acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill is impacted if estimated future operating cash flows are not achieved. During the third quarter of 1997, the Company wrote-off goodwill related to the WIN acquisition as it was uncertain whether the current and expected future results of operations of WIN would be sufficient to support its carrying value.

   (F) Income Taxes
     The Company accounts for income taxes under the asset and liability method.
       As such, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   (G) Stock Option Plan
     The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. On January 1, 1996, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation and accordingly, provides pro forma net income and pro forma earnings per share footnote disclosures for employee stock options as if the fair value-based method defined in SFAS No. 123 had been applied.

   (H) Research and Development
     Research and development costs are expensed as incurred.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

            Notes to Consolidated Financial Statements - (Continued)


   (I) Loss Per Share
     Basic net loss per common share has been calculated based upon the weighted average number of shares of common stock outstanding during the period. No effect has been given to common stock equivalents or convertible preferred stock, warrants or debt in the diluted loss per common share as they are all anti-dilutive. Included in net loss to common stockholders is the accretion of the assured incremental yield related to the ability of the Series B, C, D, F and G preferred stockholders to acquire common stock upon conversion at a discount. The assured incremental yield is being accreted as a dividend over the periods from the dates of issuance of the preferred stock to the earliest eligible dates for conversion.

   (J) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

   (K) Reclassifications
     Certain reclassifications have been made to the 1996 and 1997 consolidated financial statements to conform to the 1998 presentation.

(3) Related Party Transactions
   (A) Note Receivable from Stockholder
     A stockholder, the Chairman and Chief Executive Officer of the Company, was indebted to the Company at December 31, 1998 and 1997 under two promissory notes totaling $149,342, including accrued interest, due on demand. During 1998 and 1997, $75,000 and $50,000, respectively, of the Chairman and Chief Executive Officer's bonus was used to reduce the principal owed.

     The notes are secured by a pledge of 67,000 shares of Class B common stock held by the stockholder and officer. The notes bear interest at 10% per annum. The notes and accrued interest thereon have been shown as a deduction from stockholders' equity in the accompanying consolidated financial statements.

(B) Payment to Related Party
     In 1997, the Company paid $182,209 to Enterprise Engineering Associates
       ("EEA"), during which time Mr. Michael Sprague was an employee of EEA. On August 1, 1997, Michael Sprague became an employee of Wave, at an annual salary of $110,000. Michael Sprague is the son of the Chairman and Chief Executive Officer of the Company.

     In 1998, the Company paid $25,000 to Studio 2, during which time Mr.
       Kevin Sprague was an employee of Studio 2. Kevin Sprague is the son of the Chairman and CEO of the Company.


                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


   (C) Acquisition and Dispositions
     In November 1995, the Company entered into a transaction with certain individuals whereby shares in its newly-formed subsidiary, Wave Interactive Network, Inc. ("WIN"), were transferred in exchange for a demand note. The amount of the demand note was based on the level of funding provided to WIN by the Company during 1995. The demand note from WIN accrued interest at a rate of Prime plus 1% and, subject to certain limitations associated with WIN's ability to raise additional capital, was convertible into an undiluted 20% of the common shares of WIN at the option of Wave. The Company retained a 1% ownership in WIN and transferred the remaining ownership to certain individuals, including former employees. Approximately 65% of the ownership was transferred to Steven Sprague, President and CEO of WIN, and three other children of Mr. Peter J. Sprague, Chairman and CEO of Wave. The note was fully reserved as its collectibility was dependent upon WIN's ability to raise additional capital. In addition, the Company entered into a separate commercial agreement that, among other things, granted certain distribution rights to WIN in exchange for royalties and other consideration.

     During 1996, the Company continued to finance the operations of WIN through additional demand notes with terms similar to the original demand note. The additional notes amounting to $1,004,000 were also fully reserved. On December 30, 1996, effective as of October 18, 1996, the Company entered into a merger agreement with WIN whereby the Company exchanged, for all of the outstanding WIN common stock that it did not own, 375,000 shares of Class B common stock. These Class B shares are restricted securities within the meaning of Rule 144 of the Securities Act of 1933, as amended (the "Act"). Additionally, based on the attainment of a specified milestone, the shareholders of WIN are entitled to receive an additional 325,000 shares of the Company's Class B common stock. The Company also issued a 10% convertible note and a warrant to refinance a convertible note obligation of WIN amounting to approximately $456,000, which included accrued interest to October 18, 1996, and an outstanding warrant. Included in the results of operations are WIN's operations from October 18, 1996. The acquisition was accounted for by the purchase method.

     The purchase price of $952,438 was determined based on the estimated fair value of the consideration given to the WIN shareholders and noteholders and was allocated to goodwill as WIN had no net tangible assets. Subsequently, in 1997, the Company determined it was uncertain whether the current and expected future results of operations of WIN would be adequate to support the goodwill capitalization, and wrote-off the goodwill as impaired. If the contingent consideration of an additional 325,000 shares is issued, the value ascribed to such consideration will be expensed.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)

(4) Property and Equipment
   Property and equipment as of December 31 consisted of the following:


                                                              1998             1997
                                                              ----             ----
       Equipment                                           $1,554,001       $1,297,702
       Furniture, fixtures and improvements                   459,822          389,530
       Computer software                                      171,363          128,228
                                                            ---------        ---------
                                                            2,185,186        1,815,460
       Less: Accumulated depreciation                       1,296,925          966,184
                                                            ---------        ---------
          Total                                            $  888,261       $  849,276
                                                            ---------        ---------
                                                            ---------        ---------

   Depreciation expense on property and equipment amounted to approximately
     $333,000, $344,000, $272,000 and $1,297,000 for the years ended December
     31, 1998, 1997, and 1996 and for the period from inception through December 31, 1998, respectively.

(5) Notes Payable
   In connection with the acquisition of WIN, the Company issued a 10% convertible note amounting to $456,000 and a warrant to refinance WIN's obligation to a WIN noteholder. The note was convertible any time after April 1, 1997 and became due, including accrued interest of $66,125, on April 18, 1998. The note was convertible into a number of the Company's unregistered Class A common stock for a period beginning on April 1, 1997 and ending April 18, 1998 calculated as the greater of (a) the number of shares that would be acquired at 80% of the fair market value of the Class A common stock or (b) 250,000 shares plus 2,000 shares for each month the note is outstanding.

   On October 18, 1998 the Company restated and amended the note. The note is now convertible any time after April 1, 1999 and up to April 18, 1999. The conversion price was reduced to $0.95 per share of common stock. An additional 75,000 warrants were issued as part of this amended note and the fair value of these warrants was $106,000. Additionally, the fair value of the reduced conversion price was $274,000. Such amounts will be amortized as additional interest expense from the date the note was amended and warrant issued through the earliest conversion date of April 1, 1999. During 1998, approximately $123,000 of the value of the reduced conversion rate and warrant was recorded as interest expense.

(6) Accounts Payable and Accrued Expenses
   Accounts payable and accrued expenses as of December 31 consisted of the following:

                                                             1998          1997
                                                             ----          ----
       Accrual of costs related to the ITG agreement     $  490,000     $  490,000
       Accounts payable                                     755,521        298,486
       Accrued consulting and professional fees             155,000        264,495
       Legal Settlement (note 13)                           602,000         -
       Accrued payroll and related costs                    816,269        318,403
       Lease payable                                         60,169         -
       Other accrued liabilities                            150,199         56,378
                                                         ----------     ----------
          Total                                          $3,029,158     $1,427,762
                                                         ----------     ----------
                                                         ----------     ----------


                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


(7) Capital Stock

     (a) Redeemable Preferred Stock

     The Company has authorized 2,000,000 shares of preferred stock having a par value of $.01 per share. On October 19, 1992, the Board of Directors designated and issued 360 shares of this preferred stock of the Company as "Series A Cumulative Redeemable Preferred Stock" ("Series A Preferred Stock").

     The Series A Preferred Stock was issued in settlement of compensation owed to a former officer of the Company for services provided to the Company. The holder of the Series A Preferred Stock is entitled to receive a dividend at the rate of $60 per share per annum, when and as declared by the Board of Directors of the Company. Dividends are cumulative from the date of original issue, and payable upon redemption.

     No dividends may be declared upon the common stock of the Company unless full cumulative dividends on the Series A Preferred Stock have been declared and a sum sufficient for the payment thereof has been set apart for such payment. The stock is non-voting and redeemable at $1,000 per share, plus accumulated dividends, at any time at the option of the Company. The stock is subject to mandatory redemption five years from the date of issuance, or October 1997. Because the dividend rate on the Preferred Stock was below market rates, the stock was discounted to yield a market rate of 12% at the time of issuance, resulting in a discount of $94,400. Dividends of $21,600, $39,267, and $41,800 have been accrued for the years ended December 31, 1998, 1997 and 1996, respectively. The holder has not notified the Company of his intention to redeem the stock. The Company continues to accrue dividends until receipt of such intention.

     In May of 1996, the Company raised $3,214,026, net of issuance costs of $285,974, through the placement of 350 shares of Series B Preferred Stock ("Series B Preferred Stock") pursuant to Regulation S of the Securities Act of 1933 ("the Act"). The Series B Preferred Stock has a stated value of $10,000 per share, which accrues dividends for liquidation and conversion purposes at 6% per annum, and ranks senior to the Company's common stock and Series C Convertible Preferred Stock ("Series C Preferred Stock") and junior to the Series A Preferred Stock. Series B Preferred Stock was convertible by the holder, in increments, into the Company's Class A common stock. The Series B Preferred Stock was convertible at the lesser of 110% of the average closing bid price for the five days immediately preceding the issue date or 85% of the average closing bid price for the five days immediately preceding the conversion date. During 1996, 330 shares of the Company's Series B Preferred Stock were converted into 2,960,303 shares of the Company's Class A common stock and the remaining 20 shares of Series B preferred were converted in 1997 into 117,240 shares of the Company's Class A common stock.

     In December of 1996, the Company raised $2,634,037 net of issuance costs of $365,963 ($101,964 of which related to the value ascribed to warrants issued) through the placement of 150,000 shares of Series C Preferred Stock pursuant to Regulation D of the Act. The Series C Preferred Stock has a stated value of $20 per share, which accrues dividends payable quarterly in cash at 6% per annum.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


     The Series C Preferred Stock ranks senior to the Company's common stock and junior to the Series A and B Preferred Stock. Series C Preferred Stock was convertible by the holder, in increments, into the Company's Class A common stock based on the market price of the Company's Class A common stock at the time of conversion.

     The Series C Preferred Stock was convertible at the lesser of $2.31 per share or 80%, as adjusted, of the average of the fair value of the Class A common stock for the five days prior to the conversion date. During 1997 all of the Series C preferred stock was converted into 2,850,439 shares of the Company's Class A common stock.

     In May of 1997 the Company raised approximately $1,316,000, net of issuance costs of $272,000 ($162,000 of which related to the value ascribed to warrants issued), through the placement of 80,000 shares of newly created Series D Convertible Preferred Stock. The Series D Preferred Stock had a stated value of $20 per share, which accrued dividends payable quarterly in cash at 6%.


     The Series D Convertible Preferred Stock was convertible into the Class A common stock of the Company at an effective conversion price of the lower of (i) $1.35, or (ii) 80% of the average closing bid price on the NASDAQ National Market System of the Company's Class A common stock for the five
       (5) trading days immediately preceding the date of conversion. During 1997 all of the Series D Convertible Preferred Stock was converted into 2,070,095 shares of the Company's Class A common stock.



     (b) Convertible Preferred Stock


     In October 1997 the Company raised approximately $1,850,000, net of issuance costs of $397,000 ($224,000 of which related to the value ascribed to warrants issued), though the private placement 112,500 shares of newly created Series F Convertible Preferred Stock. The Series F Convertible Preferred Stock has a stated value of $20 per share, which accrued dividends payable quarterly in cash at 6%.



     The Series F Convertible Preferred Stock was convertible into the Class A common stock at an effective conversion price of the lower of (a) $1.05 and (b) 80% of the average of the five (5) lowest trading prices of Class A common stock. During 1997 all of the Series F Convertible Preferred Stock was converted into 2,961,086 shares of the Company's Class A common stock.



     During March of 1998, the Company issued 150,000 shares of newly created
       Series G Convertible Preferred stock for an aggregate purchase price of $3,000,000. The Series G Convertible preferred stock is senior to the Company's classes of common stock, and is junior to the Company' Series A Redeemable Preferred in liquidation rights. The Series G Convertible Preferred Stock accrues dividends at the rate of 6% per annum. The Series G Convertible Preferred stock is convertible into the Company's unregistered Class A Common stock at the lower of $1.12 or 80% of the average of the five lowest closing bids for the 25 calendar days prior to conversion. In addition, the Company issued warrants to the purchaser and placement agent for 225,000 shares of the Company's Class A common stock at an exercise price of $1.38. As of December 31, 1998, 20,000 shares remained outstanding.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


     (c) Common Stock

     In December 1989, March through October 1990, and November 1991, substantially all stockholders as of December 29, 1989 were offered the right to acquire a number of shares equivalent to their pre-offering holdings at a price of $.003 per share. Substantially all stockholders that received the offer accepted this opportunity. This was accounted for essentially as a stock split effected in the form of a rights offering, and all shares issued in conjunction with this offering were reflected in the accompanying consolidated financial statements retroactively.

     Two principal stockholders did not acquire the full amount of shares to which they were entitled. Most of the additional proportionate shares that these stockholders would have been credited with were offered instead to certain officers, employees and stockholders for $.003 per share. To the extent that these rights were offered to the individuals in compensation for services rendered to the Company, compensation expense equal to the difference between the estimated fair value as of the date of issuance and the purchase price of the stock was recorded. The estimated fair value of the common stock was determined based on sales to third parties near the date of issuance. Compensation expense associated with the issuance of these shares of $430,250 is included in the accompanying consolidated statement of operations for the period from inception to December 31, 1998.

     In May and November, 1992, the Company issued 770,000 shares of Class B restricted common stock to certain employees, officers and stockholders of the Company for a purchase price of $.003 per share, payable in the form of services to the Company.

     As these shares were issued for services rendered, compensation expense of $1,927,500 was recorded representing the estimated fair value of $2.50 per share at the date of issuance, the price at which common stock was sold to third parties near the time of issuance.

     In February 1995, the Company agreed to grant 36,000 shares of Class A common stock, 12,000 of which were issued in 1995 with the remainder issued in 1996, to two consultants and six non-employee directors as compensation for services rendered. Expenses of $112,500 were recorded in 1995 representing the stock's fair value of $3.13 per share at the time of the agreement to grant.

     In July 1995, the Company issued 19,559 shares to two vendors in payment for services rendered. Costs of $20,000 were recorded representing the stock's fair value of approximately $1.00 per share at the time the services were rendered.

     In July and August 1996, the Company issued 15,000 and 3,077 shares of
       Class A common stock to two consultants as compensation for services rendered. Expenses of $40,938 have been recorded representing the stock's fair value of $2.06 and $3.44 per share, respectively, at their dates of issuance.

     During 1997 the Company issued 126,885 shares of the Company's Class A common stock to vendors or for the settlement of liabilities. Expenses of $305,496 have been recorded representing the stocks' fair value at the date of issuance.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


     During 1997 the Company sold approximately 800,000 shares of the Company's
       Class A common stock and warrants to purchase 160,000 shares of the Company's Class A common stock, which may be exercised at an exercise price of $1.00, for an aggregate purchase price of $800,000. As of December 31, 1998, 600,000 of the shares had been exercised.

     During 1997 the Company issued 500,000 shares of the Company's Class A common stock in connection with a license agreement with Aladdin Knowledge Systems, Ltd. for its proprietary persistent encryption technology. The shares were issued at their fair value on the date of issuance.


     (d) Recapitalization

     In January 1994, the Board of Directors authorized the Company to amend and restate the Company's Certificate of Incorporation to reflect the authorization of 25,000,000 shares of a newly created Class A common stock, which stock has voting rights of one vote per share, and the reclassification of the then current outstanding shares of common stock into Class B common stock. In June 1994, the Board of Directors authorized that the Class B common stock will have one vote per share, except that Class B common stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction, which is not recommended by the Company's Board of Directors. In addition, the Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. The Class B common stock is convertible into shares of Class A common stock at any time. The classes of common stock are alike in all other respects.

(8) Options and Warrants



   1991 Plan

   In September 1991, the Board of Directors authorized the establishment of a stock option plan (the "1991 Plan"). The total number of shares of Class B common stock subject to the Plan is 2,700,000. Options terminate upon the earlier of the date of the expiration of the option or upon termination of the employment relationship between the Company or a subsidiary and the optionee for any reason other than death, disability or retirement.

   Employees are entitled to exercise their options on dates determined by the Compensation Committee of the Board of Directors. Vesting provisions for options granted generally range from immediate vesting to pro rata vesting over a three-year period. Options granted under the 1991 Plan may, in the discretion of the Compensation Committee, include the right to acquire a reload option. A reload option provides for the automatic grant of a new option at the then-current market price in exchange for each previously owned share tendered by an employee in a stock-for-stock exercise.

   Subsequent to January 1994 no further options, other than reload options, may be granted under the 1991 Plan. All options outstanding under the 1991 Plan continue in full force and effect subject to their original terms.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


   Other Options
   In 1993, in connection with an investment banking agreement, the Company granted options to purchase 30,000 shares of Class B common stock at an exercise price of $1.67 per share, and options to purchase 14,286 shares of Class B common stock at an exercise price of $3.50 per share. The options vested immediately and are exercisable for a period of seven years from the date of issuance.

   1994 Plans
   In January 1994, the Board of Directors authorized the establishment of the 1994 Employee Stock Option Plan (the "1994 Plan"). The initial number of shares of Class A common stock subject to the 1994 Plan was 1,000,000. The terms of the 1994 Plan are similar to those of the 1991 Plan. Options are granted with exercise prices that approximate fair market value at the date of grant. In May 1996, July 1997, and November 1998 the Board of Directors approved an amendment to the Company's 1994 Plan to increase the number of shares of Class A common stock reserved for issuance thereunder by 1,000,000, 1,000,000 and 5,000,000, respectively. Therefore, the 1994 Plan number of shares of Class A common stock reserved for issuance is 8,000,000 shares.

   In January 1994, the Board of Directors authorized the establishment of the Non-Employee Directors Stock Option Plan (the "Directors' Plan"). The total number of shares of Class A common stock subject to the Directors' Plan was 200,000. Pursuant to the Directors' Plan, each director who was not an employee of the Company received an initial grant of options to purchase 12,000 shares of Class A common stock at an exercise price of $3.50 per share.

   Any person subsequently elected as a director who is not an employee of the Company will receive an initial grant of options to purchase 12,000 shares of Class A common stock on the day he or she is elected a director. In addition, on the day immediately following each of the dates on which an incumbent director is reelected, he or she received an additional grant of options to purchase 2,000 shares of Class A common stock.

   In February 1995, the Board of Directors authorized certain changes to the Directors' Plan. The annual option grant for directors was increased from a total of 2,000 shares of Class A common stock to 10,000 shares of Class A common stock. In July 1995, the stockholders of the Company authorized an increase to the total number of shares subject to the Directors' Plan from 200,000 shares to 500,000 shares. Options to purchase a total of 110,000 and 100,000 shares of Class A common stock at $1.94 to $3.09 and $3.09 per share, were issued in 1997 and 1996, respectively, to nonemployee directors. In November 1998, the stockholders of the Company authorized an increase to the total number of shares subject to the Directors' Plan from 500,000 shares to 1,000,000 shares. The stockholders also amended the Directors' Plan to provide that options issued to non-employee directors under such plan vest on the day following the grant.

   Initial option grants under the Directors' Plan vest one-third upon grant, and one-third on each of the first and second anniversaries. Annual option grants vest 25% after each three-month period following grant.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


   Options under the Directors' Plan are exercisable for a period of ten years from the date of grant. Options may not be exercised after the option holder ceases to be a director of the Company, except that in the event of death or disability of the option holder, the option may be exercised for a period of one year after the date of death or disability, and, in the event of retirement of the option holder, the option may be exercised for a period of three months after the date of retirement.


1996 Plan

   In September 1996, the Board of Directors authorized the establishment of the 1996 Performance Stock Option Plan ( the "1996 Plan"). The initial number of shares of Class A common stock subject to the 1996 Plan was 800,000. The terms of the 1996 Plan are similar to those of the 1994 and 1991 Plans. Options are granted with exercise prices that approximate fair market value at the date of grant.

   At December 31, 1998, there were approximately 3,360,000 additional shares available for grant under the 1994 Plan. The per share weighted-average fair value of stock options granted during 1998, 1997 and 1996 was $2.48, $1.58 and $2.65 on the dates of grant using the Black Scholes option-pricing model with the following weighted-average assumptions:

                                    1998            1997            1996
                                    ----            ----            ----
        Expected Life (Years)        10              10              10
        Interest Rate               6.0%            6.5%            6.4%
        Volatility                  105%            111%            124%
        Dividend Yield                0%              0%              0%

   The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for stock options granted to employees at fair market value in the financial statements, except for $234,723 of expense recorded in 1998 for options issued at exercise prices below the fair market value of the Company's stock.

   Had the Company determined compensation cost based on the fair value at the grant dates for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                         1998                  1997                  1996
                                                         ----                  ----                  ----
Net loss - as reported                                 $ ( 11,895,944)       $ (13,897,794)         $ ( 8,683,815)
Net loss - pro forma                                     ( 17,596,312)         (15,300,187)           (10,025,517)
Net loss to common stockholders - as reported            ( 12,754,807)         (16,380,776)            (9,554,394)
Net loss to common shareholders - pro forma              ( 18,455,175)         (17,783,169)           (10,896,096)
Loss per common share - as reported                             ( .44)                (.78)                  (.64)
Loss per common share - pro forma                               ( .63)                (.85)                  (.73)

   Pro forma net loss reflects only options granted since 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting periods and compensation cost for options granted prior to January 1, 1995 are not considered.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


Summary of Option Activity
A summary of option activity through December 31, 1998 follows:

                                                     Class A and B shares      Weighted average
                                                       subject to option        exercise price
                                                       -----------------        --------------
Balance at January 1, 1991                                        -                   $  -
Options granted                                               30,000                  1.67
                                                         -----------

Balance at December 31, 1991                                  30,000                  1.67
Options granted                                              816,750                  1.18
                                                          ----------

Balance at December 31, 1992                                 846,750                  1.20
Options granted                                              949,186                  3.10
                                                          ----------

Balance at December 31, 1993                               1,795,936                  2.20
Options granted                                              310,200                  3.05
Options canceled                                            (108,500)                 3.38
                                                          ----------

Balance at December 31, 1994                               1,997,636                  2.27
Options granted                                              777,850                  2.22
Options canceled                                            (349,205)                 2.11
Options exercised                                           (681,700)                  .64
                                                          ----------

Balance at December 31, 1995                               1,744,581                  2.92
Options granted                                            1,342,075                  2.65
Options canceled                                            (503,879)                 3.20
Options exercised                                           (214,091)                 1.97
                                                          ----------

Balance at December 31, 1996                               2,368,686                  2.79
Options granted                                              316,010                  1.58
Options canceled                                            (669,580)                 1.58
Options exercised                                            (70,326)                 1.90
                                                         -----------

Balance at December 31, 1997                               1,944,790                  2.73
Options granted                                            5,665,278                  2.48
Options canceled                                            (701,267)                 2.49
Options exercised                                          (  77,558)                 1.95
                                                        ------------

Balance at December 31, 1998                               6,831,243                 $2.48

   At December 31, 1998, there were approximately 1,760,568 options exercisable at prices ranging from $1.06 to $7.06.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


The following table summarizes information about stock options outstanding at December 31, 1998:

                                                                                        Weighted
                                                                   Weighted              average
                                                                    average             remaining
Range of                      Number           Number              exercise            contractual
exercise prices             outstanding      exercisable             price                life
---------------             -----------      -----------          ----------           -----------
   $1.06                      131,250           50,167              $1.06               8.6 years

   1.07 - 1.69              3,009,675          350,209               1.30               8.5 years

   1.70 - 2.31                174,634           44,536               2.10               8.8 years

   2.32 - 2.97                 89,243           72,707               2.62               5.7 years

   2.98 - 3.50                870,767          291,669               3.32               8.2 years

   3.51 - 3.81              2,254,894          878,500               3.66               9.4 years

   3.82 - 7.06                300,780           72,780               7.06               8.6 years

   WARRANTS
   In 1993 and 1994, the Company issued warrants to acquire a total of 151,600 shares of Class B common stock at $3.50 per share in conjunction with sales of Class B common stock to individuals and institutions. All warrants are exercisable for a period of five years from the date of issuance.

   In 1993 and 1994, the Company issued warrants to acquire a total of 376,253 shares of Class B common stock at $3.50 per share in conjunction with the issuance of its 10% Convertible Notes which have since been repaid and in 1994, the Company issued warrants to acquire a total of 46,799 shares of Class B common stock at $6.00 per share in conjunction with the issuance of its 15% Notes, also which have since been repaid. All warrants are exercisable for a period of five years from their dates of issuance.

   Under the terms of the Company's initial public offering, the underwriter acquired warrants to purchase 360,000 Class A common shares at a price of $6.50 per share for nominal consideration. These warrants are exercisable for four years commencing in September 1995.

   As a result of the successful placement of 350 shares of Series B Preferred
     Stock, a consultant from Digital Media Group, Inc. was issued warrants by the Company to purchase 30,000 Class A common shares at a price of $3.09 per share. These warrants are exercisable for ten years commencing in March 1996.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


   Due to the successful placement of 150,000 shares of the Company's Series C
     Convertible Stock, Wharton Capital Partners Ltd. and The Shemano Group, Inc., two financial consulting firms, were issued warrants by the Company to purchase 37,500 Class A common shares each at a price of $2.54 per share. These warrants expire on December 27, 1999.

   In connection with the acquisition of WIN, the Company issued a warrant that allows the holder the ability to purchase unregistered shares of the Company's Class A common stock at a price of $1.25 per share at the earlier of the conversion of a note or April 18, 1998 for a period of five years. The number of shares able to be purchased under this warrant is based on a formula of $170,000 divided by 80% of the fair market value of the Class A common stock at the time of conversion.


   As a result of the successful placement of 80,000 shares of the Company's
     Series D Preferred Stock, JNC Opportunity Fund, the acquirer of the placement, received 80,000 warrants to purchase the Company's unregistered Class A common stock, and financial consultants, primarily Wharton Capital Partners, received a total of 40,000 warrants. The warrants have an exercise price of $1.62, and expire on May 30, 2002.

   As a result of the successful placement of 112,500 shares of the Company's
     Series F Preferred Stock, Combination Inc., the acquirer of the placement, received 112,500 warrants to purchase the Company's unregistered Class A common stock, and Wharton Capital Partners received 56,250 warrants. The warrants have an exercise price of $1.26, and expire on October 9, 2002.

   In connection with the private placement of approximately 800,000 shares of the Company's Class A common stock, the Company issued 160,000 warrants to purchase shares of the Company's unregistered Class A common stock at an exercise price of $1.00. The warrants expire on September 16, 2000.

   In connection with a technology license agreement with Aladdin, the Company issued two warrants on July 18, 1997 to purchase the Company's Class A common stock. The first warrant is exercisable in 100,000 share lots, and provides the holder with the right to acquire 1,216,136 shares of the Company's unregistered Class A common stock at an exercise price of $1.70 per share. The first warrant has a life of two years. The second warrant provides the holder with the right to acquire 7% of the Company's Class A common stock on a fully diluted basis for the average closing price for the 15 trading days prior to exercise. During June of 1998, Aladdin exercised a portion of the second warrant to purchase 1,000,000 shares of common stock and still has the right to acquire shares approximating 3.45% of the Company's Class A common stock.


                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


   A summary of warrants outstanding at December 31, 1998, based upon a year end price of the Class A common stock of $3.718 per share, follows:


                                   Class A and B shares       Range of exercise          Expiration
          Year of issuance         subject to warrants             prices                   Term
          ----------------         -------------------            --------                 ------
                1994                       542,800               $3.50 -6.50               5 years
                1996                       191,905               1.25 - 3.09           5-10 years
                1997                     1,080,000               1.00 - 1.75               5 years
                1997                     1,216,136                      1.70             2 years
                1998                       225,000               1.38 - 1.49               5 years
                                           120,000               1.10 - 4.05               5 years
                                            34,680                      1.83             10 years
                                        ----------
                                         3,410,521
                                        ----------
                                        ----------


   At December 31, 1998, warrants to acquire approximately 3.4 million shares of Class A and Class B common stock were exercisable.

   The above information table does not include the Aladdin warrant to purchase 3.45% of the Company due to its variable nature.

(9) Licensing Agreements

   (a) Licensed Patents

   In February 1994, the Company entered into an Amended and Restated License
     Agreement (the "Agreement") with Mr. Peter J. Sprague, the Chairman and Chief Executive Officer of the Company, and Mr. John Michener, then a shareholder and officer of the Company, whereby the Company was granted an exclusive license to make, have made, use, lease, sell or otherwise perform services covered by certain licensed patents (the "Licensed Patents") which are a fundamental part of the Company's product. The Agreement amends and restates certain license agreements entered into by the Company prior to February 1994.

   The Agreement provides for royalty payments to be made to the licensors in the aggregate amount of two percent of the total gross revenues derived by the Company and any sublicensee of the Company from the exploitation of the Licensed Patents, less any amounts paid, if any to (i) information and database providers for information distributed to or through the Company or its sublicensees, and to (ii) the Company's sublicensees for manufacturing the product or performing the services covered by the Licensed Patents. Royalty payments are payable quarterly and are to be apportioned 75% to Mr. Sprague and 25% to Mr. Michener.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


   Payment of royalties is secured by a security interest in and to the Licensed
     Patents. Mr. Sprague assigned all of his right, title, and interest in the Licensed Patents to the Company.

   The Company believes that the agreements as a whole provide it with exclusive rights under the Wave Patents. There can be no assurance that the Company will enjoy exclusive rights to the Licensed patents under these agreements.


   (b) Aladdin License Agreement

   During the third quarter of 1997 the Company entered into a license agreement with Aladdin Knowledge Systems, Ltd. ("Aladdin"), an Israeli company, for technology and in-process research and development related to Aladdin's proprietary persistent encryption system. Under the terms of the Aladdin license agreement, the Company is prohibited from using any other encryption technology for the first five years. This technology will be incorporated into the Wave System to facilitate pay-per-view content distribution.

   The Company acquired the license for this technology in exchange for $950,000 plus two warrants to purchase the Company's Class A common stock valued at approximately $2.9 million (see note 8). The cost of this license was expensed as research and development costs. Aladdin also is provided a royalty payment of 5% to 9% of the Company's net content revenues.

   In connection with this agreement, Aladdin acquired an equity position in the Company by purchasing 500,000 shares of the Company's Class A common stock for $900,000, which approximated the fair market value of the shares on the date of purchase (see note 7).

(10) License and Cross-License Agreements
   On May 1, 1992, the Company entered into a Joint Technology Development
     Agreement and License and Cross-License Agreement ("License and Cross-License Agreement") with The Titan Corporation ("Titan") whereby Titan granted to the Company license rights to the use of certain patents which are co-owned or licensed by Titan. The Company granted to Titan the exclusive right to make for, sell in, and lease in a "Retained Market," as defined in the agreement, the subject matter described in any Company patent. The Retained Market is defined generally as the market for "Government Information," as defined in the agreement, used solely by a government entity, and the market for products used to access such information. The Company issued to Titan 674,976 shares of Class B common stock in return for the license to Titan's patents. These shares were valued at $1.67 per share (total $1,124,960), the estimated fair value of the shares at the time of issuance (based on the price at which shares were sold to third parties near the time of issuance), and were included in research and development expense in the accompanying consolidated statement of operations for the period from February 12, 1988 through December 31, 1996.

   The License and Cross-License Agreement provides for royalties to be paid by the Company to Titan based upon the Company's "Net Revenues," as defined in the agreement. Net Revenues are defined generally as gross product revenues less amounts paid to information providers and data base providers for information provided to the Company for use in its products and services. Royalties are payable on a quarterly basis.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


   The License and Cross-License Agreement also provides for royalties to be paid to the Company by Titan based upon Titan's "Allocable Net Revenues," as defined in the agreement. Allocable Net Revenues are generally defined as that portion that a Company patent or information adds to Titan's gross amounts invoiced to purchasers for all products or information services making use of a Company patent or know-how and information. Royalties are payable on a quarterly basis.

   The License and Cross-License Agreement specifies certain events of termination, some of which have already occurred but which have been waived or extended by Titan.

   A director of the Company, who resigned from the Board at the end of 1997, is also the President, Chief Executive Officer, and a director of Titan. Pursuant to the terms of a related stockholders agreement, Titan has the right to designate a member of the Company's Board of Directors for as long as Titan continues to own at least 50% of the shares originally issued to Titan. As of December 31, 1998, no royalties have been earned by Titan. On February 28, 1997, the Company and Titan executed an addendum to the License Agreement whereby the Company received a sole license to Titan's patent to develop and distribute products to the in-home consumer microcomputers market segment. Under this addendum, Titan waived all defaults previously incurred by Wave as well as extended the license agreement to expire at the time the patents expire.

(11) Revenue Sharing Agreements With Partners
   The Company has, and intends to continue to, enter into revenue sharing arrangements with information providers, software developers, and hardware and systems manufacturers such as IBM discussed below. These revenue sharing arrangements will be negotiated between each of the partners and the Company. It is anticipated that revenue sharing arrangements will vary according to the market in which the Wave system is adopted and from which revenues are derived. Generally, a significant portion of the revenue collected by the Company will be paid directly to the information provider or software developer. Once these payments are made the remainder of revenues will be shared between the Company and other partners. There can be no assurance that the Company will be successful in entering into definitive agreements with these parties, or that the terms of such agreements will be favorable to the Company.

   In December 1997, the Company entered into a series of agreements ("the agreements") with IBM pursuant to which the Company and IBM agreed to explore ways to incorporate the Company's WaveMeter chip into PC products and to support each other in achieving industry-wide adoption of the WaveMeter technology. Pursuant to the agreements, the Company must subsidize the incremental cost of using the Wave technology in IBM products. The total subsidy is capped at $30 million. The Company must also share varying percentages of its usage and advertising fee income that results from usage of any Wave technology distributed by IBM. In addition, the Company must provide user and technical service and support to IBM customers for the end-user application of Wave technology. Finally, the agreements provide for cash payments upon the attainment of certain milestones. The amount of such cash payments is based upon the appreciation of the Company's stock. To date, none of these milestones have been achieved; therefore, no costs have been recognized in the financial statements.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


(12) Joint Venture
   In July of 1997, the Company entered into a joint venture with Internet
     Technology Group, PLC ("ITG"), a United Kingdom Internet service provider. The joint venture is owned 25% by the Company and 75% by ITG. The Company contributed its technical expertise and ITG contributed initial working capital and the commitment to fund all future working capital requirements of the joint venture. The objective of the joint venture company, Global Wave, Ltd., is to promote and commercialize the Wave technology in certain European and Middle Eastern markets. Pursuant to the joint venture agreement, the Company received a license fee of up to $5 million in exchange for the joint venture's right to market the Wave technology in European and Middle Eastern markets. The license fee was paid by ITG as part of its commitment to fund the joint venture. During the third quarter of 1997, the Company received $1.0 million from the joint venture representing partial payment of the license fee, with the remaining payments to be made upon the Company's attaining certain milestones related to the number of Wave Meters distributed. The amount received was recorded as deferred license fee income in the third quarter of 1997 as it was uncertain whether the Company had met the contractual requirements required in order to have earned the first payment. During the fourth quarter of 1997, the Company met these requirements and began recognizing the license fee ratably over the contractual refund, and recorded the $1 million as a license fee. Also the Company accrued $490,000 in the fourth quarter of 1997 for expenses related to the Company's obligation to assist the joint venture in setting up the Wave system in the designated markets. In January 1998, the joint venture agreement was modified to extend the milestone dates and provide for the payment of an additional $750,000 of the $5 million license fee to the Company. The payment of $750,000 was received in January 1998. The Company also received the final payment of $3.25 million in June 1998 pursuant to the licensing and joint venture agreement ("the Agreement") with Internet Technology Group, PLC, a United Kingdom company. This payment and the $750,000 received in January 1998 total $4 million received in 1998. As part of the Agreement, after the final license fee is paid, the Company and Internet Technology Group, PLC are to issue a significant warrant to each other for approximately one million shares of each others' common stock. The exercise price of the Wave warrants is $1.75 per share. The exercise price of the ITG warrant is approximately .995 British pound per share. On June 5, 1998, the final milestone for the last payment on the license fee was attained and the Company became obligated to issue its warrant to ITG pending approval by the shareholders of ITG for it to issue its reciprocal warrant. On this date the net fair market value of the exchange of warrants represented a net cost to the Company of approximately $1.1 million. The Company, upon determining this cost, has recorded the total amount as ITG net warrant cost in the Consolidated Statement of Operations.

   The joint venture is entirely funded through advances from ITG and the Company has no commitment to fund the operations of the joint venture.

   The Company accounts for its 25% interest in the joint venture pursuant to the equity method of accounting. At December 31, 1998 and 1997, the Company's investment in the joint venture was $0 for financial reporting purposes.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)


(13) Commitments and Contingencies
   Litigation
   The Company is party to legal proceedings generally incidental to its business. Management believes that the outcome of such litigation will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

    On June 27, 1997 a complaint alleging breach of contract, among other related claims, was filed against the Company by Carl A. Artopeous and Artopeous Capital Management (collectively, "Artopeous") with the Sacramento Superior Court in Sacramento, California in connection with the engagement of Artopeous by the Company to arrange financing. The action has been removed to the Federal Court, Eastern District of California. Wave filed its answer in December 1997 and agreed to a settlement on January 25, 1999. The settlement cost of approximately, $602,000 and has been accrued in the December 31, 1998 financial statements.

   Leases
   In December 1994, the Company entered into an operating lease beginning March
     1995 for its offices in New York, New York, which expired on February 28, 1998. The lease provided for minimum annual rent of $200,000 plus applicable increases. The Company has subsequently terminated this lease and entered into a new lease in the same facility. The minimum annual rent for the new lease is approximately $81,000 and its expiration is June 1999. The Company also leases premises in Princeton, New Jersey; San Jose, California; and Lee, Massachusetts, under operating leases, which expire on various dates through January 14, 2001.

   The Company is obligated under a capital lease for a phone system in the Lee, Massachusetts office. At December 31, 1998 the gross amount of plant and equipment and related accumulated amortization recorded under capital leases were as follows:


                                               1998                       1997
                                               ----                       ----
         Phone Equipment                     $111,291                  $ 111,291
         Less: Accumulated Amortization        33,387                     11,129
                                             --------                  ---------

Ending Balance                               $ 77,904                  $ 100,162
                                             --------                  ---------
                                             --------                  ---------

   Amortization of assets held under capital leases is included with depreciation expense.


                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are as follows:

             Year Ending December 31,             Capital Lease          Operating Lease
             ------------------------             -------------          ---------------
                       1999                         $ 42,372                $203,937
                       2000                          21,186                  162,604
                       2001                             -                    119,382

Total minimum lease payments                         63,558                 $485,923
                                                                             -------
                                                                             -------
Less: interest                                        3,389
                                                     ------
Present Value of net minimum
  lease payments                                     60,169
Less: current installment of obligations
  under capital lease                                39,409
                                                     ------
Obligation under capital lease
excluding current installments                       $20,760
                                                     ------
                                                     ------


   Rent expense for the years ended December 31, 1998, 1997, 1996 and for the period from inception through December 31, 1998 amounted to approximately $307,000, $383,000, $341,000 and $1,800,000, respectively.


(14) Income Taxes
   The Company has net operating loss carryforwards for tax return purposes of approximately $47.6 million which expire beginning in 2003 through 2014.

   Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period. The Company has not determined whether there has been such a cumulative change in ownership or the impact on the utilization of the loss carryforwards if such change has occurred.

   The tax effects of temporary differences that give rise to the deferred tax asset at December 31, 1998 and 1997 are as follows:

                                                           1998                1997
                                                           ----                ----
     Deferred tax assets:
       Net operating loss carryforwards                $ 19,978,000        $15,493,000
       License rights                                       980,000          1,307,000
                                                         ----------          ---------
          Total gross deferred tax assets                20,958,000         16,800,000
       Less valuation allowance                         (20,958,000)       (16,800,000)
                                                        -----------         ----------

          Net deferred tax asset                       $        --         $       --
                                                        -----------         ----------
                                                        -----------         ----------

   The valuation allowance increased by approximately $4.2 million and $5.2 million, during the years ended December 31, 1998 and 1997, respectively.

                                                                     (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Consolidated Financial Statements, (Continued)

(15) Defined Contribution Plan
   The Company adopted the Wave Systems Corp. 401(k) Savings and Investment
     Plan, a defined contribution plan, to which substantially all employees can contribute on January 1, 1995. Employees of the Company become eligible immediately on employment. The Company has the option to make discretionary matching contributions; no contributions were made in 1998, 1997 or 1996.


(16) Disclosures about the Fair Value of Financial Instruments
   Cash and Cash Equivalents, Accounts Receivable, Accounts Payable and Accrued Expenses, and Note Payable
   The carrying amounts of these instruments, other than the note, approximate fair value because of their short maturities. The note payable approximates its estimated fair value based on the timing of its issue.

   Limitations
   Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(17) Subsequent Events
   During March of 1999, the Company raised approximately $23,000,000 through the private placement to institutional, strategic and accredited individual investors of approximately 2.1 million shares of Class A common stock at $11.00 per share.


   During January of 1999, the Company issued a non-interest bearing convertible promissory note for $2,000,000 to one (1) accredited investor. The note shall be due and payable on January 26, 2002 unless the company raises financing of at least $5,000,000, whereby the Company must repay the principal of the note within five business days of such financing, unless converted into Class A common stock of the Company. The note holder is entitled to 275,000 warrants to purchase Class A common stock at an exercise price of $4.00, and the warrants expire on January 26, 2004. If, over any sixty (60) consecutive day period, the average of the averaged daily high and low prices of the Class A common stock, as reported by Bloomberg Information Services, Inc., exceeds seven dollars ($7.00), the Company has the option to force the conversion of the Warrants. The fair value of such warrant will be recorded as interest expense through the earliest available conversion date of the note. In March 1999, subsequent to and in addition to the Company's completion of the $23 million private placement, the $2 million note was converted into 181,818 shares of the Company's Class A common stock at a conversion price of $11.00 a share.

                                     Part II
                     Information Not Required In Prospectus

Item 13.    Other expenses of issuance and distribution


         The following table sets forth the various expenses to be paid by Wave in connection with the sale of the securities being registered, other than sales commissions. All of the amounts shown are estimated except the Commission registration fee.


          Commission registration fee.................          $23,304
          Accounting fees and expenses................           10,000
          Printing expenses...........................            5,000
          Miscellaneous ..............................            1,696
          Legal fees and expenses.....................           50,000
                                                                -------
             Total....................................          $90,000
                                                                -------
                                                                -------






Item 14.  Indemnification of director and officers

         Section 145 of the Delaware General Corporation Laws empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         Our Restated Certificate of Incorporation and Bylaws provide for indemnification of our officers and directors and certain other persons against liabilities and expenses incurred by them in certain stated proceedings and under certain stated conditions.


Item 15.   Recent sales of unregistered securities

         On March 30, 1999 we sold 181,818 shares of our Class A common stock, at a price of $11.00 per share, in satisfaction of the then outstanding principal amount of $2,000,000 on a note we had issued to Carriage Partners, LLC. This issuance was exempt from registration provisions of the Securities Act of 1933 in accordance with the exemption available under Section 4(2) of the Securities Act of 1933.

         On March 23, 1999 we sold 2,090,954 shares of Class A common stock, at a price of $11.00 per share, for an aggregate purchase price of $23,000,494. The shares were sold to a group of accredited investors pursuant to Regulation D promulgated under the Securities Act of 1933. Accordingly, this issuance was exempt from the registration provisions of the Securities Act of 1933 in accordance with the exemption provided by Section 4(2) of the Securities of 1933. Pacific Growth Equities, Inc. acted as sole placement agent for the private placement, receiving a commission of approximately $1.2 million.

         On January 26, 1999 we issued warrants to purchase 275,000 shares of Class A common stock at an exercise price of $4.00 per share, exercisable until January 26, 2004, to one investor. That investor was an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933. Accordingly, this issuance was exempt from the registration provisions of the Securities Act in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933. If, over any sixty consecutive day period, the average of the daily high and low prices of the Class A common stock, as reported by Bloomberg Information Services, exceeds seven dollars, we may force the conversion of these warrants. These warrants were issued as consideration for a $2,000,000 promissory note, bearing no interest, due January 26, 2002.

  On January 25, 1999, we issued 46,667 shares of Class A common stock to Carl
A. Artopeous and Artopeous Capital Management and 23,333 shares of Class A common stock to Barry Eskanos, each with respect to the settlement of legal claims against Wave Systems. This issuance was exempt from registration provisions of the Securities Act of 1933 in accordance with the exemption available under Section 4(2) of the Securities Act.

   We issued 3,093 shares of Class A common stock to Dr. Craig Mudge as partial payment for consulting services rendered during 1998, with the remainder of the fee paid in cash. This issuance was exempt from registration provisions of the Securities Act in accordance with the exemption available under Section 4(2) of said Act.

  The Company issued 1,031 shares of Class A common stock to Bruce Schneier as payment partial for consulting services rendered during 1998, with the remainder of the fee paid in cash. Such issuance was exempt from registration provisions of the Securities Act in accordance with the exemption available under Section 4(2) of said Act.

  The Company issued 15,000 shares of Class A common stock to Lora Lee Professional Recruiters, Inc. as payment for professional placement and consulting services rendered during 1998. Such issuance was exempt from registration provisions of the Securities Act in accordance with the exemption available under Section 4(2) of said Act.

  The Company issued 17,500 shares of Class A common stock to Jaffoni & Collins Incorporated as payment for investor relations and consulting services rendered during 1998. Such issuance was exempt from registration provisions of the Securities Act in accordance with the exemption available under Section 4(2) of said Act.

  The Company issued 150,000 shares of Class A common stock to William Morris Agency, Inc. as payment for investor relations and consulting services rendered during 1998. Such issuance was exempt from registration provisions of the Securities Act in accordance with the exemption available under Section 4(2) of said Act.

         On March 6, 1998 we issued 150,000 shares of newly created Series G Convertible Preferred Stock, par value $.01 at a price of $20 per share, for an aggregate purchase price of $3,000,000. The shares were sold to one (1) accredited investor pursuant to Regulation D promulgated under the Act. The Series G Convertible Preferred Stock is convertible into Class A common stock, par value $.01 ("Class A common stock") at an effective conversion price of the lower of (a) $1.12 and (b) 80% of the average of the five (5) lowest trading prices of the Class A common stock during (x) a day on which the Class A common stock is traded on The Nasdaq National Market or The Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A common stock has been listed, or (y) if the Class A common stock is not listed on The Nasdaq National Market or The Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A common stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (z) if the Class A common stock is not quoted on the OTC Bulletin Board, a day on which the Class A common stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices), as reported by Bloomberg Information Services, Inc. during the ten (10) trading days immediately preceding the conversion date, as defined in the Certificate of Designation of the Series G Convertible Preferred Stock. In addition to the Series G Convertible Preferred Stock, we also issued warrants to purchase a total of 225,000 shares of Class A common stock at an exercise price of $1.38 per share, exercisable until October 9, 2002.

         On October 9, 1997 we issued 112,500 shares of newly created Series F Convertible Preferred Stock, par value $.01, at a price of $20 per share, for an aggregate purchase price of $2,250,000. The shares were sold to one
(1) accredited investor pursuant to Regulation D promulgated under the Act. The Series F Convertible Preferred Stock is convertible into the Class A common stock at an effective conversion price of the lower of (a) $1.05 and
(b) 80% of the average of the five (5) lowest trading prices of the Class A common stock during (x) a day on which the Class A common stock is traded on The Nasdaq National Market or The Nasdaq SmallCap Market or principal national securities exchange or market on which the Class A common stock has been listed, or (y) if the Class A common stock is not listed on The Nasdaq National Market or The Nasdaq SmallCap Market or any stock exchange or market, a day on which the Class A common stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (z) if the Class A common stock is not quoted on the OTC Bulletin Board, a day on which the Class A common stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices), as reported by Bloomberg Information Services, Inc. during the ten (10) trading days immediately preceding the conversion date, as defined in the Certificate of Designation of the Series F Convertible Preferred Stock. In addition to the Series F Convertible Preferred Stock, we also issued warrants to purchase a total of 168,750 shares of Class A common stock at an exercise price of $1.26 per share, exercisable until October 9, 2002. As of December 31, 1997, all of the shares of the Series F Preferred stock have been converted into Class A common stock.

         On September 16, 1997, we issued 800,000 shares of our Class A common stock, and warrants to purchase 160,000 shares of Class A common stock, which may be exercised at an exercise price equal to $1.00, for an aggregate purchase price of $800,000 pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, to six (6) accredited investors.


  On May 30, 1997 we issued 80,000 shares of newly created Series D Convertible Preferred Stock, at a price of $20 per share, for an aggregate of $1,600,000. The shares were sold to one (1) accredited investor pursuant to Regulation D promulgated under the Act. The Series D Convertible Preferred Stock is convertible into our Class A common stock at an effective conversion price of the lower of (i) $1.35, or (ii) 80% of the average closing bid price on the Nasdaq National Market System of our Class A common stock for the five (5) trading days immediately preceding the Date of Conversion, defined in the Certificate of Designation of the Series D Convertible Preferred Stock. In addition to the Series D Convertible Preferred Stock, we also issued warrants to purchase a total of 120,000 shares of Class A common stock at an exercise price of $1.62 per share, exercisable until May 30, 2002. As of December 31, 1997, all of the shares of the Series D Preferred Stock have been converted into Class A common stock.


  On December 27, 1996 we issued 150,000 shares of newly created Series C Convertible Preferred Stock, par value $.01, at a price of $20 per share, for an aggregate price of $3,000,000. The Series C Preferred Stock was sold to one (1) accredited investor pursuant to Regulation D promulgated under the Act. The Series C Preferred Stock is convertible into the Class A common stock at an effective conversion price of the lower of (i) $2.31, or (ii) 80%, which is subject to adjustment, of the average closing bid price on the Nasdaq National Market System of our Class A common stock for the five (5) trading days immediately preceding the date that the holders of the Series C Preferred Stock choose to convert the Series C Preferred Stock into the Class A common stock. In addition to the Series C Preferred Stock, we also issued warrants to purchase a total of 75,000 shares of Class A common stock at an exercise price of $2.54 per share as part of the aforementioned transaction. As of July 23, 1997, all of the shares of the Series C Preferred stock have been converted into Class A common stock.

           On May 29, 1996 we issued 350 shares of newly created Series B Preferred Stock, par value $.01, at a price of $10,000 per share, for an aggregate price of $3,500,000. The Series B Preferred Stock was sold to five (5) off-shore investors pursuant to Regulation S promulgated under the Act. The

Series B Preferred Stock was convertible into the Class A common stock at an effective conversion price of the lower of (i) $3.01, or (ii) 85% of the average closing bid price on the Nasdaq National Market System of our Class A common stock for the five (5) trading days immediately preceding the date that the holders of the Series B Preferred Stock chose to convert the Series B Preferred Stock into the Class A common stock. As of March 17, 1997, all of the shares of Series B Preferred Stock have been converted into Class A common stock.

Item 16.  EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES

     Exhibit No.     Description of Exhibit

         3.1        --   Restated Certificate of Incorporation of Registrant
                         (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File
                         No. 33-75286)

         3.2        --   Bylaws of Registrant (incorporated by reference to
                         Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, File No. 33-75286)


         4.1        --   Form of Stock Certificate of Class A common stock
                         (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, File
                         No. 33-75286)


         4.2        --   Form of Representative's Warrant Agreement, including
                         the form of Representative's Warrant (incorporated by reference to Exhibit 4.2 of the Registrant's
                         Registration Statement on Form S-1, File No. 33-75286)

         4.3        --   Certificate of Designation of Series B Preferred Stock
                         of Wave Systems Corp. as filed with the Delaware
                         Secretary of State on May 24, 1996 (incorporated by reference to Exhibit 3.1 of the Registrant's Current
                         Report on Form 8-K filed on May 30, 1996, File No.
                         0-24752)

         4.4        --   Certificate of Designation of Series C Convertible
                         Preferred Stock of Wave Systems Corp. as filed with the Delaware Secretary of State on December 27, 1996
                         (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on
                         January 8, 1997, File No. 0-24752)

         4.5        --   Certificate of Designation of Series D Convertible
                         Preferred Stock of Wave Systems Corp. as filed with the Delaware Secretary of State on December 27, 1996
                         (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on June
                         3, 1997, File No. 0-24752)

         4.6        --   Certificate of Designation of Series F Convertible
                         Preferred Stock of Wave Systems Corp. as filed with the Delaware Secretary of State on October 9, 1997
                         (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on
                         October 15, 1997, File No. 0-24752)

         4.7        --   Certificate of Designation of Series G Convertible
                         Preferred Stock of Wave Systems Corp. as filed with the Delaware Secretary of State on March 5, 1998
                         (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on March
                         19, 1998, File No. 0-24752)

          5         --   Opinion of Bingham Dana LLP with respect to the
                         legality of the shares being offered. (incorporated by reference to Exhibit 5 of the Registrant's
                         Pre-Effective  Amendment No. 1 to the Registration
                         Statement on Form S-1 filed on June 11, 1999, File No.
                         333-76103)

         +10.1      --   Joint Technology Development Agreement, dated as of May
                         1, 1992, between The Titan Corporation and Cryptologics
                         International, Inc. (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1, File No. 33-75286)

         +10.2      --   License and Cross-License Agreement, dated as of May 1,
                         1992, between The Titan Corporation and Cryptologics
                         International, Inc.

                         (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-1, File No. 33-75286)


         10.3       --   Amendment to License and Cross-License Agreement, dated
                         as of August 27, 1993, between The Titan Corporation and Wave Systems Corp. (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1, File No. 33-75286)

         10.4       --   Amended and Restated License Agreement, dated February
                         14, 1994, by and among Wave Systems Corp., Peter J.
                         Sprague and John R. Michener (incorporated by reference to Exhibit 10.5 of the Registrant's Registration
                         Statement on Form S-1, File No. 33-75286)

         #10.5      --   Wave Systems Corp. 1994 Stock Option Plan (incorporated
                         by reference to Exhibit 10.6 of the Registrant's
                         Registration Statement on Form S-1, File No. 33-75286)

         #10.6      --   Wave Systems Corp. Non-Employee Directors Stock Option
                         Plan (incorporated by reference to Exhibit 10.7 of the Registrant's Registration Statement on Form S-1, File
                         No. 33-75286)

         10.7       --   Regulation S Securities Subscription Agreement, dated
                         as of May 29, 1996 (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form
                         8-K filed on May 30, 1996, File No. 0-24752)

         10.8       --   Purchase Agreement between Wave Systems Corp. and JNC
                         Opportunity Fund Ltd., dated as of December 27, 1996
                         (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on
                         January 8, 1997, File No. 0-24752)

         10.9       --   Registration Rights Agreement between Wave Systems
                         Corp. and JNC Opportunity Fund Ltd., dated as of
                         December 27, 1996 (incorporated by reference to Exhibit
                         4.2 of the Registrant's Current Report on Form 8-K filed on January 8, 1997, File No. 0-24752)

         10.10      --   Purchase Agreement between Wave Systems Corp. and JNC
                         Opportunity Fund Ltd., dated as of May 30, 1997
                         (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on June
                         3, 1997, File No. 0-24752)

         10.11      --   Registration Rights Agreement between Wave Systems
                         Corp. and JNC Opportunity Fund Ltd., dated as of May
                         30, 1997 (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on
                         June 30, 1997, File No. 0-24752)

         10.12      --   Purchase Agreement between Wave Systems Corp. and
                         Combination, Inc., dated as of October 9, 1997
                         (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on
                         October 15, 1997, File No. 0-24752)

         10.13      --   Registration Rights Agreement between Wave Systems
                         Corp. and Combination Inc., dated as of October 9, 1997
                         (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on
                         October 15, 1997, File No. 0-24752)

         10.14      --   Purchase Agreement between Wave Systems Corp. and
                         Combination Inc., dated as of March 6, 1998
                         (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on March
                         19, 1998, File No. 0-24752)

         10.15      --   Registration Rights Agreement between Wave Systems
                         Corp. and Combination Inc., dated as of March 6, 1998
                         (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on March
                         19, 1998, File No. 0-24752)

         10.16      --   Addendum to License and Cross-License Agreement, dated
                         February 28, 1997, between The Titan Corporation and
                         Wave Systems Corp. (incorporated by reference to
                         Exhibit 10.10 of the Registrant's Annual Report on Form
                         10-K filed on March 24, 1997, file No. 0-24752).

         10.17      --   Convertible Promissory Note, dated January 26, 1999,
                         between Carriage Partners, LLC and Wave Systems Corp.
                         (incorporated by reference to Exhibit 10.17 of the Registrant's Annual Report on Form 10-K filed on March
                         31, 1999, file No. 0-24752).

         #10.18     --   Employment Contract, dated June 8, 1998, between Gerard
                         T. Feeney and Wave Systems Corp. (incorporated by reference to Exhibit 10.18 of the Registrant's Annual
                         Report on Form 10-K filed on March 31, 1999, file No.
                         0-24752).

         #10.19     --   Employment Contract, dated November 10, 1998, between
                         Steven Sprague and Wave Systems Corp. (incorporated by reference to Exhibit 10.19 of the Registrant's Annual
                         Report on Form 10-K filed on March 31, 1999, file No.
                         0-24752).

         10.20      --   Securities Purchase Agreement, dated March 23, 1999, by
                         and among Wave Systems Corp. and the purchasers listed therein. (incorporated by reference to Exhibit 10.20 of the Registrant's Registration Statement on Form
                         S-1 filed on April 12, 1999, File No. 333-76103)

         10.21      --   Registration Rights Agreement, dated March 23, 1999, by
                         and among Wave Systems Corp. and the investors listed therein. (incorporated by reference to Exhibit 10.21 of the Registrant's Registration Statement on Form S-1
                         filed on April 12, 1999, File No. 333-76103)

         23.1       --   Consent of Bingham Dana LLP (included as part of
                         Exhibit 5 hereto)

         23.2       --   Consent of Independent Auditors - KPMG LLP
                         (incorporated by reference to Exhibit 23.2 of the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on June
                         11, 1999, File No.  333-76103)

         24         --   Power of Attorney (included on signature pages)

         27         --   Financial Data Schedule (incorporated by reference to
                         Exhibit 27 of the  Registrant's Pre-Effective
                         Amendment  No. 1 to  Registration Statement on Form
                         S-1 filed on June 11, 1999, File No.  333-76103)



+Confidential treatment has been granted as to portions of this exhibit. #Management contract or compensatory plan.




(b) Financial Statement Schedules:

            All schedules have been omitted since they are either not required or not applicable.

Item 17.  UNDERTAKINGS

           The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Wave of expenses incurred or paid by a director, officer or controlling person of Wave in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, Commonwealth of Massachusetts, on the 29th day of June, 1999.


                                           Wave Systems Corp.
                                           By: /s/ Peter J. Sprague
                                           Name:  Peter J. Sprague
                                           Title:  Chairman and Chief Executive
                                                    Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                    Title                             Date
             ---------                                    -----                             ----

       /s/ Peter J. Sprague                  Chairman and Chief Executive               June 29, 1999
-----------------------------------                     Officer
         Peter J. Sprague

       /s/ Steven Sprague *               President, Chief Operating Officer            June 29, 1999
-----------------------------------                  and Director
          Steven Sprague


    /S/ John E. Bagalay, Jr. *                         Director                         June 29, 1999
-----------------------------------
       John E. Bagalay, Jr.

       /s/ Philippe Bertin *                           Director                         June 29, 1999
-----------------------------------
          Philippe Bertin


        /s/ George Gilder *                            Director                         June 29, 1999
-----------------------------------

           George Gilder


  /s/ John E. McConnaughy, Jr. *                       Director                         June 29, 1999
-----------------------------------
     John E. McConnaughy, Jr.

      /s/ Gerard T. Feeney *                Senior Vice President, Finance              June 29, 1999
-----------------------------------       and Administration, Chief Financial
         Gerard T. Feeney                  Officer and Secretary  (Principal
                                                 Accounting Officer)


*  /s/  Peter J. Sprague   as attorney-in-fact
-------------------------
  Peter J. Sprague